Exhibit 10.1

SECURITIES PURCHASE AGREEMENT

SECURITIES PURCHASE AGREEMENT (the “Agreement”), dated as of August 2, 2024, by and among Guerrilla RF, Inc., a Delaware corporation (the “Company”), and the investors listed on the Schedule of Buyers attached hereto (individually, a “Buyer” and collectively, the “Buyers”).

WHEREAS:

A. The Company and the Buyers are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Rule 506 of Regulation D (“Regulation D”) as promulgated by the United States Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “1933 Act”);

B. The Buyers, severally, and not jointly, wish to purchase from the Company, and the Company wishes to sell to the Buyers, upon the terms and conditions stated in this Agreement, (i) an aggregate of 22,000 shares (the “Preferred Shares”) of a newly created series of preferred stock, with a stated value of $1,000 per share (the “Preferred Stock”), designated Series A Convertible Preferred Stock, which shall be convertible into shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”; the shares of Common Stock issuable upon conversion of the Preferred Shares being referred to as the “Conversion Shares”), in accordance with the terms of the Company’s Certificate of Designations, Preferences and Rights of the Series A Convertible Preferred Stock, in the form attached hereto as Exhibit A (as the same may be amended, restated, modified or supplemented and in effect from time to time, the “Certificate of Designations”), and (ii) warrants, substantially in the form attached hereto as Exhibit B, to purchase an aggregate of 2,885,246 shares of Common Stock, with an exercise price of $3.05 per share (the “Warrants; the shares of Common Stock issuable upon exercise of the Warrants being referred to as the “Warrant Shares”);

C. Contemporaneously with the execution and delivery of this Agreement, the parties hereto are executing and delivering a Registration Rights Agreement, substantially in the form attached as Exhibit C (as the same may be amended, restated, modified or supplemented and in effect from time to time, the “Registration Rights Agreement”), pursuant to which the Company has agreed to provide certain registration rights under the 1933 Act and the rules and regulations promulgated thereunder, and applicable state securities laws;

D. Prior to the Closing (as defined below), the Company will file the Certificate of Designations with the Secretary of State of the State of Delaware; and

E. The Preferred Shares, the Conversion Shares, the Warrants and the Warrant Shares are collectively referred to herein as the “Securities”

NOW THEREFORE, the Company and the Buyers hereby agree as follows:

1. PURCHASE AND SALE OF PREFERRED SHARES AND WARRANTS.

a.    Purchase of Preferred Shares and Warrants. Subject to the satisfaction (or waiver) of the conditions set forth in Sections 6 and 7 below, on the Closing Date (as defined in Section 1.b), the Company shall issue and sell to each Buyer, and each Buyer severally agrees to purchase from the Company, the number of Preferred Shares, and related Warrants representing the right to purchase the number of shares of Common Stock, set forth opposite such Buyer’s name in the third and fourth columns, respectively, on the Schedule of Buyers (the “Closing”). The purchase price (the “Purchase Price”) of the Preferred Shares and the related Warrants at the Closing shall be equal to $1,000 (representing an aggregate Purchase Price of Twenty Two Million Dollars ($22,000,000) for the aggregate of 22,000 Preferred Shares and related Warrants to purchase an aggregate of 2,885,246 shares of Common Stock, to be purchased at the Closing).

b.    The Closing Date. The date and time of the Closing (the “Closing Date”) shall be 10:00 a.m., Boston time, on the third Business Day following the date of this Agreement, subject to the satisfaction (or waiver) of all of the conditions to the Closing set forth in Sections 6 and 7 (or such later or earlier date as is mutually agreed to in writing by the Company and the Buyers). The Closing shall occur on the Closing Date at the offices of Blank Rome LLP, 125 High Street, Boston, MA 02110, or at such other place as the Company and the Buyers may collectively designate in writing. For purposes of this Agreement, “Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in the City of Boston are authorized or required by law to remain closed.

c.    Form of Payment. (i) On or before the Closing Date, each Buyer shall pay the applicable Purchase Price to the Company for the Preferred Shares and related Warrants to be issued and sold to such Buyer on the Closing Date, by wire transfer of immediately available funds in accordance with the Company’s written wire instructions, less any amount withheld by the Lead Investor pursuant to Section 4.h, and (ii) within two Business Days of the Closing Date, the Company shall deliver to each Buyer, a book entry statement or stock certificate (or book entry statements or stock certificates representing such numbers of Preferred Shares as such Buyer shall request) (the “Preferred Stock Certificates”) representing (in the aggregate) the number of Preferred Shares that such Buyer is purchasing on the Closing Date, along with, at the Closing, warrants representing the Warrants that such Buyer is purchasing on the Closing Date, in each case duly executed on behalf of the Company and registered in the name of such Buyer or its designee(s) on the books and records of the Company.

2. BUYER’S REPRESENTATIONS AND WARRANTIES.

Each Buyer represents and warrants, severally and not jointly, as of the date of this Agreement and the Closing Date, with respect to only itself, that:

a.    Investment Purpose. Such Buyer (i) is acquiring the Preferred Shares and the Warrants purchased by such Buyer hereunder, (ii) upon any conversion of such Preferred Shares, will acquire the Conversion Shares then issuable, and (iii) upon any exercise of such Warrants, will acquire the Warrant Shares then-issuable upon exercise thereof, for its own account and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered under, or exempted from, the registration requirements of the 1933 Act; provided, however, that by making the representations herein, such Buyer does not agree to hold any of the Securities for any minimum or other specific term and reserves the right to assign, transfer or otherwise dispose of any of the Securities at any time in accordance with or pursuant to a registration statement or an exemption under the 1933 Act.

b.    Accredited Investor Status. Such Buyer, and each of its members, is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D.

c.    Reliance on Exemptions. Such Buyer understands that the Securities are being offered and sold to it in reliance on specific exemptions from the registration requirements of the United States federal and state securities laws and that the Company is relying upon the truth and accuracy of, and such Buyer’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of such Buyer set forth herein in order to determine the availability of such exemptions.

d.    Information. Such Buyer and its advisors, if any, have been furnished with the opportunity to review the Transaction Documents (as defined herein), the SEC Documents (as defined herein) and all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Securities that have been requested by such Buyer. Such Buyer and its advisors, if any, have been afforded the opportunity to ask questions of the Company. Neither such inquiries nor any other due diligence investigations conducted by such Buyer or its advisors, if any, or its representatives shall modify, amend or affect such Buyer’s right to rely on the Company’s representations and warranties contained in Section 3 below. Such Buyer acknowledges that the Company, its employees, agents and attorneys are not making any representations or warranties to such Buyer in making such Buyer’s investment decision with respect to the Securities to be issued on the Closing Date other than such representations and warranties set forth in the Transaction Documents, including as set forth in Section 3 below, and the Certificate of Designations. Such Buyer can bear the economic risk of a total loss of its investment in the Securities being offered and has such knowledge and experience in business and financial matters so as to enable it to understand the risks of and investment decision with respect to its investment in the Securities.

e.    No Governmental Review. Such Buyer understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

f.    Transfer or Resale. Such Buyer understands that, except as provided in the Registration Rights Agreement, (i) the Securities have not been and are not being registered under the 1933 Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (A) subsequently registered thereunder, (B) such Buyer shall have delivered to the Company an opinion of counsel, in a generally acceptable form, to the effect that such Securities to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration, or (C) such Buyer provides the Company with reasonable assurance that such Securities have been or can be sold, assigned or transferred pursuant to Rule 144 promulgated under the 1933 Act (or a successor rule thereto) (“Rule 144”); and (ii) neither the Company nor any other Person is under any obligation to register the Securities under the 1933 Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder. Notwithstanding the foregoing, the Securities may be pledged in connection with a bona fide margin account or other loan or financing arrangement secured by the Securities, in each case with a pledgee that is an “accredited investor” as defined in Rule 501(a) under the Securities Act.  As used in this Agreement, “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization or a government or any department or agency thereof or any other legal entity.

g.    Authorization; Enforcement; Validity. To the extent such Buyer is a corporation, partnership, limited liability company or other entity, such Buyer is a validly existing corporation, partnership, limited liability company or other entity and has the requisite corporate, partnership, limited liability or other organizational power and authority to purchase the Securities pursuant to this Agreement. To the extent such Buyer is an individual, such Buyer has the legal capacity to purchase the Securities pursuant to this Agreement. This Agreement and the Registration Rights Agreement have been duly and validly authorized (as applicable), executed and delivered on behalf of such Buyer and are valid and binding agreements of such Buyer, enforceable against such Buyer in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, fraudulent conveyance or similar laws affecting creditors’ rights generally and general principles of equity. The agreements entered into and documents executed by such Buyer in connection with the transactions contemplated hereby and thereby as of the Closing will have been duly and validly authorized (as applicable), executed and delivered on behalf of such Buyer as of the Closing, and will be valid and binding agreements of such Buyer enforceable against such Buyer in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, fraudulent conveyance or similar laws affecting creditors’ rights generally and general principles of equity.

h.    General Solicitation. Such Buyer represents that to the knowledge of such Buyer, no Securities were offered or sold to it by means of any form of general solicitation, and such Buyer is not, to such Buyer’s knowledge, purchasing the Securities as a result of any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or, to the knowledge of such Buyer, any other general solicitation or general advertisement. Such Buyer has not become interested in the offering of the Securities as a result of any registration statement of the Company filed with the SEC or any other securities agency or regulator.

i.    Certain Transactions and Confidentiality. Other than consummating the transactions contemplated hereunder, such Buyer has not, nor has any Person acting on behalf of or pursuant to any understanding with such Buyer, directly or indirectly executed any purchases or sales, including Short Sales, of the securities of the Company during the period commencing as of the time that such Buyer first received knowledge of the transactions contemplated hereunder and ending immediately prior to the execution hereof. Notwithstanding the foregoing, in the case of a Buyer that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Buyer’s assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of such Buyer’s assets, the representation set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Securities covered by this Agreement. Other than to other Persons party to this Agreement or to such Buyer’s representatives, including, without limitation, its officers, directors, partners, legal and other advisors, employees, agents and Affiliates, such Buyer has maintained the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction). Notwithstanding the foregoing, for avoidance of doubt, nothing contained herein shall constitute a representation or warranty, or preclude any actions, with respect to the identification of the availability of, or securing of, available shares to borrow in order to effect Short Sales or similar transactions in the future. “Short Sales” means all “short sales” as defined in Rule 200 of Regulation SHO under the 1934 Act (but shall not be deemed to include the location and/or reservation of borrowable shares of Common Stock).

j.    Residency. Such Buyer is a resident of that jurisdiction specified below its address on the Schedule of Buyers.

3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

The Company represents and warrants, as of the date of this Agreement and the Closing Date to each of the Buyers that:

a.    Organization and Qualification. Set forth in Schedule 3.a is a true and correct list of the entities in which the Company, directly or indirectly, owns capital stock or holds an equity or similar interest, together with their respective jurisdictions of organization and the percentage of the outstanding capital stock or other equity interests of each such entity that is held by the Company or any of the Subsidiaries. Other than with respect to the entities listed on Schedule 3.a, the Company does not directly or indirectly own any security or beneficial ownership interest, in any other Person (including through joint venture or partnership agreements) or have any interest in any other Person. Each of the Company and the Subsidiaries is a corporation, limited liability company, partnership or other entity and is duly organized or formed and validly existing in good standing under the laws of the jurisdiction in which it is incorporated or otherwise organized and has the requisite corporate, partnership, limited liability company or other organizational power and authority to own its properties, and to carry on its business as now being conducted. The Company is duly qualified to do business and is in good standing in every jurisdiction in which its ownership of property, or the nature of the business conducted by the Company makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not be reasonably expected to have a Material Adverse Effect. As used in this Agreement, “Material Adverse Effect” means any material adverse effect on (i) the business, properties, assets, operations, results of operations or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole, or on the transactions contemplated hereby or on the agreements and instruments to be entered into in connection herewith (including the legality, validity or enforceability thereof), or on the authority or ability of the Company to perform its obligations under the Transaction Documents (as defined in Section 3.b) or the Certificate of Designations or (ii) the rights and remedies of any of the Buyers under the Transaction Documents or the Certificate of Designations. Except as set forth in Schedule 3.a, the Company holds all right, title and interest in and to 100% of the capital stock, equity or similar interests of each of the Subsidiaries, in each case, free and clear of any Liens (as defined below), including any restriction on the use, voting, transfer, receipt of income or other exercise of any attributes of free and clear ownership by a current holder, and no such Subsidiary owns capital stock or holds an equity or similar interest in any other Person. For purposes of this Agreement, “Lien” means, with respect to any asset, any mortgage, lien, pledge, hypothecation, charge, security interest, encumbrance or adverse claim of any kind or any restrictive covenant, condition, restriction or exception of any kind that has the practical effect of creating a mortgage, lien, pledge, hypothecation, charge, security interest, encumbrance or adverse claim of any kind; and “Subsidiary” means any entity in which the Company, directly or indirectly, owns any of the outstanding capital stock, equity or similar interests or voting power of such entity at the time of this Agreement or at any time hereafter, whether directly or through any other Subsidiary.

b.    Authorization; Enforcement; Validity. Except as set forth in Schedule b, the Company has the requisite corporate power and authority to enter into and perform its obligations under each of this Agreement, the Registration Rights Agreement, the Irrevocable Transfer Agent Instructions (as defined in Section 5), the Warrants and each of the other agreements to which it is a party or by which it is bound and which is entered into by the parties hereto in connection with the transactions contemplated hereby and thereby (collectively, the “Transaction Documents”), and under the Certificate of Designations, and to issue the Securities in accordance with the terms hereof and of the other Transaction Documents and of the Certificate of Designations. The execution and delivery of the Transaction Documents and the Certificate of Designations by the Company, and the consummation by the Company of the transactions contemplated hereby and thereby, including the issuance of the Preferred Shares and the Warrants and the reservation for issuance and the issuance of the Conversion Shares and Warrant Shares issuable upon conversion or exercise thereof, as applicable, have been duly authorized by the Board of Directors of the Company (the “Company Board”) and, except as set forth in Schedule 3.n, no further consent or authorization is required by the Company, the Company Board or the Company’s stockholders. Except as set forth in Schedule 3.b, none of the Company Board or the board of directors, board of managers or other governing body of the Subsidiaries has authorized or approved, or taken any action to authorize or approve, any transaction to pay, repay, redeem or refinance any indebtedness of the Company or any of the Subsidiaries prior to, substantially concurrent with, or following the Closing, other than the payment of trade payables in the ordinary course of business, consistent with past practices. This Agreement and the other Transaction Documents dated of even date herewith have been duly executed and delivered by the Company and constitute the valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as may be limited by bankruptcy, insolvency, fraudulent conveyance or similar laws affecting creditors’ rights generally and general principles of equity. As of the Closing, the Transaction Documents dated after the date of this Agreement and on or prior to the date of the Closing shall have been duly executed and delivered by the Company and shall constitute the valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as may be limited by bankruptcy, insolvency, fraudulent conveyance or similar laws affecting creditors’ rights generally and general principles of equity. Prior to the Closing Date, the Certificate of Designations will have been filed with the Secretary of State of the State of Delaware and will be in full force and effect, enforceable against the Company in accordance with its terms.

c.    Capitalization. The authorized capital stock of the Company consists of (i) 50,000,000 shares of Common Stock, of which as of the date of this Agreement 10,123,045 shares are issued and outstanding, 1,403,194 shares are reserved for issuance pursuant to the Company’s equity incentive and stock purchase plans, including 1,214,185 shares issuable pursuant to outstanding awards under such plans, and 2,895,709 shares are issuable and reserved for issuance pursuant to securities issued or to be issued (other than the Preferred Shares and the Warrants, and other than pursuant to the Company’s stock option, restricted stock and stock purchase plans) exercisable or exchangeable for, or convertible into, shares of Common Stock, and (ii) 10,000,000 shares of undesignated preferred stock, $0.0001 par value, and as of the date of this Agreement no shares of preferred stock are issued and outstanding. All of such outstanding or issuable shares have been, or upon issuance will be, validly issued and are, or upon issuance will be, fully paid and nonassessable. Except as disclosed in Schedule 3.c, (A) no shares of the capital stock of the Company are subject to preemptive rights or any other similar rights or any Liens suffered or permitted by the Company; (B) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable or exercisable for, any shares of capital stock of the Company or any of the Subsidiaries, or contracts, commitments, understandings or arrangements by which the Company or any of the Subsidiaries is or may become bound to issue additional shares of capital stock of the Company or any of the Subsidiaries, or options, warrants or scrip for rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exercisable or exchangeable for, any shares of capital stock of the Company or any of the Subsidiaries; (C) there are no agreements or arrangements under which the Company or any of the Subsidiaries is obligated to register the sale of any of their securities under the 1933 Act (except the Registration Rights Agreement); (D) there are no outstanding securities or instruments of the Company or any of the Subsidiaries that contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any of the Subsidiaries is or may become bound to redeem a security of the Company and no other stockholder or similar agreement to which the Company or any of the Subsidiaries is a party; (E) there are no securities or instruments containing anti-dilution or similar provisions that will or may be triggered by the issuance of the Securities; and (F) the Company does not have any stock appreciation rights or “phantom stock” plans or agreements or any similar plan or agreement. The Company has furnished to each Buyer or made available on the SEC’s Electronic Data Gathering, Analysis, and Retrieval system (or successor thereto) (“EDGAR”) true and correct copies of the Company’s Amended and Restated Certificate of Incorporation, as amended and as in effect on the date this representation is made (the “Certificate of Incorporation”), and the Company’s Amended and Restated Bylaws, as amended and as in effect on the date this representation is made (the “Bylaws”), and all documents and instruments containing the terms of all securities convertible into, or exercisable or exchangeable for, Common Stock, and the material rights of the holders thereof in respect thereto.

d.    Issuance of Securities. The Preferred Shares are duly authorized and, upon issuance in accordance with the terms hereof, (i) will be validly issued, fully paid and non-assessable, and will be free from all taxes and Liens with respect to the issuance thereof and (ii) the holders thereof will be entitled to the rights set forth in the Certificate of Designations. The Warrants are duly authorized and, upon issuance in accordance with the terms hereof, (x) will be free from all taxes and Liens with respect to the issuance thereof and (y) the holders thereof will be entitled to the rights set forth in the Warrants. At least 10,098,361 shares of Common Stock (subject to adjustment pursuant to the Company’s covenant set forth in Section 4.f) have been duly authorized and reserved for issuance upon conversion of the Preferred Shares and upon exercise of the Warrants. Upon conversion in accordance with the Certificate of Designations and upon exercise in accordance with the Warrants, as the case may be, the Conversion Shares and the Warrant Shares will be validly issued, fully paid and nonassessable and free from all taxes and Liens with respect to the issue thereof, with the holders being entitled to all rights accorded to a holder of Common Stock. Assuming the accuracy of the Buyers’ representations and warranties set forth in this Agreement, the issuance by the Company of the Securities is exempt from registration under the 1933 Act and applicable state securities laws.

e.    No Conflicts.

(i)     The execution and delivery of the Transaction Documents by the Company and, to the extent applicable, the Subsidiaries, the performance by such parties of their obligations thereunder and under the Certificate of Designations and the consummation by such parties of the transactions contemplated hereby and thereby (including the reservation for issuance and issuance of the Conversion Shares and the Warrant Shares) will not (A) result in a violation of the Certificate of Incorporation, the Certificate of Designations or the Bylaws; (B) conflict with, or constitute a breach or default (or an event which, with the giving of notice or lapse of time or both, constitutes or would constitute a breach or default) under, or give to others any right of termination, amendment, acceleration or cancellation of, or other remedy with respect to, any agreement, indenture or instrument to which the Company or any of the Subsidiaries is a party; or (C) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations) applicable to the Company or any of the Subsidiaries or by which any property or asset of the Company or any of the Subsidiaries is bound or affected, except in the case of each of (B) and (C) above, as would not reasonably be expected to have a Material Adverse Effect. Except for the filings and listings contemplated by the Registration Rights Agreement, the filing of current reports on Form 8-K as contemplated by Section 4.i hereof, and as set forth on Schedule 3.e, the Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency or any regulatory or self-regulatory agency in order for it to execute, deliver or perform any of its obligations under, or otherwise consummate any of the transactions contemplated by, this Agreement, any of the other Transaction Documents or the Certificate of Designations in accordance with the terms hereof or thereof. All consents, authorizations, orders, filings and registrations that the Company is or has been required to obtain as described in the preceding sentence have been obtained or effected on or prior to the date of this Agreement or shall be obtained or effected prior to the applicable due date thereafter, as provided by applicable law, this Agreement or otherwise.

(ii)     The Company has not violated any term of its Certificate of Incorporation or Bylaws. Neither the Company nor any of the Subsidiaries has violated any material term of and has not been in default under (or with the giving of notice or lapse of time or both would have been in violation of or default under) any material contract, agreement, mortgage, indebtedness, indenture, instrument, judgment, decree or order or any statute, rule or regulation applicable to the Company or any of the Subsidiaries, which violation or default would or would reasonably be expected to have a Material Adverse Effect. The business of the Company and the Subsidiaries has not been conducted in violation of any law, ordinance or regulation of any governmental entity, which violation would or would reasonably be expected to have a Material Adverse Effect.

f.    SEC Documents; Financial Statements; Sarbanes-Oxley.

(i)     Since December 31, 2022, the Company has filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Securities Exchange Act of 1934 Act, as amended (the “1934 Act”) (all of the foregoing filed prior to the date this representation is made (including all exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein) being hereinafter referred to as the “SEC Documents”). The Company has made available to the Buyers or their respective representatives, or filed and made publicly available on EDGAR no less than three (3) days prior to the date this representation is made, true and complete copies of the SEC Documents and has made available to the Buyers or their respective representatives the Company’s draft earnings release for the quarter ended June 30, 2024. Each of the SEC Documents was filed with the SEC within the time frames prescribed by the SEC for the filing of such SEC Documents such that each filing was timely filed with the SEC or, pursuant to Rule 12b-25 under the 1934 Act, any untimely filing was deemed to be filed on the prescribed due date. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the 1934 Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents. None of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Since the filing of the SEC Documents, no event has occurred that would require an amendment or supplement to any of the SEC Documents and as to which such an amendment has not been filed and made publicly available on the SEC’s EDGAR system no less than three (3) days prior to the date this representation is made. The Company has not received any written comments from the SEC staff that have not been resolved to the satisfaction of the SEC staff.

(ii)     As of their respective dates, the consolidated financial statements of the Company and the Subsidiaries included in the SEC Documents or as set forth on Schedule 3.f complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. Such financial statements have been prepared in accordance with United States generally accepted accounting principles (“GAAP”), consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes) and fairly present in all material respects the consolidated financial position of the Company and the Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements for periods subsequent to December 31, 2023, to normal year-end audit adjustments). None of the Company, the Subsidiaries and their respective officers, directors and Affiliates or, to the Company’s Knowledge, any stockholder of the Company has made any filing with the SEC (other than the SEC Documents), issued any press release or made, distributed, paid for or approved (or engaged any other Person to make or distribute) any other public statement, report, advertisement or communication at the direction of the Company or any of the Subsidiaries that contains any untrue statement of a material fact or omits any statement of material fact necessary in order to make the statements therein, in the light of the circumstances under which they are or were made, not misleading or has provided any other information to the Buyers, including information referred to in Section 2.d, that contains any untrue statement of a material fact or, with respect to written information, omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they are or were made, not misleading. Except for the Transaction Documents, the Company is not required to file and will not be required to file any agreement, note, lease, mortgage, deed or other instrument entered into prior to the date this representation is made and to which the Company or any of the Subsidiaries is a party or by which the Company or any of the Subsidiaries is bound that has not been previously filed as an exhibit (including by way of incorporation by reference) to the Company’s reports filed or made with the SEC under the 1934 Act. The accounting firm that expressed its opinion with respect to the consolidated financial statements included in the Company’s most recently filed annual report on Form 10-K, and reviewed the consolidated financial statements included in the Company’s most recently filed quarterly report on Form 10-Q, was independent of the Company pursuant to the standards set forth in Rule 2-01 of Regulation S-X promulgated by the SEC and as required by the applicable rules and guidance from the Public Company Accounting Oversight Board (United States), and such firm was otherwise qualified to render such opinion under applicable law and the rules and regulations of the SEC. There is no transaction, arrangement or other relationship between the Company and an unconsolidated or other off-balance-sheet entity that is required to be disclosed by the Company in its reports pursuant to the 1934 Act that has not been so disclosed in the SEC Documents.

(iii)     The Company is in all material respects in compliance with applicable provisions of the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations thereunder (collectively, “Sarbanes-Oxley”).

(iv)     Since December 31, 2022, except as set forth on Schedule 3.f, neither the Company nor any of the Subsidiaries nor, to the Company’s Knowledge, any director, officer or employee, of the Company or any of the Subsidiaries, has received or otherwise obtained any material written or oral complaint, allegation, assertion or claim regarding the accounting or auditing practices, procedures, methodologies or methods of the Company or any of the Subsidiaries or its internal accounting controls, including any complaint, allegation, assertion or claim that the Company or any of the Subsidiaries has engaged in illegal and/or improper accounting or auditing practices. No attorney representing the Company or any of the Subsidiaries, whether or not employed by the Company or any of the Subsidiaries, has reported evidence of a material violation of securities laws, breach of fiduciary duty or similar violation by the Company or any of the Subsidiaries or any of their respective officers, directors, employees or agents to the Company Board or any committee thereof or to any director or officer of the Company pursuant to Section 307 of Sarbanes-Oxley, and the SEC’s rules and regulations promulgated thereunder. Since December 31, 2022, there have been no internal or SEC investigations regarding accounting or revenue recognition discussed with, reviewed by or initiated at the direction of the chief executive officer, principal financial officer, the Company Board or any committee thereof. The Company is not a “shell company” (as defined in Rule 12b-2 under the 1934 Act).

(v)     As used in this Agreement, the “Company’s Knowledge” and similar language means, unless otherwise specified, the actual knowledge of Ryan Pratt and John Berg, and the knowledge any such Person would be expected to have after reasonable due diligence inquiry.

g.    Internal Accounting Controls; Disclosure Controls and Procedures. The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset and liability accountability, (iii) access to assets or incurrence of liability is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets and liabilities is compared with the existing assets and liabilities at reasonable intervals and appropriate action is taken with respect to any differences (“Internal Controls”). The Company has timely filed and made publicly available on the SEC’s EDGAR system no less than three (3) days prior to the date this representation is made, and all certifications and statements required by (A) Rule 13a-14 or Rule 15d-14 under the 1934 Act and (B) Section 906 of Sarbanes Oxley with respect to any SEC Documents. The Company maintains disclosure controls and procedures required by Rule 13a-15 or Rule 15d-15 under the 1934 Act; such controls and procedures are effective to ensure that the information required to be disclosed by the Company in the reports that it files with or submits to the SEC (X) is recorded, processed, summarized and reported accurately within the time periods specified in the SEC’s rules and forms and (Y) is accumulated and communicated to the Company’s management, including its principal executive officer and principal financial officer, as appropriate to allow timely decisions regarding required disclosure. The Company maintains internal control over financial reporting required by Rule 13a-15 or Rule 15d-15 under the 1934 Act; such internal control over financial reporting is effective and does not contain any material weaknesses.

h.    Absence of Certain Changes. Except as disclosed in any SEC Documents that were filed with the SEC at least three (3) days prior to the date of this Agreement, since December 31, 2023, there has been no Material Adverse Effect. The Company has not taken any steps, and the Company has no current plans to take any steps, to seek protection pursuant to any bankruptcy law nor, to the Company’s Knowledge, do any creditors of the Company intend to initiate involuntary bankruptcy proceedings nor, to the Company’s Knowledge, is there any fact that would reasonably lead a creditor to do so.

i.    Absence of Litigation. Except as disclosed in Schedule 3.i (i) there is no current action, suit or proceeding, or, to the Company’s Knowledge, any inquiry or investigation before or by any court, public board or other Governmental Authority pending or, to the Company’s Knowledge, threatened against or affecting the Company, the Common Stock or any of the Subsidiaries, any Employee Benefit Plan (as defined below), or any of the Company’s or the Subsidiaries’ officers or directors in their capacities as such, and (ii) to the Company’s Knowledge, none of the directors or officers of the Company has been involved (as a plaintiff, defendant, witness or otherwise) in securities-related litigation during the past five years. None of the matters described in Schedule 3.i, has had or, if determined adversely to the Company or any Subsidiary, would reasonably expected to have, a Material Adverse Effect.

j.    Acknowledgment Regarding Buyer’s Purchase of Securities. The Company acknowledges and agrees that each of the Buyers is acting solely in the capacity of an arm’s length purchaser with respect to the Company in connection with the Transaction Documents and the transactions contemplated hereby and thereby. The Company further acknowledges that each Buyer is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the Certificate of Designations and the transactions contemplated hereby and thereby, and any advice given by any of the Buyers or any of their respective representatives or agents in connection with the Transaction Documents and the Certificate of Designations and the transactions contemplated hereby and thereby is merely incidental to such Buyer’s purchase of the Securities. The Company further represents to each Buyer that the Company’s decision to enter into the Transaction Documents has been based solely on the independent evaluation by the Company and its representatives.

k.    No Material Adverse Effect; No Undisclosed Liabilities.  Except as specifically disclosed in any SEC Documents that were filed with the SEC at least three (3) days prior to the date of this Agreement, since December 31, 2023, there has been no Material Adverse Effect and no circumstances exist that could reasonably be expected to be, cause or have a Material Adverse Effect. Other than (i) the liabilities assumed or created pursuant to this Agreement and the other Transaction Documents, (ii) liabilities accrued for in the latest balance sheet included in the Company’s most recent periodic report (on Form 10-Q or Form 10-K) filed at least three (3) Business Days prior to the date this representation is made (the date of such balance sheet, the “Latest Balance Sheet Date”) and (iii) liabilities incurred in the ordinary course of business consistent with past practices since the Latest Balance Sheet Date, the Company and the Subsidiaries do not have any other material liabilities (whether fixed or unfixed, absolute or contingent, asserted or unasserted, choate or inchoate, liquidated or unliquidated, or secured or unsecured, and regardless of when any action, claim, suit or proceeding with respect thereto is instituted).

l.    General Solicitation. Neither the Company, nor any of its Affiliates, nor any Person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the 1933 Act) in connection with the offer or sale of the Securities.

m.   No Integrated Offering. Neither the Company, nor any of its Affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of the Securities to be integrated with prior offerings by the Company for purposes of the 1933 Act or any applicable stockholder approval provisions of any authority.

n.    Employee Relations. Neither the Company nor any of the Subsidiaries is involved in any labor union dispute nor, to the Company’s Knowledge, is any such dispute threatened. Except as set forth on Schedule 3.n, none of the employees of the Company and the Subsidiaries is a member of a union that relates to such employee’s relationship with the Company or any of the Subsidiaries, neither the Company nor any of the Subsidiaries is a party to a collective bargaining agreement, and the Company and the Subsidiaries believe that their relations with their respective employees are good. No “executive officer” (as defined in Rule 3b-7 under the 1934 Act), nor any other Person whose termination would be required to be disclosed pursuant to Item 5.02 of Form 8-K, has notified the Company that such Person intends to leave the Company or otherwise terminate such Person’s employment with the Company. No such executive officer, to the Company’s Knowledge, is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement, non-competition agreement, or any other contract or agreement or any restrictive covenant, and the continued employment of each such executive officer does not subject the Company to any liability with respect to any of the foregoing matters. The Company and the Subsidiaries are in compliance with all federal, state, local and foreign laws and regulations relating to employment and employment practices, terms and conditions of employment, and wages and hours, except where the failure to comply would not and would not be reasonably expected to result, individually or in the aggregate, in a Material Adverse Effect.

o.    Employee Benefits. No “prohibited transaction” as defined under Section 406 of ERISA (as defined below) or Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”), that is not exempt under ERISA Section 408 or Section 4975 of the Code, under any applicable regulations and published interpretations thereunder or under any applicable prohibited transaction, individual or class exemption issued by the Department of Labor, has occurred with respect to any Employee Benefit Plan (as defined below), (ii) at no time within the last seven (7) years has the Company or any ERISA Affiliate (as defined below) maintained, sponsored, participated in, contributed to or has or had any liability or obligation in respect of any Employee Benefit Plan subject to Section 302 of ERISA, Title IV of ERISA, or Section 412 of the Code or any “multiemployer plan” as defined in Section 3(37) of ERISA or any multiple employer plan for which the Company or any ERISA Affiliate has incurred or could incur liability under Section 4063 or 4064 of ERISA, (iii) no Employee Benefit Plan represents any current or future liability for retiree health, life insurance, or other retiree welfare benefits except as may be required by the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, or similar state law, (iv) each Employee Benefit Plan is and has been operated in compliance with its terms and all applicable laws, including but not limited to ERISA and the Code, except for such failures to comply that would not have a Material Adverse Effect, (v) no event has occurred (including a “reportable event” as such term is defined in Section 4043 of ERISA) and no condition exists that would subject the Company or any ERISA Affiliate to any tax, fine, lien, penalty or liability imposed by ERISA, the Code or other applicable law, except for any such tax, fine, lien, penalty or liability that would not, individually or in the aggregate, have a Material Adverse Effect, (vi) the Company does not maintain any Foreign Benefit Plan, (vii) the Company does not have any obligations under any collective bargaining agreement, (viii) no Employee Benefit Plan is subject to termination or modification, as a result of the transactions contemplated hereby or by the other Transaction Documents or the Certificate of Designations, (ix) no benefit will be distributed and no liability will be incurred, including any complete or partial withdrawal from or with respect to any “multiemployer plan” or other Employee Benefit Plan subject to Title IV of ERISA, as a result of the transactions contemplated hereby or by the other Transaction Documents or the Certificate of Designations, (x) no benefit or vesting under any Employee Benefit Plan will accelerate or increase as a result of the transactions contemplated hereby or by the other Transaction Documents or the Certificate of Designations, and (ix) all individuals working for the Company or any ERISA Affiliate are properly classified as employees or independent contractors. As used in this Agreement, “Employee Benefit Plan” means any “employee benefit plan” within the meaning of Section 3(3) of ERISA, and all stock purchase, stock option, stock-based severance, employment, change-in-control, medical, disability, fringe benefit, bonus, incentive, deferred compensation, employee loan and all other employee benefit plans, agreements, programs, policies or other arrangements, whether or not subject to ERISA, under which (A) any current or former employee, director or independent contractor of the Company or any of the Subsidiaries has any present or future right to benefits and which are contributed to, sponsored by or maintained by the Company or any of the Subsidiaries or (B) the Company or any of the Subsidiaries has had or has any present or future obligation or liability on behalf of any such employee, director or independent contractor; “ERISA” means the Employee Retirement Income Security Act of 1974, as amended; “ERISA Affiliate” means any member of the Company’s controlled group as defined in Code Section 414 (b), (c), (m) or (o); and “Foreign Benefit Plan” means any Employee Benefit Plan mandated by a government other than the United States of America is subject to the laws or a jurisdiction outside of the United States.

p.    Intellectual Property Rights.

(i)     The Company and its Subsidiaries own or possess adequate rights or licenses to use all Intellectual Property (as defined below) necessary to conduct their respective businesses as now conducted and as presently proposed to be conducted (“Company Intellectual Property”). Except as set forth on Schedule 3.p, none of the Company’s or its Subsidiaries’ rights with respect to Patents included within Company Intellectual Property are expected to expire, terminate or be abandoned, within three years from the date of this Agreement, in either case that are necessary or material to the conduct of the Company’s business as now conducted and as presently proposed to be conducted. Neither the Company nor any of its Subsidiaries (A) has infringed, misappropriated or otherwise violated the Intellectual Property rights of others or (B) breached or violated any contract, agreement or arrangement relating to Intellectual Property, except in each case, as would not reasonably be expected to have a Material Adverse Effect. There is no claim (including in connection with any offer to license), action or proceeding being made or brought, or to the knowledge of the Company or any of its Subsidiaries, being threatened, (1) against the Company or any of its Subsidiaries regarding any Intellectual Property, including any claim of breach or violation of any contract, agreement or arrangement relating to Intellectual Property or (2) with respect to any registration or filing made by the Company or any of its Subsidiaries regarding any Intellectual Property. To the Company’s Knowledge, there are no facts or circumstances which might give rise to any of the foregoing infringements, misappropriation or violation, or claims, actions or proceedings. To the Company’s Knowledge, (x) no third party has infringed or otherwise violated any Intellectual Property owned by the Company or any of the Subsidiaries and (y) no third party has materially breached any contract, agreement or arrangement relating to Intellectual Property to which the Company or any of its Subsidiaries is a party. The Company and each of its Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all of the Intellectual Property owned by them.

(ii)     The software, hardware, networks, communications devices and facilities, and other technology and related services used by the Company and/or any of the Subsidiaries (collectively, the “Systems”) are reasonably sufficient for the operation of their respective businesses as currently conducted and for the reasonably anticipated needs of such businesses. The Company and the Subsidiaries have arranged for disaster recovery and back-up services sufficient to comply with any and all applicable Laws and adequate to meet its needs in the event the performance of any of the Systems or any material component thereof is temporarily or permanently impeded or degraded due to any natural disaster or other event outside the reasonable control of the Company or the Subsidiaries, as applicable. The Company and the Subsidiaries have established and maintain commercially reasonable measures to ensure that the Systems, and all software, information and data residing on its Systems or otherwise owned by, licensed, used or distributed by the Company or any of the Subsidiaries, are free of any computer virus, Trojan horse, worm, time bomb, or similar code designed to disable, damage, degrade or disrupt the operation of, permit unauthorized access to, erase, destroy or modify any software, hardware, network or other technology (“Malicious Code”). Since December 31, 2022, no Malicious Code or error or defect has caused a material disruption, degradation or failure of any of the Systems or of the conduct of the businesses of the Company or any of the Subsidiaries, and, to the Company’s Knowledge, there has been no material unauthorized intrusion or breach of the security of any of the Systems.

(iii)     For purposes of this Agreement, the term “Intellectual Property” means all intellectual property and industrial property rights and assets, and all rights, interests and protections that are associated with, similar to, or required for the exercise of, any of the foregoing, however arising, pursuant to the laws of any jurisdiction throughout the world, whether registered or unregistered, including any and all: (a) inventions (whether or not patentable, and whether or not reduced to practice) and all improvements thereto; (b) all patents (including all reissuances, divisionals, provisionals, continuations and continuations-in-part, re-examinations, renewals, substitutions and extensions thereof), patent applications and other patent rights (“Patents”); (c) trademarks, service marks, trade names, brand names, logos, trade dress, design rights and other similar designations of source, sponsorship, association or origin, together with all goodwill connected with the use of and symbolized by, and all registrations, registration applications and renewals in respect of, any of the foregoing; (d) Internet domain names, whether or not trademarks or service marks, registered in any top-level domain by any authorized private registrar or Governmental Authority, web addresses, web pages, websites and related content, accounts with Twitter, Facebook and other social media companies and the content found thereon and related thereto, and URLs; (e) works of authorship, expressions, designs and design registrations, whether or not copyrightable, including copyrights and moral rights, and all registrations, applications for registration and renewals with respect thereto; (f) trade secrets, discoveries, business and technical information, know-how, methodologies, strategies, processes, databases, data collections and other confidential and/or proprietary information and all rights therein; (g) software and firmware, including data files, source code, object code, application programming interfaces, routines, algorithms, architecture, files, records, schematics, computerized databases and other related specifications and documentation; (h) semiconductor chips and mask works; (i) other intellectual property rights; and (j) copies and tangible embodiments (in whatever form or medium) of the foregoing. For purposes of this Agreement, “Governmental Authority” means the government of the United States or any other nation, or any political subdivision thereof, whether state, provincial or local, or any agency (including any self-regulatory agency or organization), authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administration powers or functions of or pertaining to government (including any supranational bodies such as the European Union) over the Company or any of the Subsidiaries, or any of their respective properties, assets or undertakings.

q.    Environmental Laws. Each of the Company and the Subsidiaries (i) has complied in all material respects with all Environmental Laws (as defined below), (ii) has received all material permits, licenses or other approvals required of it under applicable Environmental Laws to conduct its business, (iii) has complied with all terms and conditions of any such permit, license or approval, and to the Company’s Knowledge, there are no events, conditions, or circumstances reasonably likely to result in liability of the Company or any of the Subsidiaries pursuant to Environmental Laws that would or would reasonably be expected to have a Material Adverse Effect. None of the Company or the Subsidiaries has received any notice of any noncompliance with any Environmental Laws or the terms and conditions of any permit, license or approval required under applicable Environmental Laws to conduct the Company’s and the Subsidiaries’ respective businesses. The term “Environmental Laws” means all federal, state, local or foreign laws relating to any matter arising out of or relating to public health and safety, or pollution or protection of the environment (including ambient air, surface water, groundwater, land surface or subsurface strata) or workplace, including any of the foregoing relating to the presence, use, production, generation, handling, transport, treatment, storage, disposal, distribution, discharge, emission, release, threatened release, control or cleanup of any Hazardous Materials, including the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. §9601 et seq., as amended (“CERCLA”), the Resource Conservation and Recovery Act of 1976, as amended, 42 U.S.C. §6901, et seq., the Clean Air Act, 42 U.S.C. §7401, et seq., as amended, the Federal Water Pollution Control Act, 33 U.S.C. §1251, et seq., as amended, the Oil Pollution Act of 1990, 33 U.S.C. §2701, et seq., and the Toxic Substances Control Act, 15 U.S.C. §2601, et seq.; “Hazardous Materials” means any hazardous, toxic or dangerous substance, materials and wastes, including hydrocarbons (including naturally occurring or man-made petroleum and hydrocarbons), flammable explosives, asbestos, urea formaldehyde insulation, radioactive materials, biological substances, polychlorinated biphenyls, pesticides, herbicides and any other kind and/or type of pollutants or contaminants (including materials which include hazardous constituents), sewage, sludge, industrial slag, solvents and/or any other similar substances, materials, or wastes and including any other substances, materials or wastes that are or become regulated under any Environmental Law (including any that are or become classified as hazardous or toxic under any Environmental Law).

r.    Personal Property. Except as described on Schedule 3.r, the Company and the Subsidiaries have good and valid title to all personal property owned by them that is material to the business of the Company and the Subsidiaries, in each case free and clear of all Liens.

s.    Real Property. None of the Company or any of the Subsidiaries owns any real property. All of the Real Property Leases (as defined below) are valid and in full force and effect and are enforceable against all parties thereto. Neither the Company nor any of the Subsidiaries nor, to the Company’s Knowledge, any other party thereto is in default in any material respect under any of the Real Property Leases and no event has occurred which with the giving of notice or the passage of time or both could constitute a default under, or otherwise give any party the right to terminate, any of such Real Property Leases, or could materially adversely affect the Company’s or any of the Subsidiaries’ interest in and title to the Real Property subject to any of such Real Property Leases. No Real Property Lease is subject to termination, modification or acceleration as a result of the transactions contemplated hereby or by the other Transaction Documents or the Certificate of Designations. For purposes hereof, “Real Property Lease” means each lease for Real Property, except easements, rights of way, access agreements, surface damage agreements, surface use agreements or similar agreements that pertain to Real Property; and “Real Property” means all the real property, facilities and fixtures that are leased or, in the case of fixtures, otherwise owned or possessed by the Company or the Subsidiaries.

t.    Insurance. The Company and each of the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company believes to be prudent and customary in the businesses in which the Company and the Subsidiaries are engaged. Neither the Company nor any of the Subsidiaries have been refused any insurance coverage sought or applied for, and, to the Company’s Knowledge, the Company and the Subsidiaries will be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not be reasonably expected to have a Material Adverse Effect.

u.    Regulatory Permits and Other Regulatory Matters.

(i)    Permits. The Company and the Subsidiaries possess all material certificates, authorizations, approvals, licenses and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their business as presently conducted (“Permits”), including all Permits required by any Governmental Authority engaged in the regulation of the business of the Company and the Subsidiaries (each, a “Regulatory Agency”), and neither the Company nor any such Subsidiary has received any notice of proceedings relating to the revocation or modification of any such Permit. To the Company’s Knowledge, there are no facts or circumstances that could reasonably lead to any of them not being able to obtain necessary Permits as and when necessary to enable the Company and the Subsidiaries to conduct its business. The Company’s products and its business as presently conducted does not require any Permits from the United States Federal Communications Commission or any foreign equivalent Regulatory Agency.

(ii)   Other Regulatory Matters. As to each product of the Company or any Subsidiary subject to the jurisdiction of any Regulatory Agency that is manufactured, packaged, distributed, sold, and/or marketed by the Company or any of the Subsidiaries, such product has been, and is being, manufactured, packaged, distributed, sold and/or marketed by the Company in compliance in all material respects with all applicable requirements imposed or promulgated by each Regulatory Agency. There is no pending, completed or, to the Company’s Knowledge, threatened, action (including any lawsuit, arbitration, or legal or administrative or regulatory proceeding, charge, complaint, or investigation) against the Company or any of the Subsidiaries, and none of the Company or any of the Subsidiaries has received any notice, warning letter or other communication from any Regulatory Agency, which (A) contests the licensure, registration, or approval of, the uses of, the distribution of, the manufacturing or packaging of, or the sale of, any products of the Company or the Subsidiaries, (B) withdraws its approval of, requests the recall, suspension, or seizure of, or withdraws or orders the withdrawal of advertising or sales promotional materials relating to, any such product, (C) enjoins production at any facility of the Company or any of the Subsidiaries, (D) enters or proposes to enter into a consent decree of permanent injunction with the Company or any of the Subsidiaries, or (E) otherwise alleges any violation of any laws, rules or regulations by the Company or any of the Subsidiaries. The respective properties, business and operations of the Company and the Subsidiaries have been and are being conducted in all material respects in accordance with all applicable laws, rules and regulations of applicable Regulatory Agencies. The Company has not been informed by any Regulatory Agency that it will prohibit the marketing, sale, license or use in the United States or any other jurisdiction of any product proposed to be developed, produced or marketed by the Company nor has any Regulatory Agency expressed any concern as to approving any product being developed or proposed to be developed by the Company or any Subsidiary.

v.    Listing.  Except as set forth on Schedule 3.v, the Company is not in violation of any of the rules, regulations or requirements of the Principal Market, and, to the Company’s Knowledge, there are no facts or circumstances that could reasonably lead to suspension or termination of trading of the Common Stock on the Principal Market. Except as set forth on Schedule 3.v, since December 31, 2022, (i) the Common Stock has been designated for quotation on the Principal Market, (ii) trading in the Common Stock has not been suspended or deregistered by the SEC or the Principal Market, and (iii) the Company has received no communication, written or oral, from the SEC or the Principal Market regarding the suspension or termination of trading of the Common Stock on the Principal Market. For purposes of this Agreement, “Principal Market” means the OTCQX market, or if the Common Stock becomes listed on any National Exchange, then from and after such date, such National Exchange; and “National Exchange” means any of the NYSE MKT, The New York Stock Exchange, the Nasdaq Global Market, the Nasdaq Global Select Market or the Nasdaq Capital Market (or a successor to any of the foregoing). The Common Stock is eligible for clearing through The Depository Trust Company (the “DTC”), through its Deposit/Withdrawal At Custodian (DWAC) system, and the Company is eligible and participating in the Direct Registration System (DRS) of DTC with respect to the Common Stock. The Common Stock is not, and has not been at any time prior to the Closing Date, subject to any DTC “chill,” “freeze” or similar restriction with respect to any DTC services, including the clearing of shares of Common Stock through DTC.

w.    Tax Status. Except as set forth in Schedule 3.w, each of the Company and the Subsidiaries (i) has timely filed all material foreign, federal and state income, franchise and all other material Tax Returns required by any jurisdiction to which it is subject, (ii) has paid all Taxes that are material in amount and required to be paid, except those for which the Company has made reserves in the consolidated financial statements of the Company and the Subsidiaries that are adequate in accordance with GAAP, and (iii) has established in the consolidated financial statements of the Company and the Subsidiaries reserves that are adequate in accordance with GAAP for the payment of all material Tax liabilities and deferred Taxes as of the date this representation is made. There are no unpaid Taxes in any material amount claimed in writing to be due by the taxing authority of any jurisdiction, and to the Company’s Knowledge, there is no basis for any such claim. Each of the Company and the Subsidiaries has timely withheld and paid all material Taxes (including sales Taxes) required to have been withheld and paid in connection with any amounts paid or owing to any employee, independent contractor, creditor, stockholder or third party. Neither the Company nor any of the Subsidiaries is or has been a U.S. real property holding corporation (as defined in Treasury Regulation Section 1.897-2(b) under the Code (“USRPHC”) during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code. No deficiency for any income, franchise or other material amount of Tax relating to the Company or any of the Subsidiaries has been asserted or assessed by any taxing authority in writing, except for the deficiencies which have been satisfied by payment, settled or withdrawn or which are being contested in good faith and for which reserves adequate in accordance with GAAP have been established in the consolidated financial statements of the Company and the Subsidiaries. None of the Company or any of the Subsidiaries has entered into a “listed transaction” that has given rise to a disclosure obligation under Section 6011 of the Code and the Treasury Regulations promulgated thereunder and that has not been disclosed in the relevant Tax Return. “Taxes” means all taxes, charges, fees, levies or other like assessments, including United States federal, state, local, foreign and other net income, gross income, gross receipts, social security, estimated, sales, use, ad valorem, franchise, profits, net worth, alternative or add-on minimum, capital gains, license, withholding, payroll, employment, unemployment, social security, excise, property, transfer taxes and any and all other taxes, assessments, fees or other governmental charges, whether computed on a separate, consolidated, unitary, combined or any other basis together with any interest and any penalties, additions to tax, estimated taxes or additional amounts with respect thereto, and including any liability for taxes as a result of being a member of a consolidated, combined, unitary or affiliated group or any other obligation to indemnify or otherwise succeed to the tax liability of any other Person; and “Tax Returns” means all returns, declarations, reports, statements, schedules, notices, forms or other documents or information required to be filed in respect of the determination, assessment, collection or payment of any Tax or in connection with the administration, implementation or enforcement of any legal requirement relating to any Tax.

x.    Transactions With Affiliates. Except as set forth in Schedule 3.x, none of the Company’s or any of the Subsidiaries’ respective officers or directors, Persons who were officers or directors of the Company or any Subsidiary at any time during the previous two years, stockholders, or affiliates of the Company or any of the Subsidiaries, or any individual related by blood, marriage or adoption to any such individual (each a “Related Party”), nor any Affiliate of any Related Party, is presently, or has been within the past two years, a party to any transaction, contract, agreement, instrument, commitment, understanding or other arrangement or relationship with the Company or any of the Subsidiaries (other than directly for services as an employee, officer and/or director), whether for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments or consideration to or from any such Related Party. Except as set forth in Schedule 3.x, no Related Party of the Company or any of the Subsidiaries or any of their respective Affiliates, has any direct or indirect ownership interest in any Person (other than ownership of less than 1% of the outstanding common stock of a publicly traded corporation) in which the Company or any of the Subsidiaries has any direct or indirect ownership interest or has a business relationship or with which the Company or any of the Subsidiaries competes. “Affiliate” for purposes hereof means, with respect to any Person, another Person that, (i) is a director, officer, manager, managing member, general partner or five percent or greater owner of equity interests in such Person, or (ii) directly or indirectly, (1) has a common ownership with that Person, (2) controls that Person, (3) is controlled by that Person or (4) shares common control with that Person. “Control” or “controls” for purposes hereof means that a person or entity has the power, direct or indirect, to conduct or govern the policies of another Person.

y.    Application of Takeover Protections. Other than as provided pursuant to Section 203 of the Delaware General Corporation Law, to the extent permitted under applicable law without the requirement of stockholder approval, the Company and the Company Board have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination or other similar anti-takeover provision under the Certificate of Incorporation or the laws of the State of Delaware that is or could become applicable to the Buyers as a result of the transactions contemplated by this Agreement, including the Company’s issuance of the Securities and the Buyers’ ownership of the Securities pursuant to this Agreement.

z.    Rights Agreement. The Company has not adopted a stockholder rights plan (or “poison pill”) or similar arrangement relating to accumulations of beneficial ownership of Common Stock or a change in control of the Company.

aa.    Foreign Corrupt Practices and Certain Other Federal Regulations.

(i)     Neither the Company nor any of the Subsidiaries, nor to the Company’s Knowledge, any director, officer, agent, employee or other Person acting on behalf of the Company or any of the Subsidiaries has, in the course of its actions for, or on behalf of, the Company or any of the Subsidiaries, used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

(ii)     The Company and each Subsidiary are in compliance in all material respects with all U.S. economic sanctions laws, all executive orders and implementing regulations (“Sanctions”) as administered by the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”) and the U.S. State Department. None of the Company or any of the Subsidiaries (A) is a Person on the list of the Specially Designated Nationals and Blocked Persons (the “SDN List”), (B) is a person who is otherwise the target of U.S. economic sanctions laws such that a U.S. person cannot deal or otherwise engage in business transactions with such person, (C) is a Person organized or resident in a country or territory subject to comprehensive Sanctions (a “Sanctioned Country”), or (D) is owned or controlled by (including by virtue of such Person being a director or owning voting shares or interests), or acts, directly or indirectly, for or on behalf of, any Person on the SDN List or a government of a Sanctioned Country such that the entry into, or performance under, this Agreement, any other Transaction Documents or Certificate of Designations would be prohibited by applicable U.S. law.

(iii)     The Company and each Subsidiary are in compliance with all laws related to terrorism or money laundering including: (A) all applicable requirements of the Currency and Foreign Transactions Reporting Act of 1970 (31 U.S.C. 5311 et. seq. (the Bank Secrecy Act)), as amended by Title III of the Patriot Act, (B) the Trading with the Enemy Act, (C) that certain Executive Order No. 13224 of September 23, 2001, entitled Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (66 Fed. Reg. 49079 (2001)) or any other enabling legislation, executive order or regulations issued pursuant or relating thereto, and (D) other applicable federal or state laws relating to “know your customer” or anti-money laundering rules and regulations. No action, suit or other proceeding by or before any court or Governmental Authority with respect to compliance with such anti-money laundering laws is pending or threatened to the knowledge of the Company and each Subsidiary.

bb.    No Other Agreements. The Company has not, directly or indirectly, made any agreements with any Buyers relating to the terms or conditions of the transactions contemplated by the Transaction Documents except as set forth in the Transaction Documents.

cc.    Investment Company. The Company is not, and upon the Closing will not be, an “investment company,” a company controlled by an “investment company,” or an “affiliated person” of, or “promoter” or “principal underwriter” for, an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended.

dd.    No Disqualification Events. None of the Company, any of its predecessors, any director, executive officer, other officer of the Company participating in the offering contemplated hereby, any beneficial owner (as that term is defined in Rule 13d-3 under the 1934 Act) of 20% or more of the Company’s outstanding voting equity securities, calculated on the basis of voting power, any “promoter” (as that term is defined in Rule 405 under the 1933 Act) connected with the Company in any capacity at the time of the Closing, any placement agent or dealer participating in the offering of the Securities and any of such agents’ or dealer’s directors, executive officers, other officers participating in the offering of the Securities (each, a “Covered Person” and, together, “Covered Persons”) is subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the 1933 Act (a “Disqualification Event”). The Company has exercised reasonable care to determine (i) the identity of each person that is a Covered Person; and (ii) whether any Covered Person is subject to a Disqualification Event. The Company has complied, to the extent applicable, with its disclosure obligations under Rule 506(e). The Company is not for any other reason disqualified from reliance upon Rule 506 of Regulation D for purposes of the offer and sale of the Securities.

ee.    Acknowledgement Regarding Buyers’ Trading Activity. It is understood and acknowledged by the Company that none of the Buyers or holders of the Securities has been asked to agree, nor has any Buyer agreed, to desist from purchasing or selling, long and/or short, securities of the Company, or “derivative” securities based on securities issued by the Company or to hold the Securities for any specified term; and no Buyer or holder of Securities shall be deemed to have any affiliation with or control over any arm’s length counterparty in any “derivative” transaction. The Company further understands and acknowledges that (i) one or more Buyers or holders of Securities may engage in hedging and/or trading activities at various times during the period that the Securities are outstanding, and (ii) such hedging and/or trading activities, if any, can reduce the value of the existing stockholders’ equity interest in the Company both at and after the time the hedging and/or trading activities are being conducted. The Company acknowledges that, except as otherwise set forth in this Agreement, any such hedging and/or trading activities do not constitute a breach of this Agreement or any of the other Transaction Documents or the Certificate of Designations or affect the rights of any Buyer or holder of Securities under this Agreement, any other Transaction Document or the Certificate of Designations.

ff.    Manipulation of Prices; Securities. Except as set forth on Schedule 3.ff,

(i)     None of the Company or the Subsidiaries, or any of their respective officers, directors or Affiliates and, to the Company’s Knowledge, no one acting on any such Person’s behalf has, (A) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company or any Subsidiary to facilitate the sale or resale of any of the Securities, (B) sold, bid for, purchased, or paid any compensation for soliciting purchases of, any of the Securities, or (C) paid or agreed to pay to any Person any compensation for soliciting another to purchase any other securities of the Company or any Subsidiary.

(ii)     To the Company’s Knowledge, since December 31, 2023, no executive officer (as defined pursuant to Section 16 of the 1934 Act) or director of the Company or any of the Subsidiaries, any Affiliate of the any of the foregoing or of the Company and Subsidiaries, or anyone acting on their behalf, has sold, bid, purchased, or traded in the Common Stock or any other security of the Company.

gg.    Disclosure. The Company understands and confirms that each of the Buyers will rely on the foregoing representations in effecting transactions in securities of the Company. Taken as a whole, all disclosure provided to the Buyers regarding the Company, its business and the transactions contemplated hereby, including the Schedules to this Agreement, furnished by or on behalf of the Company is true and correct and does not contain any untrue statement of a material fact or with respect to written information omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

4. COVENANTS.

a.    Reasonable Best Efforts. Each party shall use its reasonable best efforts to timely satisfy each of the conditions to be satisfied by it as provided in Sections 6 and 7 of this Agreement.

b.    Form D and Blue Sky. The Company agrees to timely file a Form D with respect to the Securities as required under Regulation D and to provide a copy thereof to each Buyer promptly after such filing (unless available on EDGAR). The Company shall, on or before the Closing Date, take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for, or to qualify the Securities for, sale to the Buyers at the Closing occurring on the Closing Date pursuant to this Agreement under applicable securities or “Blue Sky” laws of the states of the United States, and shall provide evidence of any such action so taken to the Buyers on or prior to the Closing Date. The Company shall make all filings and reports relating to the offer and sale of the Securities required under applicable securities or “Blue Sky” laws of the states of the United States following the Closing Date.

c.    Reporting Status. From the date of this Agreement until the later of (i) the first date on which no Preferred Shares or Warrants remain outstanding, and (ii) the first date on which the Buyers no longer own any Securities (the period ending on such latest date, the “Reporting Period”), the Company shall use its reasonable best efforts to timely file (provided, however, that the Company shall be afforded the benefit of any extension pursuant to Rule 12b-25 of the 1934 Act) all reports required to be filed with the SEC pursuant to the 1934 Act, and the Company shall not terminate the registration of the Common Stock under the 1934 Act or otherwise terminate its status as an issuer required to file reports under the 1934 Act, even if the securities laws would otherwise permit any such termination. The Company hereby agrees that, during the Reporting Period, the Company shall send to each Buyer copies of any notices and other information made available or given to the stockholders of the Company generally, contemporaneously with the Company’s making available or giving such notices and other information to the stockholders (unless otherwise available on EDGAR).

d.    Use of Proceeds. The Company will use the proceeds from the sale of the Preferred Shares and Warrants for working capital and other general corporate purposes.

e.    Internal Accounting Controls. During the Reporting Period, the Company shall, and shall cause each of the Subsidiaries to (i) at all times keep books, records and accounts with respect to all of such Person’s business activities, in accordance with applicable accounting practices and GAAP consistently applied, (ii) maintain a system of Internal Controls, (iii) maintain disclosure controls and procedures required by Rule 13a-15 or Rule 15d-15 under the 1934 Act, (iv) use its reasonable best efforts to cause such disclosure controls and procedures to be effective at all times to ensure that the information required to be disclosed by the Company in the reports that it files with or submits to the SEC (I) is recorded, processed, summarized and reported accurately within the time periods specified in the SEC’s rules and forms and (II) is accumulated and communicated to the Company’s management, including its principal executive officer and principal financial officer, as appropriate to allow timely decisions regarding required disclosure, (v) maintain internal control over financial reporting required by Rule 13a-14 or Rule 15d-14 under the 1934 Act, and (vi) use its reasonable best efforts to cause such internal control over financial reporting to be effective at all times and not contain any material weaknesses.

f.    Reservation of Shares. The Company shall take all action necessary to at all times have authorized, and reserved for the purpose of issuance, no less than (i) 100% of the number of shares of Common Stock needed to provide for issuance of the Conversion Shares upon conversion of all outstanding Preferred Shares (without regard to any limitations or restrictions on conversion thereof) and (ii) 100% of the number of shares of Common Stock needed to provide for issuance of the Warrant Shares upon exercise of all outstanding Warrants (without regard to any limitations or restrictions on exercise thereof).

g.    Quotation/Listing. The Company shall take all actions necessary to remain eligible for quotation of its Common Stock on the Principal Market. Upon the Common Stock being listed on a National Exchange, the Company shall use its commercially reasonable efforts to maintain such listing of all Registrable Securities from time to time issuable under the terms of the Transaction Documents and the Certificate of Designations; provided, that, in no event shall the Company take any action that would reasonably be expected to adversely impact the Company’s ability to perform its obligations under this Agreement, the other Transaction Documents or the Certificate of Designations. The Company shall not take any action that would reasonably be expected to result in the delisting or suspension of the Common Stock from the Principal Market or any other National Exchange on which the Company’s securities are listed (provided that nothing shall prohibit the Company from transferring its listing to another National Exchange). The Company shall pay all fees and expenses in connection with satisfying its obligations under this Section 4.g. At all times during the Reporting Period, (i) the Common Stock shall be eligible for clearing through DTC, through its Deposit/Withdrawal At Custodian (DWAC) system, (ii) the Company shall be eligible and participating in the Direct Registration System (DRS) of DTC with respect to the Common Stock, and (iii) the Company shall use its reasonable best efforts to cause the Common Stock to not at any time be subject to any DTC “chill,” “freeze” or similar restriction with respect to any DTC services, including the clearing of shares of Common Stock through DTC or, in the event the Common Stock becomes subject to any DTC “chill,” “freeze” or similar restriction with respect to any DTC services, the Company shall use its reasonable best efforts to cause any such “chill,” “freeze” or similar restriction to be removed at the earliest possible time.

h.    Expenses. Notwithstanding any termination of this Agreement pursuant to Section 9, the Company shall reimburse NR-PRL Partners, LP (the “Lead Investor”) for its reasonable out-of-pocket expenses incurred in connection with the preparation and negotiation of the Transaction Documents and the related due diligence review, including fees and disbursements of the Lead Investor’s legal counsel. The amount payable to the Lead Investor pursuant to the preceding sentence at the Closing may be withheld as an off-set by such Buyer from its Purchase Price to be paid by it at the Closing. The Company shall pay all of its own legal, due diligence and other expenses relating to negotiating and preparing the Transaction Documents and the Certificate of Designations and consummating the transactions contemplated hereby and thereby.

i.    Disclosure of Transactions and Other Material Information. Within four Business Days following the execution and delivery of this Agreement, the Company shall file one or more Forms 8-K with the SEC describing the terms of the transactions contemplated by the Transaction Documents and including as exhibits to such Form 8-K this Agreement, the Certificate of Designations, the Registration Rights Agreement, and the form of Warrant (such Form or Forms 8-K, collectively, the “Announcing Form 8-K”). Unless required by applicable law or a rule of the Principal Market, the Company shall not make any public announcement regarding the transactions contemplated hereby, the other Transaction Documents, or the Certificate of Designations prior to the Closing Date. The Company represents and warrants that, upon the first public disclosure by the Company of its earnings results for the quarter ended June 30, 2024, which first public disclosure shall in no event occur later than August 15, 2024, no Buyer shall be in possession of any material nonpublic information received from the Company, any of the Subsidiaries, any of their respective Affiliates or any of their respective officers, directors, employees, attorneys, representatives or agents, with respect to the Transaction Documents and the transactions contemplated thereby. Subject to Section 4.j hereof and the rights that any Board Designees may have due to such Board Designee’s service on the Company Board, the Company shall not, and shall cause each of its Subsidiaries and each of their respective officers, directors, employees and agents to not, provide any Buyer with any material nonpublic information regarding the Company or any of its Subsidiaries from and after the filing of the Announcing Form 8-K with the SEC without the express prior written consent of such Buyer. The Company hereby acknowledges and agrees that, except for the Board Designees, no Buyer (nor any of such Buyer’s Affiliates) shall have any duty of trust or confidence with respect to any material nonpublic information provided by, or on behalf of, the Company, any of its Subsidiaries, or any of its or their respective officers, directors, employees or agents, in violation of the foregoing covenant. Subject to the foregoing, neither the Company nor any Buyer shall issue any press releases or any other public statements with respect to the transactions contemplated hereby or disclosing the name of any Buyer; provided, however, that the Company shall be entitled, without the prior approval of any Buyer, to make any press release or other public disclosure with respect to such transactions (a) in substantial conformity with the Announcing Form 8-K and (b) as is required by applicable law and regulations (provided that the Lead Investor shall be consulted by the Company in connection with any such press release or other public disclosure prior to its release and shall be provided with a copy thereof). Notwithstanding anything to the contrary herein, in the event that the Company believes that a notice or communication to any Buyer contains material, nonpublic information relating to the Company or any of the Subsidiaries, the Company shall so indicate to the Buyers contemporaneously with delivery of such notice or communication, and such indication shall provide the Buyers the means to refuse to receive such notice or communication; and in the absence of any such indication, the holders of the Securities shall be allowed to presume that all matters relating to such notice or communication do not constitute material, nonpublic information relating to the Company or any of the Subsidiaries. Upon receipt or delivery by the Company or any of the Subsidiaries of any notice in accordance with the terms of the Transaction Documents or the Certificate of Designations, unless the Company has in good faith determined that the matters relating to such notice do not constitute material, nonpublic information relating to the Company or any of the Subsidiaries, the Company shall within one Business Day after any such receipt or delivery publicly disclose such material, nonpublic information. For the avoidance of doubt, the Company’s providing to any Board Designee (due to such Board Designee’s service on the Company Board) of information that may constitute material, nonpublic information relating to the Company or any of the Subsidiaries, and any such Board Designee’s providing of such information to its Affiliates, including any Buyer that is an Affiliate of such Board Designee, shall not be deemed to be a breach of this Section 4.i.

j.    Company Board.

(i)     The Company, the Corporate Governance and Nominating Committee of the Company Board and the Company Board have taken all actions so that, immediately following the Closing, without any further action by the Company or the Company Board (or any committee thereof), (A) the Company Board shall have been increased to a total of ten (10) members, and (B) those individuals listed on Schedule 4.j shall be added as members of the Company Board (collectively with any successors as set forth herein, the “Board Designees”), filling the vacancies created by the increase in the size of the Board to ten (10) members, and allocated among the classes of directors on the Company Board as set forth on Schedule 4.j.

(ii)     Except as provided herein and so long as the Lead Investor beneficially owns at least twenty percent (20%) of the Conversion Shares underlying the Preferred Stock issued pursuant to this Agreement (assuming the full conversion of such Preferred Stock, irrespective of any ownership limitations contained therein): (i) in connection with any annual meeting of the stockholders of the Company or any special meeting of the stockholders of the Company at which directors are to be elected, the Corporate Governance and Nominating Committee of the Company Board shall recommend the nomination of, and the Company Board shall nominate for reelection (or election), recommend that the Company’s stockholders vote in favor of election to the Company Board of, and solicit proxies in favor of the election of, and the Company and the Company Board shall otherwise take all actions as are reasonably necessary or desirable to elect, the Board Designees (or Designee) whose terms of office expire at such stockholder meeting to the Company Board, and (ii) except as provided herein, neither the Company Board nor the Corporate Governance and Nominating Committee thereof shall take any action to increase the size of the Company Board to more than ten (10) members without the consent of the Lead Investor. If any Board Designee is not elected or re-elected to the Company Board at any meeting of the Company’s stockholders, then the Company Board shall promptly increase the size of the Company Board by one (1) member and appoint such Board Designee to fill the resulting vacancy. To the extent that the Company’s nomination right with respect to the Board Designees is in conflict with applicable rules of the Principal Market with respect to board nomination rights, as confirmed by representatives of the Principal Market, then the Company shall only be required to nominate the maximum number of Board Designees that would not violate the applicable rules of the Principal Market.

(iii)     Each Board Designee shall be entitled to the same compensation, the same indemnification and the same director and officer insurance in connection with such Board Designee’s role as a director as all other members of the Company Board, and each Board Designee shall be entitled to reimbursement for documented, reasonable out-of-pocket expenses incurred in attending meetings of the Company Board and any committees thereof, to the same extent as all other members of the Company Board. In addition, each Board Designee shall be entitled to the same information regarding the Company and any subsidiaries in connection with such Board Designee’s role as a director as all other members of the Company Board, and each such Board Designee shall be entitled to share such information with the Lead Investor, subject to the Board Designee’s confidentiality obligations (to which the Lead Investor must be bound) and other policies and procedures as a director on the Company Board. The Company agrees that any such indemnification arrangements described in this Section 4.j(iii) will be the primary source of indemnification and advancement of expenses in connection with the matters covered thereby and payment thereon will be made before, offset and reduce any other insurance, indemnity or expense advancement to which a Board Designee may be entitled or which is actually paid in connection with such matters.

(iv)     In the event that any Board Designee shall cease serving as a member of the Company Board, whether by resignation, removal, death, disability or otherwise (but excluding any resignation required pursuant to Section 4.j(ii)), then the Lead Investor shall select a replacement Board Designee and the Company Board shall promptly take all actions necessary to appoint such replacement Board Designee to fill the resulting vacancy.

k.    Right to Participate in Future Offerings.

(i)     So long as the Lead Investor beneficially owns at least twenty percent (20%) of the Conversion Shares underlying the Preferred Stock issued pursuant to this Agreement (assuming the full conversion of such Preferred Stock, irrespective of any ownership limitations contained therein), subject to the exceptions described below, the Company shall not, and shall cause each of its subsidiaries not to, (x) contract with any party for any debt financing with an equity component or equity financing, or (y) issue any equity securities of the Company or any subsidiary or securities convertible, exchangeable or exercisable into or for equity securities of the Company or any of the subsidiaries (including debt securities with an equity component) (a “Future Offering”), unless it shall have first delivered to the Lead Investor, or its designee appointed by the Lead Investor, written notice (the “Future Offering Notice”) describing generally the proposed Future Offering and providing the Lead Investor an option (the “Buyer Purchase Option”) to purchase up to a number of securities to be issued in such Future Offering equal to the product (such product, the Lead Investor’s “Allocation Percentage”) of (A) a fraction, (1) the numerator of which is the sum of the number of shares of Common Stock held by the Lead Investor, the number of Conversion Shares issuable upon conversion of the Preferred Shares held by the Lead Investor, and the number of Warrant Shares issuable upon exercise of the Warrants held by the Lead Investor (in each case, without giving effect to any limitations on conversion of the Preferred Shares or on exercise of the Warrants), and (2) the denominator of which is the Fully-Diluted Shares, in each case as of the date immediately prior to the date on which the Future Offering is consummated, and (B) the total amount of securities to be issued in such Future Offering (the limitations referred to in this and the preceding sentence are collectively referred to as the “Capital Raising Limitations”). For purposes of this Agreement, “Fully-Diluted Shares” means, as of any date of determination, the sum of (X) the number of shares of Common Stock then outstanding, plus (Y) the number of shares of Common Stock directly or indirectly issuable upon exercise, conversion or exchange of outstanding Options and Convertible Securities (including, for the avoidance of doubt, all Conversion Shares issuable upon conversion of the outstanding Preferred Shares and all Warrant Shares issuable upon exercise of the outstanding Warrants), in each case without giving effect to any limitations on exercise, conversion or exchange of such Options or Convertible Securities (including the Preferred Shares and Warrants).

(ii)     Upon the written request of the Lead Investor made within five (5) Business Days after its receipt of a Future Offering Notice (an “Additional Information Request”), the Company shall provide the Lead Investor with such additional information regarding the proposed Future Offering, including the name of the purchaser(s), terms and conditions and use of proceeds thereof, as the Lead Investor shall reasonably request. The Lead Investor may exercise its Buyer Purchase Option by delivering written notice (the “Buyer Purchase Notice Date”) to the Company within five (5) Business Days after the later of (A) the Lead Investor’s receipt of a Future Offering Notice or (B) the date on which the Lead Investor has received all of the information reasonably requested in the Additional Information Requests, which notice shall state the quantity of securities being offered in the Future Offering that the Lead Investor will purchase, up to its Allocation Percentage, and that quantity of securities it is willing to purchase in excess of its Allocation Percentage.

(iii)     The Company shall have ninety (90) days following the Buyer Purchase Notice Date to sell the securities in the Future Offering (other than the securities to be purchased by the Buyers pursuant to this Section 4.k), upon terms and conditions no more favorable to the purchasers thereof, or less favorable to the Company, than specified in the Future Offering Notice. The exercise of a Buyer Purchase Option shall be contingent upon, and contemporaneous with, the consummation of such Future Offering; provided, that notwithstanding the Lead Investor’s exercise of the Buyer Purchase Option with respect to a particular Future Offering, the determination to complete any such Future Offering shall be within the Company’s sole discretion. In connection with such consummation, the Lead Investor (if it exercises its Buyer Purchase Option) shall deliver to the Company duly and properly executed originals of any documents reasonably required by the Company to effectuate such Future Offering together with payment of the purchase price for the securities being purchased by the Lead Investor in such Future Offering (the “Future Offering Purchase Price”), and the Company or a subsidiary, as appropriate, shall promptly issue to the Lead Investor the securities purchased thereby.

(iv)     In the event the Company or any subsidiary, as appropriate, has not sold such securities of the Future Offering within such ninety (90) day period described above, the Company shall not thereafter issue or sell such securities or any other securities subject to this Section 4.k without first offering such securities to the Lead Investor in the manner provided in this Section 4.k. The Capital Raising Limitations shall not apply to (A) any Exempt Issuance; or (B) any “at-the-market” offering within the meaning of Rule 415(a)(4) of the Securities Act (sometimes referred to as an “ATM Issuance”) whereby the Company or any Subsidiary may sell securities at a future determined price.

l.    Corporate Existence. During the Reporting Period, the Company shall maintain its corporate existence and shall not sell all or substantially all of the Company’s assets (including, for the avoidance of any doubt, all or substantially all of the assets of the Subsidiaries in the aggregate) or change the Company’s business lines or strategy in any material respect.

m.    Compliance with Laws; Maintenance of Permits. During the Reporting Period, the Company shall, and shall cause each of the subsidiaries to, maintain all material Permits, the lack of which would reasonably be expected to have a Material Adverse Effect and to remain in compliance with all laws in all material respects (including Environmental Laws and laws relating to taxes, employer and employee contributions and similar items, securities, ERISA, employee health and safety, medical devices and biohazardous materials) the failure with which to comply would have a Material Adverse Effect.

n.    Patriot Act, Investor Secrecy Act and Office of Foreign Assets Control. As required by federal law and each Buyer’s policies and practices, each Buyer may need to obtain, verify and record certain customer identification information and documentation in connection with opening or maintaining accounts, or establishing or continuing to provide services, and, from the date of this Agreement until the end of the Reporting Period, the Company agrees to, and shall cause each of the subsidiaries to, provide such information to each Buyer.

o.    Pledge of Securities. The Company acknowledges and agrees that the Securities may be pledged by a holder thereof in connection with a bona fide margin agreement or other loan secured by the Securities in each case with a pledgee that is an “accredited investor” as defined in Rule 501(a) under the Securities Act. The pledge of Securities shall not be deemed to be a transfer, sale or assignment of the Securities hereunder, and no such holder effecting any such pledge of Securities shall be required to provide the Company with any notice thereof or otherwise make any delivery to the Company pursuant to this Agreement, any other Transaction Document or the Certificate of Designations, including Section 2.f of this Agreement; provided that such holder and its pledgee shall be required to comply with the provisions of Section 2.f in order to effect a sale, transfer or assignment of Securities to such pledgee. The Company hereby agrees to execute and deliver such documentation as a pledgee of the Securities may reasonably request in connection with a pledge of the Securities to such pledgee by a holder of Securities pursuant to this Section 4.o.

p.    Prohibition Against Variable Rate Transactions. So long as the Lead Investor beneficially owns at least twenty percent (20%) of the Conversion Shares underlying the Preferred Stock issued pursuant to this Agreement (assuming the full conversion of such Preferred Stock, irrespective of any ownership limitations contained therein), except with the prior written consent of the Lead Investor, the Company and each Subsidiary shall be prohibited from effecting, or entering into an agreement directly or indirectly to effect a Variable Rate Transaction. “Variable Rate Transaction” means a transaction in which the Company or any Subsidiary (i) issues or sells any Option or Convertible Securities either (A) at a conversion, exercise or exchange rate or other price that is based upon and/or varies with the trading prices of or quotations for the shares of Common Stock at any time after the initial issuance of such Option or Convertible Securities, or (B) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such Option or Convertible Securities or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company or the market for the Common Stock, other than pursuant to customary adjustments for stock splits, stock dividends, stock combinations, recapitalizations and similar events or (ii) enters into any agreement (including, without limitation, an equity line of credit) whereby the Company or any Subsidiary may sell securities at a future determined price. For purposes of this Agreement, “Convertible Securities” means any stock or securities (other than Options) directly or indirectly convertible into or exchangeable or exercisable for shares of Common Stock and “Options” means any rights, warrants or options to subscribe for or purchase shares of Common Stock or Convertible Securities. Any Buyer shall be entitled to obtain injunctive relief against the Company to preclude any such issuance, which remedy shall be in addition to any right to collect damages.

q.    Subsequent Equity Sales.

(i)     Between the date hereof and one hundred twenty (120) days following the Closing Date, neither the Company nor any Subsidiary shall (1) issue, enter into any agreement to issue or announce the issuance or proposed issuance of any shares of Common Stock, Convertible Securities or Options or (2) file any registration statement or any amendment or supplement thereto, in each case other than as contemplated pursuant to the Registration Rights Agreement or a post-effective amendment to an existing registration statement necessary to continue such registration without lapse, provided, however, that this Section 4.q(i) shall not apply in respect of (A) any transaction involving the Company’s issuances of securities (I) as consideration in a merger or consolidation or for the acquisition of a business, product, license or other assets by the Company (the primary purpose or material result of which is not to raise or obtain equity capital or cash), or (II) in connection with any strategic partnership or joint venture (the primary purpose or material result of which is not to raise or obtain equity capital or cash), in the case of each of (I) and (II) above solely with an operating company in the industry in which the Company operates; or (B) any issuances of (Y) shares of Common Stock pursuant to, and in accordance with the terms of, an Approved Stock Plan; or (Z) shares of Common Stock issued or deemed to be issued by the Company upon conversion of the Preferred Shares or upon exercise of the Warrants (collectively, “Exempt Issuances”). For purposes of this Agreement, “Approved Stock Plan” shall mean any employee benefit plan that has been approved by the Company Board and the stockholders of the Company, pursuant to which the Company’s securities may be issued to any consultant, employee, officer or director for services provided to the Company (including for this purpose an employee stock purchase plan); and

(ii)      So long as the Lead Investor beneficially owns at least twenty percent (20%) of the Conversion Shares underlying the Preferred Stock issued pursuant to this Agreement (assuming the full conversion of such Preferred Stock, irrespective of any ownership limitations contained therein), without the prior consent of the Lead Investor, neither the Company nor any Subsidiary shall issue, enter into any agreement to issue or announce the issuance or proposed issuance of any shares of Common Stock, Convertible Securities or Options, provided, however, that this Section 4.q(ii) shall not apply in respect of (A) Exempt Issuances, or (B) issuances of Common Stock and/or any Convertible Securities or Options that, by their terms, rank junior to the Preferred Stock, provided such issuances pursuant to this clause (B) shall not, in the aggregate, exceed ten percent (10%) of the number of shares of Common Stock outstanding as of the date hereof.

r.    [Reserved].

s.    No Avoidance of Obligations. During the Reporting Period, the Company shall not, and shall cause each of the subsidiaries not to, enter into any agreement which would limit or restrict the Company’s or any of the subsidiaries’ ability to perform under, or take any other voluntary action to avoid or seek to avoid the observance or performance of any of the terms to be observed or performed by it under, this Agreement, the Warrants, the Certificate of Designations, and the other Transaction Documents.

t.    Regulation M. Neither the Company, nor any subsidiaries nor any Affiliates of the foregoing shall take any action prohibited by Regulation M under the 1934 Act, in connection with the offer, sale and delivery of the Securities contemplated hereby.

u.    Disqualification Events. The Company will notify the Buyers in writing, prior to the Closing Date of (i) any Disqualification Event relating to any Covered Person and (ii) any event that would, with the passage of time, become a Disqualification Event relating to any Covered Person.

v.    No Integrated Offering. Neither the Company nor any of the Subsidiaries, nor any Affiliates of the foregoing or any Person acting on the behalf of any of the foregoing, shall, directly or indirectly, make any offers or sales of any security or solicit any offers to purchase any security, under any circumstances that would require registration of any of the Securities under the 1933 Act or require stockholder approval of the issuance of any of the Securities.

w.    Transfer Taxes. The Company shall be responsible for any liability with respect to any transfer, stamp or similar non-income Taxes, if any, that may be payable in connection with the execution, delivery and performance of this Agreement, the other Transaction Documents and the Certificate of Designations, including any such Taxes with respect to the issuance of the Preferred Shares, the Conversion Shares, the Warrants or the Warrant Shares.

x.    Short Sales. During the period beginning on the Closing Date and ending on the earlier of (i) the two (2) year anniversary of the Closing Date and (ii) the date when all of the Preferred Shares have been converted into Conversion Shares, none of the Buyers shall engage in any transaction that would constitute a Short Sale without the prior written consent of the Company.

y.    Shareholder Rights Plan. Other than as provided pursuant to Section 203 of the Delaware General Corporation Law, to the extent permitted by applicable law without the requirement for a stockholder vote, no claim will be made or enforced by the Company or, with the consent of the Company, any other Person, that any Buyer is an “acquiring person” under any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or similar anti-takeover plan or arrangement in effect or hereafter adopted by the Company, or that any Buyer could be deemed to trigger the provisions of any such plan or arrangement, in each case by virtue of receiving Securities under the Transaction Documents or under any other agreement between the Company and the Buyers.

z.    Protective Provisions. So long as the Lead Investor beneficially owns at least twenty percent (20%) of the Conversion Shares underlying the Preferred Stock issued pursuant to this Agreement (assuming the full conversion of such Preferred Stock, irrespective of any ownership limitations contained therein), the Company shall not, either directly or indirectly by amendment, merger, consolidation, recapitalization, reclassification, or otherwise, take any of the actions set forth in Section 8 (b) or (c) of the Certificate of Designations without (in addition to any other vote required by law or the Company’s Amended and Restated Certificate of Incorporation) the written consent of the Lead Investor, and any such act or transaction entered into without such consent or vote shall be null and void ab initio, and of no force or effect. Notwithstanding anything in this Agreement or any of the other Transaction Documents to the contrary, the parties hereto hereby agree that the consent of the Lead Investor and/or the Buyers shall not be required in order for the Company to list the Common Stock on a National Exchange and convert the Preferred Shares on the Automatic Conversion Date (as such term is defined in the Certificate of Designations).

aa.    Further Instruments and Acts. From the date of this Agreement until the end of the Reporting Period, upon request of any Buyer or Investor (as defined in the Registration Rights Agreement), the Company will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purposes of this Agreement, the other Transaction Documents and the Certificate of Designations.

5. TRANSFER AGENT INSTRUCTIONS.

a.    Register. The Company shall maintain at its principal executive offices (or such other office or agency of the Company as it may designate by notice to each holder of Securities), a register for the Preferred Stock and the Warrants in which the Company shall record the name and address of the Person in whose name the Preferred Stock and the Warrants have been issued (including the name and address of each transferee), the number of shares of Preferred Stock held by such Person, the number of Conversion Shares issuable pursuant to the terms of the Preferred Stock, and the number of Warrant Shares issuable upon exercise of the Warrants held by such Person. The Company shall keep the register open and available at all times during business hours for inspection of any Buyer or its legal representatives.

b.    Transfer Agent Instructions. The Company shall issue irrevocable instructions to its transfer agent for the Common Stock in the form attached hereto as Exhibit D (the “Irrevocable Transfer Agent Instructions”), and any subsequent transfer agent, to issue certificates or credit shares to the applicable balance accounts at the DTC, registered in the name of each holder of Preferred Shares or Warrants, as applicable, or such holder’s nominee(s), for the Conversion Shares and the Warrant Shares in such amounts as specified from time to time by each such holder to the Company upon conversion of the Preferred Shares or exercise of the Warrants, as applicable. The Company warrants that no instruction other than the Irrevocable Transfer Agent Instructions referred to in this Section 5 and stop transfer instructions to give effect to the provisions of Section 2.f will be given by the Company to its transfer agent (unless reasonably requested by the transfer agent) and that the Securities shall otherwise be freely transferable on the books and records of the Company as and to the extent provided in this Agreement and the Registration Rights Agreement. If a Buyer effects a sale, assignment or transfer of the Securities in accordance with Section 2.f, the Company shall permit the transfer and shall promptly instruct its transfer agent to issue one or more certificates or credit shares to the applicable balance accounts at DTC in such name and in such denominations as specified by such Buyer to effect such sale, transfer or assignment. In the event that such sale, assignment or transfer involves Conversion Shares or Warrant Shares sold, assigned or transferred pursuant to an effective registration statement or in compliance with Rule 144, the transfer agent shall issue such shares to such Buyer, assignee or transferee (as the case may be) without any restrictive legend. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the holders of the Preferred Shares and the Warrants by vitiating the intent and purpose of the transactions contemplated hereby. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Section 5 will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Section 5, that the holders of the Preferred Shares and the Warrants shall be entitled, in addition to all other available remedies, to an order and/or injunction restraining any breach and requiring immediate issuance and transfer, without the necessity of showing economic loss and without any bond or other security being required.

c.    Legends.

(i)     Such Buyer understands that, subject to Section 5.c(ii) below, the certificates or other instruments representing the Securities, except as set forth below, shall bear a restrictive legend in substantially the following form:

[NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE CONVERTIBLE [EXERCISABLE] HAVE BEEN][THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN] REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OR (B) AN OPINION OF COUNSEL TO THE HOLDER (IF REQUESTED BY THE COMPANY), IN A FORM REASONABLY ACCEPTABLE TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES, IN EACH CASE WITH A PLEDGEE THAT IS AN “ACCREDITED INVESTOR” AS DEFINED IN RULE 501(A) UNDER THE SECURITIES ACT.

(ii)     Certificates evidencing the Conversion Shares and Warrant Shares shall not contain any legend (including the legend set forth in Section 5.c(i) hereof), (i) while a registration statement covering the resale of such security is effective under the 1933 Act, (ii) following any sale of such Conversion Shares or Warrant Shares pursuant to Rule 144 (assuming cashless exercise of the Warrants), (iii) if such Conversion Shares or Warrant Shares are eligible for sale under Rule 144 (assuming cashless exercise of the Warrants), without the requirement for the Company to be in compliance with the current public information required under Rule 144 as to such Conversion Shares and Warrant Shares and without volume or manner-of-sale restrictions, or (iv) if such legend is not required under applicable requirements of the 1933 Act (including judicial interpretations and pronouncements issued by the staff of the SEC). The Company shall cause its counsel to issue a legal opinion to the Company’s transfer agent or the Buyer promptly after the effective date of the registration statement filed pursuant to the Registration Rights Agreement, if required by such transfer agent to effect the removal of the legend hereunder, or if requested by a Buyer, respectively. If all or any portion of a Warrant is exercised or all or any portion of the Preferred Stock is converted at a time when there is an effective registration statement to cover the resale of the Conversion Shares and the Warrant Shares, or if the Conversion Shares or Warrant Shares may be sold under Rule 144 without the requirement for the Company to be in compliance with the current public information and without volume or manner-of-sale restrictions required under Rule 144 as to such Conversion Shares or Warrant Shares or if such legend is not otherwise required under applicable requirements of the 1933 Act (including judicial interpretations and pronouncements issued by the staff of the SEC) then such Conversion Shares or Warrant Shares, as applicable, shall be issued free of all legends. The Company agrees that following the effective date of the registration statement filed pursuant to the Registration Rights Agreement or at such time as such legend is no longer required under this Section 5.c, it will, no later than the earlier of (i) one (1) day on which the Principal Market is open for trading (a “Trading Day”) and (ii) the number of Trading Days comprising the Standard Settlement Period (as defined below) following the delivery by a Buyer to the Company or the transfer agent of a certificate representing Conversion Shares or Warrant Shares, as the case may be, issued with a restrictive legend (such date, the “Legend Removal Date”), deliver or cause to be delivered to such Buyer a certificate representing such shares that is free from all restrictive and other legends. The Company may not make any notation on its records or give instructions to its transfer agent that enlarge the restrictions on transfer set forth in this Section 5.c. Certificates for Securities subject to legend removal hereunder shall be transmitted by the transfer agent to the Buyer by crediting the account of the Buyer’s prime broker with the Depository Trust Company System as directed by such Buyer. As used herein, “Standard Settlement Period” means the standard settlement period, expressed in a number of Trading Days, on the Company’s Principal Market with respect to the Common Stock as in effect on the date of delivery of a certificate representing Conversion Shares or Warrant Shares, as the case may be, issued with a restrictive legend.

(iii)     In addition to such Buyer’s other available remedies, the Company shall pay to a Buyer, in cash, (i) as partial liquidated damages and not as a penalty, for each $1,000 of Conversion Shares or Warrant Shares (based on the VWAP of the Common Stock on the date such Securities are submitted to the Company’s transfer agent) delivered for removal of the restrictive legend and subject to Section 5.c(ii), $10 per Trading Day (increasing to $20 per Trading Day five (5) Trading Days after such damages have begun to accrue) for each Trading Day after the Legend Removal Date until such certificate is delivered without a legend and (ii) if the Company fails to (a) issue and deliver (or cause to be delivered) to a Buyer by the Legend Removal Date a certificate representing the Securities so delivered to the Company by such Buyer that is free from all restrictive and other legends and (b) if after the Legend Removal Date such Buyer purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by such Buyer of all or any portion of the number of shares of Common Stock, or a sale of a number of shares of Common Stock equal to all or any portion of the number of shares of Common Stock, that such Buyer anticipated receiving from the Company without any restrictive legend, then an amount equal to the excess of such Buyer’s total purchase price (including brokerage commissions and other out-of-pocket expenses, if any) for the shares of Common Stock so purchased (including brokerage commissions and other out-of-pocket expenses, if any) (the “Buy-In Price”) over the product of (A) such number of Conversion Shares or Warrant Shares that the Company was required to deliver to such Buyer by the Legend Removal Date multiplied by (B) the lowest closing sale price of the Common Stock on any Trading Day during the period commencing on the date of the delivery by such Buyer to the Company of the applicable Conversion Shares or Warrant Shares (as the case may be) and ending on the date of such delivery and payment under this Section 5.c(iii). As used herein, “VWAP” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a National Exchange, the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the National Exchange on which the Common Stock is then listed or quoted as reported by Bloomberg (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)), (b) if OTCQB or OTCQX is not a National Exchange, the volume weighted average price of the Common Stock for such date (or the nearest preceding date) on OTCQB or OTCQX as applicable, (c) if the Common Stock is not then listed or quoted for trading on OTCQB or OTCQX and if prices for the Common Stock are then reported on The Pink Open Market (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported, or (d) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the holders of a majority in interest of the Securities then outstanding and reasonably acceptable to the Company, the fees and expenses of which shall be paid by the Company.

6. CONDITIONS TO THE COMPANY’S OBLIGATION TO SELL. The obligation of the Company to issue and sell the Preferred Shares and the Warrants to each Buyer at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions; provided that these conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion by providing each Buyer with prior written notice thereof:

a.    Such Buyer shall have executed each of the Transaction Documents to which it is a party and delivered the same to the Company.

b.    Such Buyer shall have delivered to the Company the Purchase Price (less any amount withheld pursuant to Section 4.h) for the Preferred Shares and the Warrants being purchased by such Buyer at the Closing by wire transfer of immediately available funds pursuant to the wire instructions provided by the Company.

c.    The representations and warranties of such Buyer shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct in all material respects as of such date), and such Buyer shall have performed, satisfied and complied with the covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by such Buyer at or prior to the Closing Date.

7. CONDITIONS TO EACH BUYER’S OBLIGATION TO PURCHASE. The obligation of each Buyer hereunder to purchase the Preferred Shares and the Warrants from the Company at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for each Buyer’s sole benefit and may be waived only by such Buyer at any time in its sole discretion by providing the Company with prior written notice thereof:

a.    The Company shall have executed each of the Transaction Documents to which it is a party and delivered the same to such Buyer.

b.    The Company shall have delivered to such Buyer a copy of the Certificate of Designations, certified by the Secretary of State of the State of Delaware.

c.    The representations and warranties of the Company and the Subsidiaries shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct in all material respects as of such date) and the Company and the Subsidiaries shall have performed, satisfied and complied with the covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Company and the Subsidiaries at or prior to the Closing Date. Such Buyer shall have received a certificate, executed by the Chief Executive Officer of the Company, dated as of the Closing Date, to the foregoing effect and as to such other matters as may be reasonably requested by such Buyer.

d.    Such Buyer shall have received the opinion of Brooks, Pierce, McLendon, Humphrey and Leonard L.L.P., dated as of the Closing Date, which opinion will address, among other things, laws of the State of Delaware and federal law applicable to the transactions contemplated hereby, in form, scope and substance reasonably satisfactory to such Buyer and in substantially the form of Exhibit E attached hereto, subject to customary assumptions and carve-outs.

e.    The Company shall have executed and delivered to such Buyer the Preferred Stock Certificates and the Warrants (in such denominations as such Buyer shall request) for the Preferred Shares and the Warrants being purchased by such Buyer at the Closing.

f.    The Company Board shall have adopted, and not rescinded or otherwise amended or modified, resolutions authorizing the transactions contemplated by the Transaction Documents (the “Resolutions”).

g.    As of the Closing Date, the Company shall have reserved out of its authorized and unissued Common Stock, solely for the purpose of effecting the conversion of the Preferred Shares and the exercise of the Warrants, at least 10,098,361 shares of Common Stock (such number to be adjusted for any stock splits, stock dividends, stock combinations or other similar transactions involving the Common Stock that are effective at any time after the date of this Agreement).

h.    The Irrevocable Transfer Agent Instructions shall have been delivered to and acknowledged in writing by the Company’s transfer agent, and the Company shall have delivered a copy thereof to such Buyer.

i.    Except as set forth in Schedule 7.i, none of the Company Board or the board of directors, board of managers or other governing body of the Subsidiaries shall have authorized or approved, or taken any action to authorize or approve, and none of the Company or any of the Subsidiaries shall have consummated (or entered into any agreement or arrangement with respect to) (i) any transaction to pay, repay, redeem or refinance any indebtedness of the Company or any of the Subsidiaries, other than the payment of trade payables in the ordinary course of business, consistent with past practices, or (ii) any financing transaction (whether through the issuance of equity or debt securities or otherwise), in each case (A) to occur at any time on or after the date of this Agreement, or (B) that has not been previously publicly disclosed.

j.    The Company shall have delivered to such Buyer a certificate evidencing the incorporation or organization and good standing of the Company and each domestic Subsidiary in such entity’s state or other jurisdiction of incorporation or organization issued by the Secretary of State (or other applicable authority) of such state or jurisdiction of incorporation or organization as of a date within five (5) Business Days of the Closing Date.

k.    The Company shall have delivered to such Buyer a secretary’s certificate, dated as of the Closing Date, certifying as to (A) the Resolutions, (B) the Certificate of Incorporation, and (C) the Bylaws.

l.    The Company shall have made all filings under all applicable federal and state securities laws necessary to consummate the issuance of the Securities pursuant to this Agreement in compliance with such laws.

m.    The Company shall have delivered to such Buyer a letter from the Company’s transfer agent certifying the number of shares of Common Stock outstanding as of a date within two (2) Business Days of the Closing Date.

n.    During the period beginning on the date of this Agreement and ending immediately prior to the Closing, there shall not have been any stock dividend, stock split, stock combination, recapitalization or other similar transaction with respect to any capital stock of the Company, including the Common Stock.

o.    The Company and the Subsidiaries shall have delivered to such Buyer such other documents relating to the transactions contemplated by this Agreement as such Buyer or its counsel may reasonably request.

8. INDEMNIFICATION.

a.    Company Indemnification Obligation. In consideration of each Buyer’s execution and delivery of the Transaction Documents and acquiring the Securities thereunder and in addition to all of the Company’s and the Subsidiaries’ other obligations under the Transaction Documents and the Certificate of Designations, the Company shall defend, protect, indemnify and hold harmless each Buyer and all of their stockholders, partners, officers, directors, members, managers, employees and direct or indirect investors and any of the foregoing Persons’ agents or other representatives (including those retained in connection with the transactions contemplated by this Agreement) (collectively, the “Indemnitees”) from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought) and including reasonable attorneys’ fees and disbursements (the “Indemnified Liabilities”), incurred by any Indemnitees as a result of, or arising out of, or relating to (a) any misrepresentation or breach of any representation or warranty made by the Company or any of the Subsidiaries in the Transaction Documents or the Certificate of Designations or any other certificate, instrument or document contemplated hereby or thereby, (b) any breach of any covenant, agreement or obligation of the Company or any of the Subsidiaries contained in the Transaction Documents, the Certificate of Designations or any other certificate, instrument or document contemplated hereby or thereby, or (c) any cause of action, suit or claim brought or made against such Indemnitees and arising out of or resulting from the execution, delivery, performance or enforcement of the Transaction Documents or the Certificate of Designations in accordance with the terms hereof or thereof or any other certificate, instrument or document contemplated hereby or thereby in accordance with the terms thereof (other than a cause of action, suit or claim brought or made against an Indemnitee by such Indemnitee’s owners, investors or Affiliates). To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities that is permissible under applicable law.

b.    Indemnification Procedures. Each Indemnitee shall (i) give prompt written notice to the Company of any claim with respect to which it seeks indemnification or contribution pursuant to this Agreement (provided, however, that the failure of the Indemnitee to promptly deliver such notice shall not relieve the Company of any liability, except to the extent that the Company is prejudiced in its ability to defend such claim) and (ii) permit the Company to assume the defense of such claim with counsel selected by the Company and reasonably satisfactory to the Indemnitee; provided, however, that any Indemnitee entitled to indemnification hereunder shall have the right to employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of the Indemnitee unless (A) the Company has agreed in writing to pay such fees and expenses, (B) the Company shall have failed to assume the defense of such claim within five (5) Business Days of delivery of the written notice of the Indemnitee with respect to such claim or failed to employ counsel selected by the Company and reasonably satisfactory to the Indemnitee, or (C) in the reasonable judgment of the Indemnitee, based upon the opinion of its counsel, a conflict of interest may exist between the Indemnitee and the Company with respect to such claims (in which case, if the Indemnitee notifies the Company in writing that it elects to employ separate counsel at the expense of the Company, the Company shall not have the right to assume the defense of such claim on behalf of the Indemnitee). If the Company assumes the defense of the claim, it shall not be subject to any liability for any settlement or compromise made by the Indemnitee without its consent (but such consent shall not be unreasonably withheld, conditioned or delayed). In connection with any settlement negotiated by the Company, the Company shall not, and no Indemnitee shall be required by the Company to, (I) enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to the Indemnitee of a release from all liability in respect to such claim or litigation, (II) enter into any settlement that attributes by its terms any liability, culpability or fault to the Indemnitee, or (III) consent to the entry of any judgment that does not include as a term thereof a full dismissal of the litigation or proceeding with prejudice. In addition, without the consent of the Indemnitee, the Company shall not consent to entry of any judgment or enter into any settlement which provides for any obligation or restriction on the part of the Indemnitee other than the payment of money damages which are to be paid in full by the Company. If the Company fails or elects not to assume the defense of a claim pursuant to clause (B) above, or is not entitled to assume or continue the defense of such claim pursuant to clause (C) above, the Indemnitee shall have the right without prejudice to its right of indemnification hereunder to, in its discretion exercised in good faith and upon advice of counsel, to contest, defend and litigate such claim and may settle such claim, either before or after the initiation of litigation, at such time and upon such terms as the Indemnitee deems fair and reasonable; provided that, at least five (5) Business Days prior to any settlement, written notice of such Indemnitee’s intention to settle is given to the Company. If requested by the Company, the Indemnitee agrees (at no expense to the Indemnitee) to reasonably cooperate with the Company and its counsel in contesting any claim that the Company elects to contest. Notwithstanding anything herein to the contrary, the Company will not be liable to any Indemnitee under this Agreement (1) for any settlement by an Indemnitee effected without the Company’s prior written consent, which shall not be unreasonably withheld or delayed; or (2) to the extent that the Indemnified’s liabilities are attributable to any Indemnitee’s breach of the representations, warranties, covenants, or agreements made by such Indemnitee in this Agreement or the other Transaction Documents

9. GOVERNING LAW; MISCELLANEOUS.

a.    Governing Law; Jurisdiction; No Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware. Each party hereby irrevocably submits to the exclusive jurisdiction of the Chancery Court of the State of Delaware and any state appellate court therefrom sitting in New Castle County in the State of Delaware (or, if the Chancery Court of the State of Delaware declines to accept jurisdiction over a particular matter, any state or federal court within the State of Delaware), for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

b.    Counterparts; Execution. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to each other party. A PDF or other reproduction of this Agreement may be executed by one or more parties hereto, and an executed copy of this Agreement may be delivered by one or more parties hereto by e-mail, DocuSign or other electronic transmission device pursuant to which the signature of or on behalf of such party can be seen, and such execution and delivery shall be considered valid, binding and effective for all purposes. The parties hereto hereby agree that no party shall raise the execution of PDF, DocuSign or other reproduction of this Agreement, or the fact that any signature or document was transmitted or communicated by e-mail or other electronic transmission device, as a defense to the formation of this Agreement.

c.    Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

d.    Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

e.    Entire Agreement; Amendments; Waivers. This Agreement supersedes all other prior oral or written agreements among each Buyer, the Company and the Subsidiaries, their Affiliates and Persons acting on their behalf with respect to the matters discussed herein, and this Agreement and the instruments referenced herein contain the entire understanding of the parties hereto with respect to the matters covered herein and therein. No provision of this Agreement may be waived, modified, supplemented or amended other than by an instrument in writing signed by the Company and the holders of at least a majority of the then-outstanding Preferred Shares, or if prior to the Closing, by the Lead Investor. Any such amendment shall bind all holders of the Preferred Shares and the Warrants. No such amendment shall be effective to the extent that it applies to less than all of the holders of the Preferred Shares or Warrants then outstanding. No failure or delay on the part of a party in either exercising or enforcing any right under this Agreement shall operate as a waiver of, or impair, any such right. No single or partial exercise or enforcement of any such right shall preclude any other or further exercise or enforcement thereof or the exercise or enforcement of any other right. No waiver of any such right shall be deemed a waiver of any other right. No consideration shall be offered or paid to any Person to amend or consent to a waiver or modification or supplement of any provision of any of the Transaction Documents or the Certificate of Designations unless the same consideration also is offered to all of the parties hereto or to the other Transaction Documents or holders of the Preferred Shares or Warrants, as the case may be. For clarification purposes, this provision constitutes a separate right granted to each Buyer and is not intended for the Company to treat the Buyers as a class and shall not be construed in any way as the Buyers acting in concert or otherwise as a group with respect to the purchase, disposition or voting of securities or otherwise.

f.    Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by email; or (iii) one (1) Business Day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and email addresses for such communications shall be:

If to the Company:

Guerrilla RF, Inc.

2000 Pisgah Church Road

Greensboro, North Carolina

Email:          rpratt@guerrilla-rf.com

Attention:    Ryan Pratt

With copy to:

Brooks, Pierce, McLendon, Humphrey and Leonard L.L.P.

230 North Elm Street

2000 Renaissance Plaza

Greensboro, North Carolina 27401

Email:          imacsween@brookspierce.com

Attention:    Iain MacSween, Esq.

If to a Buyer, to it at the address and email address set forth on the Schedule of Buyers, with copies to such Buyer’s representatives as set forth on the Schedule of Buyers, or, in the case of a Buyer or any other party named above, at such other address and/or email address and/or to the attention of such other Person as the recipient party has specified by written notice given to each other party five (5) days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) generated by return receipt of an email or (C) provided by a nationally recognized overnight delivery service shall be rebuttable evidence of personal service, receipt by email or deposit with a nationally recognized overnight delivery service in accordance with clause (i), (ii) or (iii) above, respectively.

g.    Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, including any purchasers of the Preferred Shares or the Warrants. The Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of the holders of at least a majority of the Preferred Shares then outstanding, including by merger or consolidation, except pursuant to a “Fundamental Transaction” with respect to which the Company is in compliance with Section 5 of the Certificate of Designations. A Buyer may assign some or all of its rights hereunder without the consent of the Company; provided, however, that any such assignment shall not release such Buyer from its obligations hereunder unless such obligations are assumed by such assignee and the Company has consented to such assignment and assumption, which consent shall not be unreasonably withheld. Notwithstanding anything to the contrary contained in the Transaction Documents or the Certificate of Designations, the Buyers shall be entitled to pledge the Securities in connection with a bona fide margin account or other loan or financing arrangement secured by the Securities, in each case with a pledgee that is an “accredited investor” as defined in Rule 501(a) under the Securities Act.

h.    No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns and, to the extent provided in Section 8, each Indemnitee, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

i.    Survival. Unless this Agreement is terminated under Section 9.k, the representations and warranties of the Company and the Buyers contained in Sections 2 and 3, the agreements and covenants set forth in Section 5 and this Section 9, and the indemnification provisions set forth in Section 8, shall survive the Closing. Each Buyer shall be responsible only for its own representations, warranties, agreements and covenants hereunder.

j.    Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

k.    Termination. In the event that the Closing shall not have occurred with respect to a Buyer on or before the sixth (6th) Business Day following the date of this Agreement due to the Company’s or such Buyer’s failure to satisfy the conditions set forth in Sections 6 and 7 above (and the nonbreaching party’s failure to waive such unsatisfied condition(s)), the nonbreaching party shall have the option to terminate this Agreement with respect to such breaching party at the close of business on such date without liability of any party to any other party; provided, however, that if this Agreement is terminated pursuant to this Section 9.k, the Company shall be obligated to reimburse each of the Buyers (so long as such Buyer is not a breaching party) for its reasonable expenses (including attorneys’ fees and expenses) associated with the Closing.

l.    Placement Agent. The Company represents and warrants to each of the Buyers that it has not engaged a placement agent, broker or financial advisor in connection with the transactions contemplated hereby and there are no fees, commissions or expenses payable to any broker, finder or agent relating to or arising out of the transactions contemplated hereby. The Company shall be responsible for the payment of any placement agent’s fees or broker’s commissions relating to or arising out of the transactions contemplated hereby. The Company shall pay, and hold each of the Buyers harmless against, any liability, loss or expense (including attorneys’ fees and out-of-pocket expenses) arising in connection with any claim for any such payment.

m.    No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties thereto express their mutual intent, and no rules of strict construction will be applied against any party.

n.    Remedies. The parties hereto agree that (i) irreparable harm would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached, and (ii) money damages or other legal remedies would not be an adequate remedy for any such harm. Each Buyer and each holder of the Securities shall have all rights and remedies set forth in the Transaction Documents and the Certificate of Designations and all rights and remedies that such Buyers and holders have been granted at any time under any other agreement or contract and all of the rights that such Buyers and holders have under any law. Any Person having any rights under any provision of this Agreement shall be entitled to enforce such rights specifically (without posting a bond or other security or proving actual damages), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law.

o.    Payment Set Aside. To the extent that the Company or any of the Subsidiaries makes a payment or payments to the Buyers hereunder or pursuant to the Certificate of Designations or under any of the other Transaction Documents or the Buyers enforce or exercise their rights hereunder or thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company or such Subsidiary, by a trustee, receiver or any other Person under any law (including any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

p.    Independent Nature of Buyers. The obligations of each Buyer hereunder are several and not joint with the obligations of any other Buyer, and no Buyer shall be responsible in any way for the performance of the obligations of any other Buyer hereunder. Each Buyer shall be responsible only for its own representations, warranties, agreements and covenants hereunder. The decision of each Buyer to purchase the Securities pursuant to this Agreement has been made by such Buyer independently of any other Buyer and independently of any information, materials, statements or opinions as to the business, affairs, operations, assets, properties, liabilities, results of operations, condition (financial or otherwise) or prospects of the Company or any of the Subsidiaries which may have been made or given by any other Buyer or by any agent or employee of any other Buyer, and no Buyer or any of its agents or employees shall have any liability to any other Buyer (or any other Person or entity) relating to or arising from any such information, materials, statements or opinions. Nothing contained herein, and no action taken by any Buyer pursuant hereto or thereto (including a Buyer’s purchase of Preferred Shares and Warrants at the Closing at the same time as any other Buyer or Buyers), shall be deemed to constitute the Buyers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Buyers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated hereby. Each Buyer shall be entitled to independently protect and enforce its rights, including the rights arising out of this Agreement, the other Transaction Documents and the Certificate of Designations, and it shall not be necessary for any other Buyer to be joined as an additional party in any proceeding for such purpose.

q.    Interpretative Matters. Unless the context otherwise requires, (i) all references to Sections, Schedules or Exhibits are to Sections, Schedules or Exhibits contained in or attached to this Agreement, (ii) each accounting term not otherwise defined in this Agreement has the meaning assigned to it in accordance with GAAP, (iii) words in the singular or plural include the singular and plural and pronouns stated in either the masculine, the feminine or neuter gender shall include the masculine, feminine and neuter, (iv) the use of the word “including” in this Agreement shall be by way of example rather than limitation, and (v) the word “or” shall not be exclusive. All statements as to factual matters contained in any certificate or other instrument delivered by or on behalf of the Company pursuant to this Agreement, any of the other Transaction Documents or the Certificate of Designations in connection with the transactions contemplated hereby or thereby shall be deemed to be representations and warranties by the Company, as if made by the Company pursuant to Section 3 hereof, as of the date of such certificate or instrument (including for purposes of Section 7 hereof).

* * * * * *

IN WITNESS WHEREOF, the Buyers and the Company have caused this Securities Purchase Agreement to be duly executed as of the date first written above.

COMPANY:

GUERRILLA RF, INC.

By:
Name:
Title:

BUYERS:

NR-PRL PARTNERS, LP

By: NR-PRL Partners GP, LLC, its General Partner

By:
Name:
Title:

SCHEDULE OF BUYERS

Buyer’s Name	Buyer Address and Email Address	Number of Preferred Shares	Number of Warrant Shares Initially Issuable Upon Exercise of Warrants	Buyer’s Legal Representative’s Address and Email Address
NR-PRL Partners, LP	c/o North Run Capital 867 Boylston Street, 5th Floor, #1361 Boston, MA 02116 tellis@northruncapital.com	22,000	2,885,246	Blank Rome LLP 125 High Street Boston, MA 02110 Attention: Robert Petitt robert.petitt@blankrome.com

EXHIBITS

Exhibit A	Certificate of Designations
Exhibit B	Form of Warrant
Exhibit C	Form of Registration Rights Agreement
Exhibit D	Form of Irrevocable Transfer Agent Instructions
Exhibit E	Form of Company Counsel Opinion

Exhibit A

CERTIFICATE OF DESIGNATIONS

CERTIFICATE OF DESIGNATIONS, PREFERENCES

AND RIGHTS OF SERIES A CONVERTIBLE PREFERRED STOCK

OF

GUERRILLA RF, INC.

Guerrilla RF, Inc. (the “Company”), a corporation organized and existing under the General Corporation Law of the State of Delaware, does hereby certify that, pursuant to authority conferred upon the Board of Directors of the Company by the Amended and Restated Certificate of Incorporation of the Company, and pursuant to Section 151 of the General Corporation Law of the State of Delaware, the Board of Directors of the Company duly adopted resolutions (i) authorizing a series of the Company’s previously authorized preferred stock, par value $0.0001 per share (“Preferred Stock”), and (ii) providing for the designations, preferences and relative, participating, optional or other rights, and the qualifications, limitations or restrictions thereof, of 22,000 shares of “Series A Convertible Preferred Stock” of the Company, as follows:

RESOLVED, that the Company is authorized to issue 22,000 shares of Series A Convertible Preferred Stock (the “Preferred Shares”), with a stated value of $1,000 per share, which shall have the following powers, designations, preferences and other special rights:

(1)         Dividends. Subject to the rights of the holders, if any, of the shares of other classes or series of Preferred Stock of the Company that are of equal rank with the Preferred Shares as to payments of Preferred Funds (as defined below) (the “Pari Passu Shares”), if the Company shall declare or make any dividend or other distribution of its assets (or rights to acquire its assets) to holders of the Company’s common stock, par value $0.0001 per share (“Common Stock”), by way of return of capital or otherwise (including any dividend or other distribution of cash, stock or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement or other similar transaction) (a “Distribution”), at any time after the Issuance Date (as defined below), then, in each such case, each holder of Preferred Shares shall be entitled to receive such Distribution, and the Company shall make such Distribution to such holder, exactly as if such holder had converted such holder’s Preferred Shares in full (and, as a result, had held all of the Conversion Shares that such holder would have received upon such conversion, without regard to any limitations or restrictions on conversion) immediately prior to the record date for such Distribution, or if there is no record date therefor, immediately prior to the effective date of such Distribution (but without the holder’s actually having to so convert such holder’s Preferred Shares). For the avoidance of doubt, payments under the preceding sentence shall be made concurrently with the Distribution to the holders of Common Stock.

(2)         Conversion of Preferred Shares.

(a)      Conversion Right. At any time or times on or after the Issuance Date, any holder of Preferred Shares shall be entitled to convert any whole number of Preferred Shares into fully paid and nonassessable shares (rounded to the nearest whole share in accordance with Section (2)(e)(vi)) of Common Stock (the “Conversion Shares”), at the Conversion Rate (as defined below).

(b)      Automatic Conversion. On the later to occur of (i) the date when the first registration statement pursuant to the Registration Rights Agreement is declared effective by the Securities and Exchange Commission and (ii) immediately prior to the initial listing of the Common Stock on a National Exchange (the “Automatic Conversion Date”), the Preferred Shares shall automatically convert into Conversion Shares (rounded to the nearest whole share in accordance with Section (2)(e)(vi)) at the Conversion Rate.

(c)      Conversion Rate. The number of Conversion Shares issuable upon conversion of each of the Preferred Shares pursuant to Sections (2)(a) and (b) shall be determined according to the following formula (the “Conversion Rate”):

Liquidation Preference

Conversion Price

For purposes of this Certificate of Designations, the following terms shall have the following meanings:

(i) “Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 144 (“Rule 144”) under the Securities Act of 1933, as amended (the “1933 Act”). Any investment fund or managed account that is managed on a discretionary basis by the same investment manager as a holder will be deemed to be an Affiliate of the holder.

(ii) “Approved Stock Plan” shall mean any employee benefit plan that has been approved by the Board of Directors and the shareholders of the Company (either prior to or following the date of this Certificate of Designations), pursuant to which the Company’s securities may be issued to any consultant, employee, officer or director for services provided to the Company.

(iii) “Conversion Notice” means the form of Conversion Notice attached hereto as Exhibit I.

(iv) “Conversion Price” means, on a per share basis, as of any Conversion Date (as defined below) or other date of determination, an amount equal to Three Dollars and Five Cents ($3.05), subject to adjustment as provided herein.

(v) “Conversion Shares” means shares of Common Stock issuable upon conversion of Preferred Shares.

(vi) “Convertible Security” means any stock or securities (other than Options) directly or indirectly convertible into or exchangeable or exercisable for shares of Common Stock.

(vii) “Effective Date” means August 2, 2024.

(viii) “Fundamental Transaction” means any event or series of events in which (i) the Company, directly or indirectly, in one or more related transactions effects any merger or consolidation of the Company with or into another Person, (ii) the Company, directly or indirectly, effects any sale, lease, license, assignment, transfer, conveyance or other disposition of all or substantially all of its assets in one or a series of related transactions, (iii) any, direct or indirect, purchase offer, tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of Common Stock are permitted to sell, tender or exchange their shares for other securities, cash or property and has been accepted by the holders of 50% or more of the outstanding shares of voting stock of the Company in the aggregate (including Common Stock and any voting preferred stock), (iv) the Company, directly or indirectly, in one or more related transactions effects any reclassification, reorganization or recapitalization of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property, or (v) the Company, directly or indirectly, in one or more related transactions consummates a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another Person whereby such other Person acquires more than 50% of the outstanding shares of voting stock of the Company in the aggregate (including Common Stock and any voting preferred stock) (not including any shares of Common Stock or preferred stock (not including any shares of Common Stock or preferred stock held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock or share purchase agreement or other business combination)

(ix) “Issuance Date” means, with respect to each Preferred Share, the date of issuance of such Preferred Share.

(x) “Liquidation Preference” means, with respect to each Preferred Share, the Stated Value plus an amount per share equal to any dividends (if any) declared and unpaid through the date of determination of the amount of the Liquidation Preference.

(xi) “Options” means any rights, warrants or options to subscribe for or purchase shares of Common Stock or Convertible Securities.

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(xii) “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization or a government or any department or agency thereof or any other legal entity.

(xiii) “Principal Market” means, with respect to the Common Stock, the OTCQX market; provided that, (A) if the Common Stock is listed on any of the NYSE American, The New York Stock Exchange, the Nasdaq Global Market, the Nasdaq Global Select Market or the Nasdaq Capital Market (or a successor to any of the foregoing) (each, a “National Exchange”), then Principal Market with respect to the Common Stock shall mean such National Exchange, and (B) if the Common Stock ceases to be listed or quoted on any National Exchange, then Principal Market with respect to the Common Stock shall mean the principal securities exchange or trading market for the Common Stock; and with respect to any other security, Principal Market shall mean the principal securities exchange or trading market for such security.

(xiv) “Registration Rights Agreement” means that certain Registration Rights Agreement between the Company and the purchasers of Preferred Shares, as the same may be amended, restated, modified or supplemented and in effect from time to time.

(xv) “Securities” means, collectively, the Preferred Shares and the Conversion Shares.

(xvi) “Securities Purchase Agreement” means that certain Securities Purchase Agreement between the Company and the purchasers of Preferred Shares, as the same may be amended, restated, modified or supplemented and in effect from time to time.

(xvii) “Stated Value” means One Thousand Dollars ($1,000).

(xviii) “Subsidiary” means any entity in which the Company, directly or indirectly, owns a majority or more of the outstanding capital stock, equity or similar interests or voting power of such entity, whether directly or through any other Subsidiary.

(xix) “Trading Day” means any day on which the Principal Market is open for trading.

(xx) “VWAP” means, for any security as of any date, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a National Exchange, the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the National Exchange on which the Common Stock is then listed or quoted as reported by Bloomberg (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)), (b) if OTCQB or OTCQX is not a National Exchange, the volume weighted average price of the Common Stock for such date (or the nearest preceding date) on OTCQB or OTCQX, as applicable, (c) if the Common Stock is not then listed or quoted for trading on OTCQB or OTCQX and if prices for the Common Stock are then reported on The Pink Open Market (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported, or (d) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the Holders of a majority in interest of the Securities then outstanding and reasonably acceptable to the Company, the fees and expenses of which shall be paid by the Company.

(d)      Adjustment to Conversion Price. In order to prevent dilution of the rights granted under this Certificate of Designations, the Conversion Price will be subject to adjustment from time to time as provided in this Section (2)(d).

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(i) Stock Dividends and Stock Splits. If the Company, at any time after the Issuance Date: (i) pays a stock dividend or otherwise makes a distribution or distributions on shares of its Common Stock or any other equity or equity equivalent securities payable in shares of Common Stock (which, for avoidance of doubt, shall not include any Conversion Shares issued by the Company upon conversion of Preferred Shares), (ii) subdivides outstanding shares of Common Stock into a larger number of shares, (iii) combines (including by way of reverse stock split) outstanding shares of Common Stock into a smaller number of shares, or (iv) issues by reclassification of shares of the Common Stock any shares of capital stock of the Company, then in each case the Conversion Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event, and the number of shares issuable upon the conversion of the Preferred Shares shall be proportionately adjusted such that the aggregate Conversion Price of the Preferred Shares shall remain unchanged. Any adjustment made pursuant to this Section (2)(d)(i) shall become effective immediately after the record date for the determination of shareholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date of the applicable event in the case of a subdivision, combination or re‑classification.

(ii) Subsequent Rights Offerings. In addition to any adjustments pursuant to Section (2)(d)(i) above, if at any time the Company grants, issues or sells any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of Common Stock (the “Purchase Rights”), then the holders of Preferred Shares will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which each such holder could have acquired if such holder had held the number of shares of Common Stock acquirable upon complete conversion of such holder’s Preferred Shares (without regard to any limitations on exercise thereof) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights.

(iii) Certain Events. If any event occurs of the type contemplated by the provisions of Sections (2)(d)(i) and (2)(d)(ii) but not expressly provided for by such provisions, then the Company’s Board of Directors will make an appropriate adjustment to the Conversion Price so as to protect the rights of the holders of the Preferred Shares; provided, however, that no such adjustment will increase the aggregate Conversion Price of the Preferred Shares.

(iv) Notices.

(A) Whenever the Conversion Price is adjusted pursuant to any provision of this Section (2)(d), the Company shall promptly deliver to each holder of Preferred Stock by email a notice setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

(B) If (A) the Company shall declare a dividend (or any other distribution in whatever form) on the Common Stock, (B) the Company shall declare a special nonrecurring cash dividend on or a redemption of the Common Stock, (C) the Company shall authorize the granting to all holders of the Common Stock of rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights, (D) the approval of any shareholders of the Company shall be required in connection with any reclassification of the Common Stock, any consolidation or merger to which the Company is a party, any sale or transfer of all or substantially all of the assets of the Company, or any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property or (E) the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company, then, in each case, the Company shall cause to be filed at each office or agency maintained for the purpose of conversion of the Preferred Shares, and shall cause to be delivered by email to each Holder at its last email address as it shall appear upon the stock books of the Company, at least ten (10) Trading Days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Common Stock of record shall be entitled to exchange their shares of the Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange, provided that the failure to deliver such notice or any defect therein or in the delivery thereof shall not affect the validity of the corporate action required to be specified in such notice. The Holder shall remain entitled to convert the Conversion Amount of the Preferred Shares (or any part hereof) during the 10-Trading Day period commencing on the date of such notice through the effective date of the event triggering such notice except as may otherwise be expressly set forth herein.

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(e)      Mechanics of Conversion.

(i) Delivery of Conversion Shares Upon Conversion. The date on which a conversion shall be deemed effective (the “Conversion Date”) shall be the earlier of (x) the Automatic Conversion Date and (y) the Trading Day that the Conversion Notice, completed and executed, is sent via email to, and received during regular business hours prior to 5:00 pm Eastern Time by, the Company, provided, that the original certificate(s) (if any) representing the Preferred Shares being converted, duly endorsed, and the accompanying Notice of Conversion, are received by the Company by the Share Delivery Date (as defined below). Not later than the earlier of (i) two (2) Trading Days and (ii) the number of Trading Days comprising the Standard Settlement Period (as defined below) after each Conversion Date (the “Share Delivery Date”), the Company shall deliver, or cause to be delivered, to the converting holder (A) the number of Conversion Shares being acquired upon the conversion of the Preferred Shares, which Conversion Shares shall be free of restrictive legends and trading restrictions except for any legends and restrictions that may be required by applicable law to the extent the holder is an Affiliate of the Company, and (B) a bank check in the amount of declared and unpaid dividends. The Company shall deliver the Conversion Shares electronically through The Depository Trust Company through its Deposit or Withdrawal at Custodian system (“DWAC”) if the Company is then a participant in such system and either (A) there is an effective registration statement permitting the issuance of the Conversion Shares to or resale of the Conversion Shares by the Holder or (B) the Conversion Shares are eligible for resale by the holder without volume or manner-of-sale limitations pursuant to Rule 144, and otherwise by either delivery of a book-entry statement or physical delivery of a certificate, registered in the Company’s share register in the name of the holder or its designee. As used herein, “Standard Settlement Period” means the standard settlement period, expressed in a number of Trading Days, on the Company’s primary Trading Market with respect to the Common Stock as in effect on the Conversion Date.

(ii) Failure to Deliver Conversion Shares. If, in the case of any Conversion Notice, such Conversion Shares are not delivered to or as directed by the applicable holder by the Share Delivery Date, the holder shall be entitled to elect by written notice to the Company at any time on or before its receipt of such Conversion Shares, to rescind such Conversion, in which event the Company shall promptly return to the holder any original certificate for Preferred Shares delivered to the Company and the holder shall promptly return to the Company the Conversion Shares issued to such holder pursuant to the rescinded Conversion Notice.

(iii) Obligation Absolute. The Company’s obligation to issue and deliver the Conversion Shares upon conversion of Preferred Shares in accordance with the terms hereof are absolute and unconditional, irrespective of any action or inaction by a holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any Person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by such holder or any other Person of any obligation to the Company or any violation or alleged violation of law by such holder or any other Person, and irrespective of any other circumstance which might otherwise limit such obligation of the Company to such holder in connection with the issuance of such Conversion Shares; provided, however, that such delivery shall not operate as a waiver by the Company of any such action that the Company may have against such holder. In the event a holder shall elect to convert any or all of the Stated Value of its Preferred Shares, the Company may not refuse conversion based on any claim that such holder or anyone associated or affiliated with such holder has been engaged in any violation of law, agreement or for any other reason, unless an injunction from a court, on notice to holder, restraining and/or enjoining conversion of all or part of the Preferred Shares of such holder shall have been sought and obtained, and the Company posts a surety bond for the benefit of such holder in the amount of 150% of the Stated Value of Preferred Shares which are subject to the injunction, which bond shall remain in effect until the completion of arbitration/litigation of the underlying dispute and the proceeds of which shall be payable to such holder to the extent it obtains judgment. In the absence of such injunction, the Company shall issue Conversion Shares and, if applicable, cash, upon a properly noticed conversion. If the Company fails to deliver to a holder such Conversion Shares pursuant to Section (2)(e)(i) on the Share Delivery Date applicable to such conversion, the Company shall pay to such Holder, in cash, as liquidated damages and not as a penalty, for each $1,000 of Stated Value of the Preferred Shares being converted, $10 per Trading Day (increasing to $20 per Trading Day on the third Trading Day after the Share Delivery Date) for each Trading Day after the Share Delivery Date until such Conversion Shares are delivered or holder rescinds such conversion. Nothing herein shall limit a holder’s right to pursue actual damages for the Company’s failure to deliver Conversion Shares within the period specified herein and such holder shall have the right to pursue all remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief. The exercise of any such rights shall not prohibit a holder from seeking to enforce damages pursuant to any other Section hereof or under applicable law.

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(iv) Compensation for Buy-In on Failure to Timely Deliver Conversion Shares Upon Conversion. In addition to any other rights available to a holder, if the Company fails for any reason to deliver to a holder the applicable Conversion Shares by the Share Delivery Date pursuant to Section (2)(e)(i), and if after such Share Delivery Date such holder is required by its brokerage firm to purchase (in an open market transaction or otherwise), or the holder’s brokerage firm otherwise purchases, shares of Common Stock to deliver in satisfaction of a sale by such holder of the Conversion Shares which such Holder was entitled to receive upon the conversion relating to such Share Delivery Date (a “Buy-In”), then the Section (2)(e)(i) shall (A) pay in cash to such holder (in addition to any other remedies available to or elected by such holder) the amount, if any, by which (x) such holder’s total purchase price (including any brokerage commissions) for the Common Stock so purchased exceeds (y) the product of (1) the aggregate number of shares of Common Stock that such holder was entitled to receive from the conversion at issue multiplied by (2) the actual sale price at which the sell order giving rise to such purchase obligation was executed (including any brokerage commissions) and (B) at the option of such holder, either reissue (if surrendered) the Preferred Shares equal to the number of Preferred Shares submitted for conversion (in which case, such conversion shall be deemed rescinded) or deliver to such holder the number of shares of Common Stock that would have been issued if the Company had timely complied with its delivery requirements under Section (2)(e)(i). For example, if a holder purchases shares of Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted conversion of Preferred Shares with respect to which the actual sale price of the Conversion Shares (including any brokerage commissions) giving rise to such purchase obligation was a total of $10,000 under clause (A) of the immediately preceding sentence, the Company shall be required to pay such holder $1,000. The holder shall provide the Company written notice indicating the amounts payable to such holder in respect of the Buy-In and, upon request of the Company, evidence of the amount of such loss. Nothing herein shall limit a holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver Conversion Shares upon conversion of the Preferred Shares as required pursuant to the terms hereof.

(v) Reservation of Shares Issuable Upon Conversion. The Company covenants that it will at all times reserve and keep available out of its authorized and unissued shares of Common Stock for the sole purpose of issuance upon conversion of the Preferred Shares as herein provided, free from preemptive rights or any other actual contingent purchase rights of Persons other than the holders of Preferred Shares, not less than such aggregate number of shares of the Common Stock as shall (subject to the terms and conditions set forth in the Securities Purchase Agreement) be issuable (taking into account the adjustments and restrictions as provided for herein) upon the conversion of the then outstanding Preferred Shares. The Company covenants that all shares of Common Stock that shall be so issuable shall, upon issue, be duly authorized, validly issued, fully paid and nonassessable.

(vi) Fractional Shares. No fractional shares or scrip representing fractional shares shall be issued upon the conversion of the Preferred Shares. As to any fraction of a share which the Holder would otherwise be entitled to purchase upon such conversion, the Company shall at its election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Conversion Price or round up to the next whole share.

(vii) Transfer Taxes and Expenses. The issuance of Conversion Shares on conversion of the Preferred Shares shall be made without charge to any holder for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such Conversion Shares, provided that the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such Conversion Shares upon conversion in a name other than that of the holders of such Preferred Shares and the Company shall not be required to issue or deliver such Conversion Shares unless or until the Person or Persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid. The Company shall pay all transfer agent fees required for same-day processing of any Conversion Notice and all fees to the Depository Trust Company (or another established clearing corporation performing similar functions) required for same-day electronic delivery of the Conversion Shares.

(3)        Reissuance of Certificates. In the event of a conversion pursuant to this Certificate of Designations of less than all of the Preferred Shares represented by a particular Preferred Stock Certificate, the Company shall promptly cause to be issued and delivered to the holder of such Preferred Shares a stock certificate representing the remaining Preferred Shares which have not been so converted.

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(4)        Voting Rights. The holders of Preferred Shares shall be entitled to notice of all shareholder meetings at which holders of Common Stock shall be entitled to vote. Each holder of Preferred Shares shall be entitled to vote such Preferred Shares on an as-converted basis (based upon the aggregate number of Conversion Shares into which such holder’s Preferred Shares are then convertible) with respect to all matters on which holders of Common Stock are entitled to vote, voting together with the Common Stock as a single class, and shall otherwise be entitled to such voting rights as required by applicable law.

(5)         Mandatory Redemption upon Fundamental Transaction.

(a)    In addition to all other rights of the holders of Preferred Shares contained herein, simultaneous with or after the occurrence of a Fundamental Transaction, the Company shall be obligated to redeem all outstanding Preferred Shares at a price per Preferred Share equal to the greater of (i) the applicable Liquidation Preference, and (ii) the product of (A) the Conversion Rate at such time, multiplied by (B) either (x) in the event of a Fundamental Transaction in which all of the outstanding shares are exchanged for, or converted into the right to receive, consideration consisting solely of cash, then the consideration per share of Common Stock payable in such Fundamental Transaction, or (y) otherwise, the VWAP on the date immediately preceding the closing of the Fundamental Transaction (the “Fundamental Transaction Redemption Price”).

(b)     No later than 20 days prior to the consummation of a Fundamental Transaction, but not prior to the public announcement of such Fundamental Transaction, the Company shall deliver written notice thereof via electronic mail and overnight courier (a “Notice of Fundamental Transaction”) to each holder of Preferred Shares, including the applicable Fundamental Transaction Redemption Price, as calculated pursuant to Section (5)(a). Prior to the consummation of such Fundamental Transaction, the Company shall make arrangements (which may include obtaining a written agreement from the acquiring entity, as applicable, that payment of the Fundamental Transaction Redemption Price shall be made to the holder upon the consummation of the Fundamental Transaction) satisfactory to the holder, as determined by the holder in its sole discretion, that the Fundamental Transaction Redemption Price will be paid, in full, to the holder prior to or concurrently with the consummation of such Fundamental Transaction. The Company hereby acknowledges and agrees that each such holder shall have the right to apply for an injunction in any state or federal courts sitting in the State of Delaware to prevent the closing of the Fundamental Transaction unless and until such arrangements satisfactory to the holder have been made.

(c)    The Company shall deliver the applicable Fundamental Transaction Redemption Price prior to or concurrently with the consummation of the Fundamental Transaction; provided that if the Company is unable to redeem all of the Preferred Shares to be redeemed, the Company shall redeem an amount from each holder of Preferred Shares being redeemed equal to such holder’s pro-rata amount (based on the number of Preferred Shares held by such holder relative to the number of Preferred Shares outstanding) of all Preferred Shares being redeemed. If the Company shall fail to redeem all of the Preferred Shares, in addition to any remedy such holder of Preferred Shares may have under this Certificate of Designation, the Securities Purchase Agreement and the Registration Rights Agreement, the applicable Redemption Price payable in respect of such unredeemed Preferred Shares shall bear interest at the rate of 1.25% per month (prorated for partial months) until paid in full.

(d)    Notwithstanding anything herein to the contrary, any redemption of Preferred Shares pursuant to the terms of this Certificate of Designations (any such redemption, a “Redemption”) shall be payable out of any cash legally available therefor. At the time of any Redemption, the Company shall take all actions required or permitted under Delaware law to permit the Redemption and to make funds legally available for such Redemption. Any payments provided for in this Certificate of Designations in connection with a Redemption shall have priority to payments to holders of Common Stock or any other class of capital stock of the Company (other than the holders of Preferred Shares) in connection with a Fundamental Transaction, and the Company shall not (and shall cause the acquiring entity in a Fundamental Transaction to not) make any payment to any holder of Common Stock or any other class of capital stock of the Company (other than the holders of Preferred Shares) unless and until the Company (or such acquiring entity, as applicable) has satisfied all of the Company’s obligations hereunder with respect to any Redemption required to be made pursuant to this Certificate of Designations.

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(6)         Liquidation, Dissolution, Winding-Up. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company, the holders of the Preferred Shares shall be entitled to receive in cash out of the assets of the Company, whether from capital or from earnings available for distribution to its shareholders, before any amount shall be paid to the holders of any of the capital stock of the Company of any class junior in rank to the Preferred Shares in respect of the preferences as to the distributions and payments on the liquidation, dissolution and winding up of the Company, an amount per Preferred Share equal to the greater of (i) the Liquidation Preference, or (b) such amount per share as would have been payable had all Preferred Shares been converted into Common Stock immediately prior to such liquidation, dissolution or winding up (collectively, the “Preferred Funds”); provided that, if the Preferred Funds are insufficient to pay the full amount due to the holders of Preferred Shares and holders of Pari Passu Shares, then each holder of Preferred Shares and Pari Passu Shares shall receive a percentage of the Preferred Funds equal to the full amount of Preferred Funds payable to such holder as a liquidation preference, in accordance with their respective Certificate of Designations, Preferences and Rights, as a percentage of the full amount of Preferred Funds payable to all holders of Preferred Shares and Pari Passu Shares.

(7)         Preferred Rank; Participation. All Preferred Shares rank senior to the Common Stock in respect to the preferences provided for herein as to distributions and payments upon the liquidation, dissolution and winding up of the Company. The rights of the shares of Common Stock shall be subject to the preferences and relative rights of the Preferred Shares as provided for herein. So long as any of the Preferred Shares remain outstanding, without the prior express written consent of the Lead Investor (as defined in the Securities Purchase Agreement), the Company shall not authorize or issue additional or other capital stock that is of rank senior to or pari passu with the Preferred Shares in respect of the preferences as to dividends or distributions or payments upon the liquidation, dissolution or winding up of the Company.

(8)         Protective Provisions. So long as the Lead Investor beneficially owns at least at least twenty percent (20%) of the Conversion Shares underlying the Preferred Shares issued pursuant to the Securities Purchase Agreement (assuming the full conversion of such Preferred Shares, irrespective of any ownership limitations contained therein), except as otherwise contemplated by Section (2), the Company shall not, either directly or indirectly by amendment, merger, consolidation, recapitalization, reclassification, or otherwise, do any of the following without (in addition to any other vote required by law or the Company’s Amended and Restated Certificate of Incorporation) the written consent of the Lead Investor, and any such act or transaction entered into without such consent or vote shall be null and void ab initio, and of no force or effect:

(a)      Create, or authorize the creation of, or issue or obligate itself to issue shares of, or reclassify, any capital stock unless the same ranks junior to the Preferred Shares with respect to its rights, preferences and privileges, or increase the authorized number of shares of any class or series of capital stock of the Company unless the same ranks junior to the Preferred Shares with respect to its rights, preferences and privileges;

(b)      Create, or authorize the creation of, or issue, or authorize the issuance of any debt security or create any lien or security interest (except for purchase money liens or statutory liens of landlords, mechanics, materialmen, workmen, warehousemen and other similar persons arising or incurred in the ordinary course of business) or incur other indebtedness for borrowed money, including but not limited to obligations and contingent obligations under guarantees, or permit any Subsidiary to take any such action with respect to any debt security lien, security interest or other indebtedness for borrowed money, if the aggregate indebtedness of the Company and its Subsidiaries for borrowed money following such action would exceed $10,000,000, other than equipment leases, equipment purchase money loans, trade payables, or a working capital line of credit with customary terms, in each case, entered into in the ordinary course;

(c)      Directly or indirectly engage in any material line of business substantially different from those lines of business conducted by or publicly contemplated to be conducted by the Company and each of its Subsidiaries on the Effective Date; provided, that the foregoing shall not prevent the Company and its Subsidiaries from engaging in any business that is reasonably related or incidental or ancillary to its or their business; or

(d)      amend, alter or repeal any provision of the Amended and Restated Certificate of Incorporation or Bylaws of the Corporation in a manner that adversely affects the special rights, powers and preferences of the Preferred Stock.

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(9)         Vote to Change the Terms of or Issue Preferred Shares; Amendment. In addition to any other rights provided by law, except where the vote or written consent of the holders of a greater number of shares is required by law or by another provision of the Amended and Restated Certificate of Incorporation, without first obtaining the affirmative vote at a meeting duly called for such purpose or the written consent without a meeting of the holders of a majority of the outstanding Preferred Shares, the Company shall not effect (a) any change to this Certificate of Designations or the Company’s Amended and Restated Certificate of Incorporation that would amend, alter, change, repeal or otherwise affect any of the powers, designations, preferences and rights of the Preferred Shares, or (b) any issuance of Preferred Shares other than pursuant to the Securities Purchase Agreement.

(10)       Lost or Stolen Certificates. Upon receipt by the Company of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of any Preferred Stock Certificates representing the Preferred Shares, and, in the case of loss, theft or destruction, of an indemnification undertaking by the holder to the Company and, in the case of mutilation, upon surrender and cancellation of the Preferred Stock Certificate(s), the Company shall execute and deliver new preferred stock certificate(s) of like tenor and date; provided, however, the Company shall not be obligated to re-issue preferred stock certificates if the holder contemporaneously requests the Company to convert the Preferred Shares represented thereby into Common Stock.

(11)       Remedies, Characterizations, Other Obligations, Breaches and Injunctive Relief. The remedies provided in this Certificate of Designations shall be cumulative and in addition to all other remedies available under this Certificate of Designations, at law or in equity (including a decree of specific performance and/or other injunctive relief), no remedy contained herein shall be deemed a waiver of compliance with the provisions giving rise to such remedy and nothing herein shall limit a holder’s right to pursue actual damages for any failure by the Company to comply with the terms of this Certificate of Designations. The Company covenants to each holder of Preferred Shares that there shall be no characterization concerning this instrument other than as expressly described herein. Amounts set forth or provided for herein with respect to payments, conversion and the like (and the computation thereof) shall be the amounts to be received by the holder thereof and shall not, except as expressly provided herein, be subject to any other obligation of the Company (or the performance thereof). The Company acknowledges that a breach by it of its obligations hereunder may cause irreparable harm to the holders of the Preferred Shares by vitiating the intent and purpose of the transactions contemplated by this Certificate of Designations and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach by the Company of the provisions of this Certificate of Designations, the holders of the Preferred Shares shall be entitled, in addition to all other available remedies, to seek an injunctive order and/or injunction restraining any breach and requiring immediate compliance, without the necessity of showing economic loss and without any bond or other security being required.

(12)       Payment Set Aside. To the extent that the Company or any of the Subsidiaries makes a payment or payments to the holders of Preferred Shares hereunder or such holders enforce or exercise their rights hereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company or such Subsidiary, by a trustee, receiver or any other Person under any law (including any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

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(13)       Noncircumvention. The Company hereby covenants and agrees that the Company will not, by amendment of its Amended and Restated Certificate of Incorporation, Amended and Restated Bylaws or through any reorganization, transfer of assets, consolidation, merger, scheme of arrangement, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Certificate of Designations, and will at all times in good faith carry out all the provisions of this Certificate of Designations and take all action as may be required to protect the rights of the holders of Preferred Shares hereunder. Without limiting the generality of the foregoing or any other provision of this Certificate of Designations or the other Transaction Documents, the Company (a) shall not increase the par value of any shares of Common Stock receivable upon the conversion of any Preferred Shares above the Conversion Price then in effect, (b) shall take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and non-assessable shares of Common Stock upon the conversion of Preferred Shares and (c) shall, so long as any Preferred Shares are outstanding, take all action necessary to reserve and keep available out of its authorized and unissued shares of Common Stock, solely for the purpose of effecting the conversion of the Preferred Shares, the maximum number of shares of Common Stock as shall from time to time be necessary to effect the conversion of the Preferred Shares then outstanding (without regard to any limitations on conversion contained herein).

(14)       Specific Shall Not Limit General; Construction. No specific provision contained in this Certificate of Designations shall limit or modify any more general provision contained herein. This Certificate of Designations shall be deemed to be jointly drafted by the Company and all holders of Preferred Shares and shall not be construed against any person as the drafter hereof.

(15)       Status of Converted or Redeemed Series A Preferred Stock. Preferred Shares may only be issued pursuant to the Securities Purchase Agreement. If any Preferred Shares shall be converted, redeemed or reacquired by the Company, such shares shall resume the status of authorized but unissued shares of Preferred Stock and shall no longer be designated as Series A Convertible Preferred Stock.

(16)       Jurisdiction; Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Certificate of Designations shall be governed by the internal laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware. Each party hereby irrevocably submits to the exclusive jurisdiction of the Chancery Court of the State of Delaware and any state appellate court therefrom sitting in New Castle County in the State of Delaware (or, if the Chancery Court of the State of Delaware declines to accept jurisdiction over a particular matter, any state or federal court within the State of Delaware), for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it in the Securities Purchase Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS CERTIFICATE OF DESIGNATIONS.

(17)       Failure or Indulgence Not Waiver. No failure or delay on the part of a holder of Preferred Shares in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

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(18)       Notice. Any and all notices or other communications or deliveries to be provided to the Company hereunder, including, without limitation, any Conversion Notice, shall be in writing and delivered personally, via email or sent by a nationally recognized overnight courier service, addressed to Guerrilla RF, Inc., at 2000 Pisgah Church Road, Greensboro, NC 27455, Attention: Ryan Pratt, email: rpratt@guerrilla-rf.com, or such other email address or mailing address as the Company may specify for such purposes by notice to the holders. Any and all notices or other communications or deliveries to be provided to a holder hereunder shall be in writing and delivered personally, by email at the email address of such holder appearing on the books of the Company, or if no such email address appears on the books of the Company, sent by a nationally recognized overnight courier service addressed to such holder, at the principal place of business of such holder.

* * * * * *

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IN WITNESS WHEREOF, the Company has caused this Certificate of Designations to be signed by Ryan Pratt, its Chief Executive Officer, as of August 2, 2024.

GUERRILLA RF, INC.

By:
Name: Ryan Pratt
Title: Chief Executive Officer

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EXHIBIT I

GUERRILLA RF, INC.

CONVERSION NOTICE

Reference is made to the Certificate of Designations, Preferences and Rights of Series A Convertible Preferred Stock (the “Certificate of Designations”). In accordance with and pursuant to the Certificate of Designations, the undersigned hereby elects to convert the number of shares of Series A Convertible Preferred Stock, with a stated value of $1,000 per share (the “Preferred Shares”), of Guerrilla RF, Inc., a Delaware corporation (the “Company”), indicated below into shares of common stock, par value $0.0001 per share (the “Common Stock”), of the Company, by tendering the stock certificate(s) representing the Preferred Shares specified below as of the date specified below.

Date of Conversion:

Number of Preferred Shares to be converted:

Stock certificate no(s). of Preferred Shares to be converted:

Please confirm the following information:

Conversion Price:

Number of shares of Common Stock

to be issued:

Please issue the shares of Common Stock in accordance with the terms of the Certificate of Designations as follows:

☐ Deposit/Withdrawal At Custodian (DWAC) system; or

☐ Physical Certificate; or

☐ Direct Registration System (DRS)

Issue to:

Address (for delivery of physical certificate or DRS statement, as applicable):

Email Address:

DTC Participant Number and Name (if through

DWAC):

Account Number (if through DWAC):

ACKNOWLEDGMENT

The Company hereby acknowledges this Conversion Notice and hereby directs VStock Transfer, LLC to issue the above indicated number of shares of Common Stock in accordance with the Irrevocable Transfer Agent Instructions dated August 2, 2024 from the Company and acknowledged and agreed to by VStock Transfer, LLC.

GUERRILLA RF, INC.

By:
Name:
Title:

Exhibit B

FORM OF WARRANT

NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE EXERCISABLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT, OR (B) AN OPINION OF COUNSEL TO THE HOLDER (IF REQUESTED BY THE COMPANY), IN A FORM REASONABLY ACCEPTABLE TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES, IN EACH CASE WITH A PLEDGEE THAT IS AN “ACCREDITED INVESTOR” AS DEFINED IN RULE 501(a) UNDER THE SECURITIES ACT.

COMMON STOCK PURCHASE WARRANT

GUERRILLA RF, INC.

Warrant Shares: 2,885,246	Issue Date: August 5, 2024

THIS COMMON STOCK PURCHASE WARRANT (the “Warrant”) certifies that, for value received, NR-PRL Partners, LP or its assigns (the “Holder”) is entitled, upon the terms and subject to the limitations on exercise and the conditions hereinafter set forth, at any time on or after the Issue Date set forth above (the “Initial Exercise Date”) and on or prior to 5:00 p.m. (New York City time) on August 5, 2030 (the “Termination Date”) but not thereafter, to subscribe for and purchase from Guerrilla RF, Inc., a Delaware corporation (the “Company”), up to 2,885,246 shares (as subject to adjustment hereunder, the “Warrant Shares”) of Common Stock. The purchase price of one share of Common Stock under this Warrant shall be equal to the Exercise Price, as defined in Section 2(b).

Section 1.                Definitions. Capitalized terms used and not otherwise defined herein shall have the meanings set forth in that certain Securities Purchase Agreement (the “Purchase Agreement”), dated August 2, 2024, among the Company and the purchasers’ signatory thereto.

Section 2.                Exercise.

a)            Exercise of Warrant. Exercise of the purchase rights represented by this Warrant may be made, in whole or in part, at any time or times on or after the Initial Exercise Date and on or before the Termination Date by delivery to the Company of a duly executed PDF copy submitted by e-mail (or e-mail attachment) of the Notice of Exercise in the form annexed hereto as Exhibit A (the “Notice of Exercise”). Within the earlier of (i) one (1) Trading Day and (ii) the number of Trading Days comprising the Standard Settlement Period (as defined in Section 2(d)(i) herein), in each case, following the date of exercise as aforesaid, the Holder shall deliver the aggregate Exercise Price for the Warrant Shares specified in the applicable Notice of Exercise by wire transfer or cashier’s check drawn on a United States bank unless the cashless exercise procedure specified in Section 2(c) below is specified in the applicable Notice of Exercise. No ink-original Notice of Exercise shall be required, nor shall any medallion guarantee (or other type of guarantee or notarization) of any Notice of Exercise be required. Notwithstanding anything herein to the contrary, the Holder shall not be required to physically surrender this Warrant to the Company until the Holder has purchased all of the Warrant Shares available hereunder and the Warrant has been exercised in full, in which case, the Holder shall surrender this Warrant to the Company for cancellation within three (3) Trading Days of the date on which the final Notice of Exercise form is delivered to the Company. Partial exercises of this Warrant resulting in purchases of a portion of the total number of Warrant Shares available hereunder shall have the effect of lowering the outstanding number of Warrant Shares purchasable hereunder in an amount equal to the applicable number of Warrant Shares purchased. The Holder and the Company shall maintain records showing the number of Warrant Shares purchased and the date of such purchases. The Company shall deliver any objection to any Notice of Exercise within one (1) Trading Day of receipt of such notice. For purposes of this Warrant, “Trading Day” shall mean any day on which the Principal Market is open for trading. The Holder and any assignee, by acceptance of this Warrant, acknowledge and agree that, by reason of the provisions of this paragraph, following the purchase of a portion of the Warrant Shares hereunder, the number of Warrant Shares available for purchase hereunder at any given time may be less than the amount stated on the face hereof.

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b)            Exercise Price. The exercise price per share of Common Stock under this Warrant shall be Three Dollars and Five Cents ($3.05), subject to adjustment hereunder (the “Exercise Price”).

c)            Cashless Exercise. At any time, at the election of the Holder in its sole discretion, this Warrant may also be exercised, in whole or in part, at such time by means of a “cashless exercise” in which the Holder shall be entitled to receive a number of Warrant Shares equal to the quotient obtained by dividing [(A-B)*(C)] by (A), where:

(A) =

as applicable: (i) the VWAP on the Trading Day immediately preceding the date of the applicable Notice of Exercise if such Notice of Exercise is (1) both executed and delivered pursuant to Section 2(a) hereof on a day that is not a Trading Day or (2) both executed and delivered pursuant to Section 2(a) hereof on a Trading Day prior to the opening of “regular trading hours” (as defined in Rule 600(b) of Regulation NMS promulgated under the federal securities laws) on such Trading Day, (ii) at the option of the Holder, either (y) the VWAP on the Trading Day immediately preceding the date of the applicable Notice of Exercise or (z) the Bid Price of the Common Stock on the Principal Market as reported by Bloomberg L.P. (“Bloomberg”) as of the time of the Holder’s execution of the applicable Notice of Exercise if such Notice of Exercise is executed during “regular trading hours” on a Trading Day and is delivered within two (2) hours thereafter (including until two (2) hours after the close of “regular trading hours” on a Trading Day) pursuant to Section 2(a) hereof or (iii) the VWAP on the date of the applicable Notice of Exercise if the date of such Notice of Exercise is a Trading Day and such Notice of Exercise is both executed and delivered pursuant to Section 2(a) hereof after the close of “regular trading hours” on such Trading Day;

(B) =	the Exercise Price of this Warrant, as adjusted hereunder; and

(C) =

the number of Warrant Shares that would be issuable upon exercise of this Warrant in accordance with the terms of this Warrant if such exercise were by means of a cash exercise rather than a cashless exercise.

“Bid Price” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a National Exchange, the bid price of the Common Stock for the time in question (or the nearest preceding date) on the National Exchange on which the Common Stock is then listed or quoted as reported by Bloomberg (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)), (b) if OTCQB or OTCQX is not a National Exchange, the volume weighted average price of the Common Stock for such date (or the nearest preceding date) on OTCQB or OTCQX as applicable, (c) if the Common Stock is not then listed or quoted for trading on OTCQB or OTCQX and if prices for the Common Stock are then reported on The Pink Open Market (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported, or (d) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the Holders of a majority in interest of the Securities then outstanding and reasonably acceptable to the Company, the fees and expenses of which shall be paid by the Company.

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“VWAP” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a National Exchange, the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the National Exchange on which the Common Stock is then listed or quoted as reported by Bloomberg (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)), (b)  if OTCQB or OTCQX is not a National Exchange, the volume weighted average price of the Common Stock for such date (or the nearest preceding date) on OTCQB or OTCQX, as applicable, (c) if the Common Stock is not then listed or quoted for trading on OTCQB or OTCQX and if prices for the Common Stock are then reported on The Pink Open Market (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported, or (d) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the Holders of a majority in interest of the Securities then outstanding and reasonably acceptable to the Company, the fees and expenses of which shall be paid by the Company.

If Warrant Shares are issued in such a cashless exercise, the parties acknowledge and agree that in accordance with Section 3(a)(9) of the Securities Act, the Warrant Shares shall take on the characteristics of the Warrants being exercised, and the holding period of the Warrant Shares being issued may be tacked on to the holding period of this Warrant.  The Company agrees not to take any position contrary to this Section 2(c).

d)           Mechanics of Exercise.

i.         Delivery of Warrant Shares Upon Exercise. The Company shall cause the Warrant Shares purchased hereunder to be transmitted by the transfer agent of the Company (the “Transfer Agent”) to the Holder by crediting the account of the Holder’s or its designee’s balance account with The Depository Trust Company through its Deposit or Withdrawal at Custodian system (“DWAC”) if the Company is then a participant in such system and either (A) there is an effective registration statement permitting the issuance of the Warrant Shares to or resale of the Warrant Shares by the Holder or (B) the Warrant Shares are eligible for resale by the Holder without volume or manner-of-sale limitations pursuant to Rule 144 (assuming cashless exercise of the Warrants), and otherwise by physical delivery of a certificate or book-entry statement, registered in the Company’s share register in the name of the Holder or its designee, for the number of Warrant Shares to which the Holder is entitled pursuant to such exercise to the address specified by the Holder in the Notice of Exercise by the date that is the earliest of (i) one (1) Trading Day after the delivery to the Company of the Notice of Exercise, and (ii) the number of Trading Days comprising the Standard Settlement Period after the delivery to the Company of the Notice of Exercise (such date, the “Warrant Share Delivery Date”). Upon delivery of the Notice of Exercise, the Holder shall be deemed for all corporate purposes to have become the holder of record of the Warrant Shares with respect to which this Warrant has been exercised, irrespective of the date of delivery of the Warrant Shares, provided that payment of the aggregate Exercise Price (other than in the case of a cashless exercise) is received by the Warrant Share Delivery Date. If the Company fails for any reason to deliver to the Holder the Warrant Shares subject to a Notice of Exercise by the Warrant Share Delivery Date, the Company shall pay to the Holder, in cash, as liquidated damages and not as a penalty, for each $1,000 of Warrant Shares subject to such exercise (based on the VWAP of the Common Stock on the date of the applicable Notice of Exercise), $10 per Trading Day (increasing to $20 per Trading Day on the third Trading Day after the Warrant Share Delivery Date) for each Trading Day after such Warrant Share Delivery Date until such Warrant Shares are delivered or Holder rescinds such exercise. The Company agrees to maintain a transfer agent that is a participant in the FAST program so long as this Warrant remains outstanding and exercisable. As used herein, “Standard Settlement Period” means the standard settlement period, expressed in a number of Trading Days, on the Principal Market with respect to the Common Stock as in effect on the date of delivery of the Notice of Exercise.

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ii.         Delivery of New Warrants Upon Exercise. If this Warrant shall have been exercised in part, the Company shall, at the request of a Holder and upon surrender of this Warrant certificate, at the time of delivery of the Warrant Shares, deliver to the Holder a new Warrant evidencing the rights of the Holder to purchase the unpurchased Warrant Shares called for by this Warrant, which new Warrant shall in all other respects be identical with this Warrant.

iii.         Rescission Rights. If the Company fails to cause the Transfer Agent to transmit to the Holder the Warrant Shares pursuant to Section 2(d)(i) by the Warrant Share Delivery Date, then the Holder will have the right to rescind such exercise.

iv.         Compensation for Buy-In on Failure to Timely Deliver Warrant Shares Upon Exercise. In addition to any other rights available to the Holder, if the Company fails to cause the Transfer Agent to transmit to the Holder the Warrant Shares in accordance with the provisions of Section 2(d)(i) above pursuant to an exercise on or before the Warrant Share Delivery Date, and if after such date the Holder is required by its broker to purchase (in an open market transaction or otherwise) or the Holder’s brokerage firm otherwise purchases, shares of Common Stock to deliver in satisfaction of a sale by the Holder of the Warrant Shares which the Holder anticipated receiving upon such exercise (a “Buy-In”), then the Company shall (A) pay in cash to the Holder the amount, if any, by which (x) the Holder’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased exceeds (y) the amount obtained by multiplying (1) the number of Warrant Shares that the Company was required to deliver to the Holder in connection with the exercise at issue times (2) the price at which the sell order giving rise to such purchase obligation was executed, and (B) at the option of the Holder, either reinstate the portion of the Warrant and equivalent number of Warrant Shares for which such exercise was not honored (in which case such exercise shall be deemed rescinded) or deliver to the Holder the number of shares of Common Stock that would have been issued had the Company timely complied with its exercise and delivery obligations hereunder. For example, if the Holder purchases Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted exercise of shares of Common Stock with an aggregate sale price giving rise to such purchase obligation of $10,000, under clause (A) of the immediately preceding sentence the Company shall be required to pay the Holder $1,000. The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Buy-In and, upon request of the Company, evidence of the amount of such loss. Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver shares of Common Stock upon exercise of the Warrant as required pursuant to the terms hereof.

v.          No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. As to any fraction of a share which the Holder would otherwise be entitled to purchase upon such exercise, the Company shall, at its election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Exercise Price or round up to the next whole share.

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vi.         Charges, Taxes and Expenses. Issuance of Warrant Shares shall be made without charge to the Holder for any issue or transfer tax or other incidental expense in respect of the issuance of such Warrant Shares, all of which taxes and expenses shall be paid by the Company, and such Warrant Shares shall be issued in the name of the Holder or in such name or names as may be directed by the Holder; provided, however, that in the event that Warrant Shares are to be issued in a name other than the name of the Holder, this Warrant when surrendered for exercise shall be accompanied by the Assignment Form attached hereto as Exhibit B duly executed by the Holder and the Company may require, as a condition thereto, the payment of a sum sufficient to reimburse it for any transfer tax incidental thereto. The Company shall pay all Transfer Agent fees required for same-day processing of any Notice of Exercise and all fees to the Depository Trust Company (or another established clearing corporation performing similar functions) required for same-day electronic delivery of the Warrant Shares.

vii.         Closing of Books. The Company will not close its stockholder books or records in any manner which prevents the timely exercise of this Warrant, pursuant to the terms hereof.

Section 3.    Certain Adjustments.

a)           Stock Dividends and Splits. If the Company, at any time while this Warrant is outstanding: (i) pays a stock dividend or otherwise makes a distribution or distributions on shares of its Common Stock or any other equity or equity equivalent securities payable in shares of Common Stock (which, for avoidance of doubt, shall not include any shares of Common Stock issued by the Company upon exercise of this Warrant), (ii) subdivides outstanding shares of Common Stock into a larger number of shares, (iii) combines (including by way of reverse stock split) outstanding shares of Common Stock into a smaller number of shares, or (iv) issues by reclassification of shares of the Common Stock any shares of capital stock of the Company, then in each case the Exercise Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event, and the number of shares issuable upon exercise of this Warrant shall be proportionately adjusted such that the aggregate Exercise Price of this Warrant shall remain unchanged. Any adjustment made pursuant to this Section 3(a) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re‑classification.

b)           Subsequent Rights Offerings. In addition to any adjustments pursuant to Section 3(a) above, if at any time the Company grants, issues or sells any Common Stock, Convertible Securities, or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of shares of Common Stock (the “Purchase Rights”), then the Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder could have acquired if the Holder had held the number of shares of Common Stock acquirable upon complete exercise of this Warrant (without regard to any limitations on exercise hereof) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights.

c)           Pro Rata Distributions. During such time as this Warrant is outstanding, if the Company shall declare or make any dividend or other distribution of its assets (or rights to acquire its assets) to holders of shares of Common Stock, by way of return of capital or otherwise (including, without limitation, any distribution of cash, stock or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) other than a dividend or other distribution of the type described in Section 3(a) above (a “Distribution”), at any time after the issuance of this Warrant, then, in each such case, the Holder shall be entitled to participate in such Distribution to the same extent that the Holder would have participated therein if the Holder had held the number of shares of Common Stock acquirable upon complete exercise of this Warrant (without regard to any limitations on exercise hereof) immediately before the date of which a record is taken for such Distribution, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the participation in such Distribution.

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d)           Fundamental Transaction. If, at any time while this Warrant is outstanding, (i) the Company, directly or indirectly, in one or more related transactions effects any merger or consolidation of the Company with or into another Person, (ii) the Company (and all of its Subsidiaries, taken as a whole), directly or indirectly, effects any sale, lease, license, assignment, transfer, conveyance or other disposition of all or substantially all of its assets in one or a series of related transactions, (iii) any, direct or indirect, purchase offer, tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of Common Stock are permitted to sell, tender or exchange their shares for other securities, cash or property and has been accepted by the holders of 50% or more of the outstanding shares of voting stock of the Company in the aggregate (including Common Stock and any voting preferred stock), (iv) the Company, directly or indirectly, in one or more related transactions effects any reclassification, reorganization or recapitalization of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property, or (v) the Company, directly or indirectly, in one or more related transactions consummates a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off, merger or scheme of arrangement) with another Person or group of Persons whereby such other Person or group acquires more than 50% of the outstanding shares of voting stock of the Company in the aggregate (including Common Stock and any voting preferred stock) (not including any shares of Common Stock or voting preferred stock held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock or share purchase agreement or other business combination) (each a “Fundamental Transaction”), then, upon any subsequent exercise of this Warrant, the Holder shall have the right to receive, for each Warrant Share that would have been issuable upon such exercise immediately prior to the occurrence of such Fundamental Transaction (without regard to any limitation on the exercise of this Warrant), the same consideration (the “Alternate Consideration”) receivable as a result of such Fundamental Transaction by a holder of the number of shares of Common Stock for which this Warrant is exercisable immediately prior to such Fundamental Transaction (without regard to any limitation on the exercise of this Warrant). For purposes of any such exercise, the determination of the Exercise Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one share of Common Stock in such Fundamental Transaction, and the Company shall apportion the Exercise Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any exercise of this Warrant following such Fundamental Transaction. The Company shall cause any successor entity in a Fundamental Transaction in which the Company is not the survivor (the “Successor Entity”) to assume in writing all of the obligations of the Company under this Warrant and the other Transaction Documents in accordance with the provisions of this Section 3(d) pursuant to written agreements in form and substance reasonably satisfactory to the Holder and approved by the Holder (without unreasonable delay) prior to such Fundamental Transaction and shall, at the option of the Holder, deliver to the Holder in exchange for this Warrant a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to this Warrant which is exercisable for a corresponding number of shares of capital stock of such Successor Entity (or its parent entity) equivalent to the shares of Common Stock acquirable and receivable upon exercise of this Warrant (without regard to any limitations on the exercise of this Warrant) prior to such Fundamental Transaction, and with an exercise price which applies the exercise price hereunder to such shares of capital stock (but taking into account the relative value of the shares of Common Stock pursuant to such Fundamental Transaction and the value of such shares of capital stock, such number of shares of capital stock and such exercise price being for the purpose of protecting the economic value of this Warrant immediately prior to the consummation of such Fundamental Transaction), and which is reasonably satisfactory in form and substance to the Successor Entity and the Holder. Upon the occurrence of any such Fundamental Transaction, the Successor Entity shall succeed to, and be substituted for (so that from and after the date of such Fundamental Transaction, the provisions of this Warrant and the other Transaction Documents referring to the “Company” shall refer instead to the Successor Entity), and may exercise every right and power of the Company and shall assume all of the obligations of the Company under this Warrant and the other Transaction Documents with the same effect as if such Successor Entity had been named as the Company herein.

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e)           Calculations. All calculations under this Section 3 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be. For purposes of this Section 3, the number of shares of Common Stock deemed to be issued and outstanding as of a given date shall be the sum of the number of shares of Common Stock (excluding treasury shares, if any) issued and outstanding.

f)           Notice to Holder.

i.           Adjustment to Exercise Price. Whenever the Exercise Price is adjusted pursuant to any provision of this Section 3, the Company shall promptly deliver to the Holder by email a notice setting forth the Exercise Price after such adjustment and any resulting adjustment to the number of Warrant Shares and setting forth a brief statement of the facts requiring such adjustment.

ii.          Notice to Allow Exercise by Holder. If (A) the Company shall declare a dividend (or any other distribution in whatever form) on the Common Stock, (B) the Company shall declare a special nonrecurring cash dividend on or a redemption of the Common Stock, (C) the Company shall authorize the granting to all holders of the Common Stock rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights, (D) the approval of any stockholders of the Company shall be required in connection with any reclassification of the Common Stock, any consolidation or merger to which the Company is a party, any sale or transfer of all or substantially all of the assets of the Company, or any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property, or (E) the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company, then, in each case, the Company shall cause to be delivered by email to the Holder at its last email address as it shall appear upon the Warrant Register of the Company (unless such notice is filed with the Commission, which in such case, no additional notice is required to be provided to the Holder), at least ten (10) calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Common Stock of record shall be entitled to exchange their shares of the Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange; provided that the failure to deliver such notice or any defect therein or in the delivery thereof shall not affect the validity of the corporate action required to be specified in such notice. To the extent that any notice provided in this Warrant constitutes, or contains, material, non-public information regarding the Company or any of the Subsidiaries, the Company shall simultaneously file such notice with the Commission pursuant to a Current Report on Form 8-K. The Holder shall remain entitled to exercise this Warrant during the period commencing on the date of such notice to the effective date of the event triggering such notice except as may otherwise be expressly set forth herein.

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Section 4.    Transfer of Warrant.

a)           Transferability. Subject to compliance with any applicable securities laws and the conditions set forth in Section 4(d) hereof and to the provisions of Section 2.f of the Purchase Agreement, this Warrant and all rights hereunder (including, without limitation, any registration rights) are transferable, in whole or in part, upon surrender of this Warrant at the principal office of the Company or its designated agent, together with a written assignment of this Warrant substantially in the form attached hereto duly executed by the Holder or its agent or attorney and funds sufficient to pay any transfer taxes payable upon the making of such transfer. Upon such surrender and, if required, such payment, the Company shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees, as applicable, and in the denomination or denominations specified in such instrument of assignment, and shall issue to the assignor a new Warrant evidencing the portion of this Warrant not so assigned, and this Warrant shall promptly be cancelled. Notwithstanding anything herein to the contrary, the Holder shall not be required to physically surrender this Warrant to the Company unless the Holder has assigned this Warrant in full, in which case, the Holder shall surrender this Warrant to the Company within three (3) Trading Days of the date on which the Holder delivers an assignment form to the Company assigning this Warrant in full. The Warrant, if properly assigned in accordance herewith, may be exercised by a new holder for the purchase of Warrant Shares without having a new Warrant issued.

b)           New Warrants. This Warrant may be divided or combined with other Warrants upon presentation hereof at the aforesaid office of the Company, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by the Holder or its agent or attorney. Subject to compliance with Section 4(a), as to any transfer which may be involved in such division or combination, the Company shall execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice. All Warrants issued on transfers or exchanges shall be dated the Issue Date of this Warrant and shall be identical with this Warrant except as to the number of Warrant Shares issuable pursuant thereto.

c)           Warrant Register. The Company shall register this Warrant, upon records to be maintained by the Company for that purpose (the “Warrant Register”), in the name of the record Holder hereof from time to time. The Company may deem and treat the registered Holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, absent actual notice to the contrary.

d)           Transfer Restrictions. If, at the time of the surrender of this Warrant in connection with any transfer of this Warrant, the transfer of this Warrant shall not be either (i) registered pursuant to an effective registration statement under the Securities Act and under applicable state securities or blue sky laws or (ii) eligible for resale without volume or manner-of-sale restrictions or current public information requirements pursuant to Rule 144, the Company may require, as a condition of allowing such transfer, that the Holder or transferee of this Warrant, as the case may be, comply with the provisions of Section 2.f of the Purchase Agreement.

e)           Representation by the Holder. The Holder, by the acceptance hereof, represents and warrants that it is acquiring this Warrant and, upon any exercise hereof, will acquire the Warrant Shares issuable upon such exercise, for its own account and not with a view to or for distributing or reselling such Warrant Shares or any part thereof in violation of the Securities Act or any applicable state securities law, except pursuant to sales registered or exempted under the Securities Act.

Section 5.    Miscellaneous.

a)           No Rights as Stockholder Until Exercise; No Settlement in Cash. This Warrant does not entitle the Holder to any voting rights, dividends or other rights as a stockholder of the Company prior to the exercise hereof as set forth in Section 2(d)(i), except as expressly set forth in Section 3. Without limiting the rights of a Holder to receive Warrant Shares on a “cashless exercise,” and to receive the cash payments contemplated pursuant to Sections 2(d)(i) and 2(d)(iv), in no event will the Company be required to net cash settle an exercise of this Warrant.

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b)           Loss, Theft, Destruction or Mutilation of Warrant. The Company covenants that upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant or any stock certificate relating to the Warrant Shares, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it (which, in the case of the Warrant, shall not include the posting of any bond), and upon surrender and cancellation of such Warrant or stock certificate, if mutilated, the Company will make and deliver a new Warrant or stock certificate of like tenor and dated as of such cancellation, in lieu of such Warrant or stock certificate.

c)           Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Trading Day, then, such action may be taken or such right may be exercised on the next succeeding Trading Day.

d)           Authorized Shares.

The Company covenants that, during the period the Warrant is outstanding, it will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of the Warrant Shares upon the exercise of any purchase rights under this Warrant. The Company further covenants that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of issuing the necessary Warrant Shares upon the exercise of the purchase rights under this Warrant. The Company will take all such reasonable action as may be necessary to assure that such Warrant Shares may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of the National Exchange upon which the Common Stock may be listed. The Company covenants that all Warrant Shares which may be issued upon the exercise of the purchase rights represented by this Warrant will, upon exercise of the purchase rights represented by this Warrant and payment for such Warrant Shares in accordance herewith, be duly authorized, validly issued, fully paid and nonassessable and free from all taxes, liens and charges created by the Company in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue).

Except and to the extent as waived or consented to by the Holder, the Company shall not by any action, including, without limitation, amending its certificate of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of Holder as set forth in this Warrant against impairment. Without limiting the generality of the foregoing, the Company will (i) not increase the par value of any Warrant Shares above the amount payable therefor upon such exercise immediately prior to such increase in par value, (ii) take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable Warrant Shares upon the exercise of this Warrant and (iii) use commercially reasonable efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof, as may be, necessary to enable the Company to perform its obligations under this Warrant.

Before taking any action which would result in an adjustment in the number of Warrant Shares for which this Warrant is exercisable or in the Exercise Price, the Company shall obtain all such authorizations or exemptions thereof, or consents thereto, as may be necessary from any public regulatory body or bodies having jurisdiction thereof.

e)           Jurisdiction; Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Warrant shall be determined in accordance with the provisions of the Purchase Agreement.

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f)           Restrictions. The Holder acknowledges that the Warrant Shares acquired upon the exercise of this Warrant, if not registered, and the Holder does not utilize cashless exercise, will have restrictions upon resale imposed by state and federal securities laws.

g)           Nonwaiver and Expenses. No course of dealing or any delay or failure to exercise any right hereunder on the part of Holder shall operate as a waiver of such right or otherwise prejudice the Holder’s rights, powers or remedies, notwithstanding the fact that the right to exercise this Warrant terminates on the Termination Date. Without limiting any other provision of this Warrant, if the Company willfully and knowingly fails to comply with any provision of this Warrant, which results in any material damages to the Holder, the Company shall pay to the Holder such amounts as shall be sufficient to cover any costs and expenses including, but not limited to, reasonable attorneys’ fees, including those of appellate proceedings, incurred by the Holder in collecting any amounts due pursuant hereto or in otherwise enforcing any of its rights, powers or remedies hereunder.

h)           Notices. Any notice, request or other document required or permitted to be given or delivered to the Holder by the Company shall be delivered in accordance with the notice provisions of the Purchase Agreement.

i)           Limitation of Liability. No provision hereof, in the absence of any affirmative action by the Holder to exercise this Warrant to purchase Warrant Shares, and no enumeration herein of the rights or privileges of the Holder, shall give rise to any liability of the Holder for the purchase price of any Common Stock or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

j)           Remedies. The Holder, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Warrant. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Warrant and hereby agrees to waive and not to assert the defense in any action for specific performance that a remedy at law would be adequate.

k)           Successors and Assigns. Subject to applicable securities laws, this Warrant and the rights and obligations evidenced hereby shall inure to the benefit of and be binding upon the successors and permitted assigns of the Company and the successors and permitted assigns of Holder. The provisions of this Warrant are intended to be for the benefit of any Holder from time to time of this Warrant and shall be enforceable by the Holder or holder of Warrant Shares.

l)           Amendment. This Warrant may be modified or amended or the provisions hereof waived with the written consent of the Company, on the one hand, and the Holder of this Warrant, on the other hand.

m)         Severability. Wherever possible, each provision of this Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Warrant.

n)           Headings. The headings used in this Warrant are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.

********************

(Signature Page Follows)

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IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its officer thereunto duly authorized as of the date first above indicated.

GUERRILLA RF, INC.

By:
Name:
Title:

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EXHIBIT A

NOTICE OF EXERCISE

TO:         GUERRILLA RF, INC.

(1)           The undersigned hereby elects to purchase ________ Warrant Shares of the Company pursuant to the terms of the attached Warrant (only if exercised in full), and tenders herewith payment of the exercise price in full, together with all applicable transfer taxes, if any.

(2)           Payment shall take the form of (check applicable box):

[ ] in lawful money of the United States; or

[ ] if permitted the cancellation of such number of Warrant Shares as is necessary, in accordance with the formula set forth in subsection 2(c), to exercise this Warrant with respect to the maximum number of Warrant Shares purchasable pursuant to the cashless exercise procedure set forth in subsection 2(c).

(3)           Please issue said Warrant Shares in the name of the undersigned or in such other name as is specified below:

_______________________________

The Warrant Shares shall be delivered to the following DWAC Account Number:

_______________________________

_______________________________

_______________________________

(4)           Accredited Investor. The undersigned is an “accredited investor” as defined in Regulation D promulgated under the Securities Act of 1933, as amended.

[SIGNATURE OF HOLDER]

Name of Investing Entity: ________________________________________________________________________

Signature of Authorized Signatory of Investing Entity: _________________________________________________

Name of Authorized Signatory: ___________________________________________________________________

Title of Authorized Signatory: ____________________________________________________________________

Date: ________________________________________________________________________________________

EXHIBIT B

ASSIGNMENT FORM

(To assign the foregoing Warrant, execute this form and supply required information. Do not use this form to exercise the Warrant to purchase shares.)

FOR VALUE RECEIVED, the foregoing Warrant and all rights evidenced thereby are hereby assigned to

Name:
(Please Print)

Address:
(Please Print)

Phone Number:

Email Address:

Dated: _______________ ___, ______

Holder’s Signature:

Holder’s Address:

Exhibit C

FORM OF REGISTRATION RIGHTS AGREEMENT

REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (this “Agreement”) is made and entered into as of August 2, 2024, by and between Guerrilla RF, Inc., a Delaware corporation (the “Company”), and each of the several purchasers signatory hereto (each such purchaser, a “Purchaser” and, collectively, the “Purchasers”).

This Agreement is made pursuant to the Securities Purchase Agreement, dated as of the date hereof, between the Company and each Purchaser (the “Purchase Agreement”), pursuant to which the Company has agreed, upon the terms and subject to the conditions of the Securities Purchase Agreement, to issue and sell to the Purchasers at the Closing (as defined in the Purchase Agreement) (i) an aggregate of 22,000 shares (the “Preferred Shares”) of a newly created series of preferred stock, with a stated value of $1,000 per share (the “Preferred Stock”), designated Series A Convertible Preferred Stock, which shall initially be convertible into 7,213,115 shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”; the shares of Common Stock issuable upon conversion of the Preferred Shares referred to as the “Conversion Shares”), in accordance with the terms of the Company’s Certificate of Designations, Preferences and Rights of the Series A Convertible Preferred Stock (as the same may be amended, restated, modified or supplemented and in effect from time to time, the “Certificate of Designations”), and (ii) Warrants to purchase an aggregate of 2,885,246 shares of Common Stock (the “Warrants”; the shares of Common Stock issuable upon exercise of the Warrants being referred to as the “Warrant Shares”).

The Company and each Purchaser hereby agree as follows:

1.                   Definitions.

Capitalized terms used and not otherwise defined herein that are defined in the Purchase Agreement shall have the meanings given such terms in the Purchase Agreement. As used in this Agreement, the following terms shall have the following meanings:

“Advice” shall have the meaning set forth in Section 6(c).

“Effectiveness Date” means, with respect to the Initial Registration Statement required to be filed hereunder, the 75th calendar day following the Closing Date (or, in the event of a “full review” by the Commission, the 90th calendar day following the Closing Date) and with respect to any additional Registration Statements which may be required pursuant to Section 2(c) or Section 3(c), the 60th calendar day following the date on which an additional Registration Statement is required to be filed hereunder (or, in the event of a “full review” by the Commission, the 75th calendar day following the date such additional Registration Statement is required to be filed hereunder); provided, however, that in the event the Company is notified by the Commission that one or more of the above Registration Statements will not be reviewed or is no longer subject to further review and comments, the Effectiveness Date as to such Registration Statement shall be the fifth Trading Day following the date on which the Company is so notified if such date precedes the dates otherwise required above, provided, further, if such Effectiveness Date falls on a day that is not a Trading Day, then the Effectiveness Date shall be the next succeeding Trading Day.

“Effectiveness Period” shall have the meaning set forth in Section 2(a).

“Event” shall have the meaning set forth in Section 2(d).

“Event Date” shall have the meaning set forth in Section 2(d).

“Filing Date” means: (i) with respect to the Initial Registration Statement required hereunder, the 60th calendar day following the Closing Date, (ii) with respect to any additional Registration Statements which may be required pursuant to Section 2(c), the earliest practical date on which the Company is permitted by SEC Guidance to file such additional Registration Statement related to the Registrable Securities, and (iii) with respect to any additional Registration Statements which may be required pursuant to Section 3(c), not later than 30 calendar days after the necessity therefor arises, or (if later) the first date on which the Company is then permitted to file such Registration Statement by the SEC.

“Holder” or “Holders” means the holder or holders, as the case may be, from time to time of Registrable Securities.

“Indemnified Party” shall have the meaning set forth in Section 5(c).

“Indemnifying Party” shall have the meaning set forth in Section 5(c).

“Initial Registration Statement” means the initial Registration Statement filed pursuant to this Agreement.

“Losses” shall have the meaning set forth in Section 5(a).

“Plan of Distribution” shall have the meaning set forth in Section 2(a).

“Prospectus” means the prospectus included in a Registration Statement (including, without limitation, a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated by the Commission pursuant to the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by a Registration Statement, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

“Registrable Securities” means, as of any date of determination, (a) all Conversion Shares then issued and issuable upon conversion of the Preferred Shares (assuming on such date the Preferred Shares are converted in full without regard to any exercise limitations therein), (b) all Warrant Shares then issued and issuable upon exercise of the Warrants (assuming on such date the Warrants are exercised in full without regard to any exercise limitations therein), and (c) any securities issued or then issuable upon any stock split, dividend or other distribution, recapitalization or similar event with respect to the foregoing; provided, however, that any such Registrable Securities shall cease to be Registrable Securities (and the Company shall not be required to maintain the effectiveness of any, or file another, Registration Statement hereunder with respect thereto) for so long as (a) a Registration Statement with respect to the sale of such Registrable Securities is declared effective by the Commission under the Securities Act and such Registrable Securities have been disposed of by the Holders in accordance with such effective Registration Statement, (b) such Registrable Securities have been previously sold in accordance with Rule 144, or (c) such securities become eligible for resale without volume or manner-of-sale restrictions and without current public information pursuant to Rule 144 as set forth in a written opinion letter to such effect, addressed, delivered and acceptable to the Transfer Agent.

“Registration Statement” means any registration statement required to be filed hereunder pursuant to Section 2(a) and any additional registration statements contemplated by Section 2(c) or Section 3(c), including (in each case) the Prospectus, amendments and supplements to any such registration statement or Prospectus, including pre- and post-effective amendments, all exhibits thereto, and all material incorporated by reference or deemed to be incorporated by reference in any such registration statement.

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“Rule 415” means Rule 415 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended or interpreted from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same purpose and effect as such Rule.

“Rule 424” means Rule 424 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended or interpreted from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same purpose and effect as such Rule.

“Selling Stockholder Questionnaire” shall have the meaning set forth in Section 3(a).

“SEC Guidance” means (i) any publicly-available written or oral guidance of the Commission staff, or any comments, requirements or requests of the Commission staff and (ii) the Securities Act.

2.                   Shelf Registration.

(a)            On or prior to each Filing Date, the Company shall prepare and file with the Commission a Registration Statement covering the resale of all of the Registrable Securities that are not then registered on an effective Registration Statement for an offering to be made on a continuous basis pursuant to Rule 415. Each Registration Statement filed hereunder shall be on Form S-3 (except if the Company is not then eligible to register for resale the Registrable Securities on Form S-3, in which case such registration shall be on another appropriate form in accordance herewith, subject to the provisions of Section 2(d)) and shall contain (unless otherwise directed by at least 85% in interest of the Holders) substantially the “Plan of Distribution” attached hereto as Annex A and substantially the “Selling Stockholder” section attached hereto as Annex B; provided, however, that no Holder shall be required to be named as an “underwriter” without such Holder’s express prior written consent. Subject to the terms of this Agreement, the Company shall use its reasonable best efforts to cause a Registration Statement filed under this Agreement (including, without limitation, under Section 3(c)) to be declared effective under the Securities Act as promptly as possible after the filing thereof, but in any event no later than the applicable Effectiveness Date, and shall use its reasonable best efforts to keep such Registration Statement continuously effective under the Securities Act until the date that all Registrable Securities covered by such Registration Statement (i) have been sold, thereunder or pursuant to Rule 144, or (ii) may be sold without volume or manner-of-sale restrictions pursuant to Rule 144 and without the requirement for the Company to be in compliance with the current public information requirement under Rule 144, as determined by the counsel to the Company pursuant to a written opinion letter to such effect, addressed and acceptable to the Transfer Agent (the “Effectiveness Period”). The Company shall telephonically request effectiveness of a Registration Statement as of 5:00 p.m. (Boston time) on a Trading Day. The Company shall promptly notify the Holders by e-mail of the effectiveness of a Registration Statement on the same Trading Day that the Company telephonically confirms effectiveness with the Commission, which shall be the date requested for effectiveness of such Registration Statement. The Company shall, by 9:30 a.m. (Boston time) on the Trading Day after the effective date of such Registration Statement, file a final Prospectus with the Commission as required by Rule 424. Failure to so notify the Holder within one (1) Trading Day of such notification of effectiveness or failure to file a final Prospectus as foresaid shall be deemed an Event under Section 2(d).

(b)            Notwithstanding the registration obligations set forth in Section 2(a), if the Commission informs the Company that all of the Registrable Securities cannot, as a result of the application of Rule 415, be registered for resale as a secondary offering on a single registration statement, the Company agrees to promptly inform each of the Holders thereof and use its commercially reasonable efforts to file amendments to the Initial Registration Statement as required by the Commission, covering the maximum number of Registrable Securities permitted to be registered by the Commission, on Form S-3 or such other form available to register for resale the Registrable Securities as a secondary offering, subject to the provisions of Section 2(d); with respect to filing on Form S-3 or other appropriate form, and subject to the provisions of Section 2(d) with respect to the payment of liquidated damages; provided, however, that prior to filing such amendment, the Company shall be obligated to use diligent efforts to advocate with the Commission for the registration of all of the Registrable Securities in accordance with the SEC Guidance, including without limitation, Compliance and Disclosure Interpretation 612.09.

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(c)            Notwithstanding any other provision of this Agreement and subject to the payment of liquidated damages pursuant to Section 2(d), if the Commission or any SEC Guidance sets forth a limitation on the number of Registrable Securities permitted to be registered on a particular Registration Statement as a secondary offering (and notwithstanding that the Company used diligent efforts to advocate with the Commission for the registration of all or a greater portion of Registrable Securities), unless otherwise directed in writing by a Holder as to its Registrable Securities, the number of Registrable Securities to be registered on such Registration Statement will be reduced as follows:

a.	First, the Company shall reduce or eliminate any securities to be included other than Registrable Securities;

b.

Second, the Company shall reduce Registrable Securities represented by Warrant Shares (applied, in the case that some Warrant Shares may be registered, to the Holders on a pro rata basis based on the total number of unregistered Warrant Shares held by such Holders); and

c.

Third, the Company shall reduce Registrable Securities represented by Conversion Shares (applied, in the case that some Conversion Shares may be registered, to the Holders on a pro rata basis based on the total number of unregistered Conversion Shares held by such Holders).

In the event of a cutback hereunder, the Company shall give the Holder at least five (5) Trading Days prior written notice along with the calculations as to such Holder’s allotment. In the event the Company amends the Initial Registration Statement in accordance with the foregoing, the Company will use its reasonable best efforts to file with the Commission, as promptly as allowed by the Commission or SEC Guidance provided to the Company or to registrants of securities in general, one or more registration statements on Form S-3 or such other form available to register for resale those Registrable Securities that were not registered for resale on the Initial Registration Statement, as amended.

(d)            If: (i) the Initial Registration Statement is not filed on or prior to its Filing Date (if the Company files the Initial Registration Statement without affording the Holders the opportunity to review and comment on the same as required by Section 3(a) herein, the Company shall be deemed to have not satisfied this clause (i)), or (ii) the Company fails to file with the Commission a request for acceleration of a Registration Statement in accordance with Rule 461 promulgated by the Commission pursuant to the Securities Act, within five (5) Trading Days of the date that the Company is notified (orally or in writing, whichever is earlier) by the Commission that such Registration Statement will not be “reviewed” or will not be subject to further review, or (iii) prior to the effective date of a Registration Statement, the Company fails to file a pre-effective amendment and otherwise respond in writing to comments made by the Commission in respect of such Registration Statement within ten (10) calendar days after the receipt of comments by or notice from the Commission that such amendment is required in order for such Registration Statement to be declared effective, or (iv) a Registration Statement registering for resale all of the Registrable Securities is not declared effective by the Commission by the Effectiveness Date of the Initial Registration Statement, or (v) after the effective date of a Registration Statement, such Registration Statement ceases for any reason to remain continuously effective as to all Registrable Securities included in such Registration Statement, or the Holders are otherwise not permitted to utilize the Prospectus therein to resell such Registrable Securities, for more than ten (10) consecutive calendar days or more than an aggregate of fifteen (15) calendar days (which need not be consecutive calendar days) during any 12-month period (any such failure or breach being referred to as an “Event”, and for purposes of clauses (i) and (iv), the date on which such Event occurs, and for purpose of clause (ii) the date on which such five (5) Trading Day period is exceeded, and for purpose of clause (iii) the date which such ten (10) calendar day period is exceeded, and for purpose of clause (v) the date on which such ten (10) or fifteen (15) calendar day period, as applicable, is exceeded being referred to as “Event Date”), then, in addition to any other rights the Holders may have hereunder or under applicable law, on each such Event Date and on each monthly anniversary of each such Event Date (if the applicable Event shall not have been cured by such date) until the applicable Event is cured, the Company shall pay to each Holder an amount in cash, as partial liquidated damages and not as a penalty, equal to the product of 1.0% multiplied by the aggregate Subscription Amount paid by such Holder pursuant to the Purchase Agreement. The parties agree that the maximum aggregate liquidated damages payable to a Holder under this Agreement shall be 6.0% of the aggregate Subscription Amount paid by such Holder pursuant to the Purchase Agreement. If the Company fails to pay any partial liquidated damages pursuant to this Section in full within seven days after the date payable, the Company will pay interest thereon at a rate of 12% per annum (or such lesser maximum amount that is permitted to be paid by applicable law) to the Holder, accruing daily from the date such partial liquidated damages are due until such amounts, plus all such interest thereon, are paid in full. The partial liquidated damages pursuant to the terms hereof shall apply on a daily pro rata basis for any portion of a month prior to the cure of an Event.

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(e)            If Form S-3 is not available for the registration of the resale of Registrable Securities hereunder, the Company shall (i) register the resale of the Registrable Securities on another appropriate form and (ii) undertake to register the Registrable Securities on Form S-3 as soon as such form is available, provided that the Company shall maintain the effectiveness of the Registration Statement then in effect until such time as a Registration Statement on Form S-3 covering the Registrable Securities has been declared effective by the Commission.

(f)            Notwithstanding anything to the contrary contained herein, in no event shall the Company be permitted to name any Holder or affiliate of a Holder as any underwriter without the prior written consent of such Holder.

3.                   Registration Procedures.

In connection with the Company’s registration obligations hereunder, the Company shall:

(a)            Not less than three (3) Trading Days prior to the filing of each Registration Statement and not less than one (1) Trading Day prior to the filing of any related Prospectus or any amendment or supplement thereto (including any document that would be incorporated or deemed to be incorporated therein by reference), the Company shall (i) furnish to each Holder copies of all such documents proposed to be filed, which documents (other than those incorporated or deemed to be incorporated by reference) will be subject to the review of such Holders, and (ii) cause its officers and directors, counsel and independent registered public accountants to respond to such inquiries as shall be necessary, in the reasonable opinion of respective counsel to each Holder, to conduct a reasonable investigation within the meaning of the Securities Act. The Company shall not file a Registration Statement or any such Prospectus or any amendments or supplements thereto to which the Holders of a majority of the Registrable Securities shall reasonably object in good faith, provided that, the Company is notified of such objection in writing no later than three (3) Trading Days after the Holders have been so furnished copies of a Registration Statement or one (1) Trading Day after the Holders have been so furnished copies of any related Prospectus or amendments or supplements thereto. Each Holder agrees to furnish to the Company a completed questionnaire in the form attached to this Agreement as Annex C (a “Selling Stockholder Questionnaire”) on a date that is not less than five (5) Trading Days prior to the Filing Date or by the end of the third (3rd) Trading Day following the date on which such Holder receives draft materials in accordance with this Section.

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(b)            (i) Prepare and file with the Commission such amendments, including post-effective amendments, to a Registration Statement and the Prospectus used in connection therewith as may be necessary to keep a Registration Statement continuously effective as to the applicable Registrable Securities for the Effectiveness Period and prepare and file with the Commission such additional Registration Statements in order to register for resale under the Securities Act all of the Registrable Securities, (ii) cause the related Prospectus to be amended or supplemented by any required Prospectus supplement (subject to the terms of this Agreement), and, as so supplemented or amended, to be filed pursuant to Rule 424, (iii) respond as promptly as reasonably possible to any comments received from the Commission with respect to a Registration Statement or any amendment thereto and provide as promptly as reasonably possible to the Holders true and complete copies of all correspondence from and to the Commission relating to a Registration Statement (provided that, the Company shall excise any information contained therein which would constitute material non-public information regarding the Company or any of its Subsidiaries), and (iv) comply in all material respects with the applicable provisions of the Securities Act and the Exchange Act with respect to the disposition of all Registrable Securities covered by a Registration Statement during the applicable period in accordance (subject to the terms of this Agreement) with the intended methods of disposition by the Holders thereof set forth in such Registration Statement as so amended or in such Prospectus as so supplemented.

(c)            If during the Effectiveness Period, the number of Registrable Securities at any time exceeds 100% of the number of shares of Common Stock then registered in a Registration Statement, then the Company shall file as soon as reasonably practicable, but in any case prior to the applicable Filing Date, an additional Registration Statement covering the resale by the Holders of not less than the number of such Registrable Securities.

(d)            Notify the Holders of Registrable Securities to be sold (which notice shall, pursuant to clauses (iii) through (vi) hereof, be accompanied by an instruction to suspend the use of the Prospectus until the requisite changes have been made) as promptly as reasonably possible (and, in the case of (i)(A) below, not less than one (1) Trading Day prior to such filing) and (if requested by any such Person) confirm such notice in writing no later than one (1) Trading Day following the day (i)(A) when a Prospectus or any Prospectus supplement or post-effective amendment to a Registration Statement is proposed to be filed, (B) when the Commission notifies the Company whether there will be a “review” of such Registration Statement and whenever the Commission comments in writing on such Registration Statement, and (C) with respect to a Registration Statement or any post-effective amendment, when the same has become effective, (ii) of any request by the Commission or any other federal or state governmental authority for amendments or supplements to a Registration Statement or Prospectus or for additional information, (iii) of the issuance by the Commission or any other federal or state governmental authority of any stop order suspending the effectiveness of a Registration Statement covering any or all of the Registrable Securities or the initiation of any Proceedings for that purpose, (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction, or the initiation or threatening of any Proceeding for such purpose, (v) of the occurrence of any event or passage of time that makes the financial statements included in a Registration Statement ineligible for inclusion therein or any statement made in a Registration Statement or Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires any revisions to a Registration Statement, Prospectus or other documents so that, in the case of a Registration Statement or the Prospectus, as the case may be, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and (vi) of the occurrence or existence of any pending corporate development with respect to the Company that the Company believes may be material and that, in the determination of the Company, makes it not in the best interest of the Company to allow continued availability of a Registration Statement or Prospectus; provided, however, that in no event shall any such notice contain any information which would constitute material, non-public information regarding the Company or any of its Subsidiaries.

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(e)            Use its reasonable best efforts to avoid the issuance of, or, if issued, obtain the withdrawal of (i) any order stopping or suspending the effectiveness of a Registration Statement, or (ii) any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction, at the earliest practicable moment.

(f)            Furnish to each Holder, without charge, at least one conformed copy of each such Registration Statement and each amendment thereto, including financial statements and schedules, all documents incorporated or deemed to be incorporated therein by reference to the extent requested by such Person, and all exhibits to the extent requested by such Person (including those previously furnished or incorporated by reference) promptly after the filing of such documents with the Commission; provided, that any such item which is available on the EDGAR system (or successor thereto) need not be furnished in physical form.

(g)            Subject to the terms of this Agreement, the Company hereby consents to the use of such Prospectus and each amendment or supplement thereto by each of the selling Holders in connection with the offering and sale of the Registrable Securities covered by such Prospectus and any amendment or supplement thereto, except after the giving of any notice pursuant to Section 3(d).

(h)            Prior to any resale of Registrable Securities by a Holder, use its commercially reasonable efforts to register or qualify or cooperate with the selling Holders in connection with the registration or qualification (or exemption from the registration or qualification) of such Registrable Securities for the resale by the Holder under the securities or Blue Sky laws of such jurisdictions within the United States as any Holder reasonably requests in writing, to keep each registration or qualification (or exemption therefrom) effective during the Effectiveness Period and to do any and all other acts or things reasonably necessary to enable the disposition in such jurisdictions of the Registrable Securities covered by each Registration Statement, provided that the Company shall not be required to qualify generally to do business in any jurisdiction where it is not then so qualified, subject the Company to any material tax in any such jurisdiction where it is not then so subject or file a general consent to service of process in any such jurisdiction.

(i)            If requested by a Holder, cooperate with such Holder to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be delivered to a transferee pursuant to a Registration Statement, which certificates shall be free, to the extent permitted by the Purchase Agreement, of all restrictive legends, and to enable such Registrable Securities to be in such denominations and registered in such names as any such Holder may request.

(j)            Upon the occurrence of any event contemplated by Section 3(d), as promptly as reasonably possible under the circumstances taking into account the Company’s good faith assessment of any adverse consequences to the Company and its stockholders of the premature disclosure of such event, prepare a supplement or amendment, including a post-effective amendment, to a Registration Statement or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, and file any other required document so that, as thereafter delivered, neither a Registration Statement nor such Prospectus will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. If the Company notifies the Holders in accordance with clauses (iii) through (vi) of Section 3(d) above to suspend the use of any Prospectus until the requisite changes to such Prospectus have been made, then the Holders shall suspend use of such Prospectus. The Company will use its reasonable best efforts to ensure that the use of the Prospectus may be resumed as promptly as is practicable. The Company shall be entitled to exercise its right under this Section 3(j) to suspend the availability of a Registration Statement and Prospectus, subject to the payment of partial liquidated damages otherwise required pursuant to Section 2(d), for a period not to exceed 60 calendar days (which need not be consecutive days) in any 12-month period.

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(k)            Otherwise use commercially reasonable efforts to comply with all applicable rules and regulations of the Commission under the Securities Act and the Exchange Act, including, without limitation, Rule 172 under the Securities Act, file any final Prospectus, including any supplement or amendment thereof, with the Commission pursuant to Rule 424 under the Securities Act, promptly inform the Holders in writing if, at any time during the Effectiveness Period, the Company does not satisfy the conditions specified in Rule 172 and, as a result thereof, the Holders are required to deliver a Prospectus in connection with any disposition of Registrable Securities and take such other actions as may be reasonably necessary to facilitate the registration of the Registrable Securities hereunder.

(l)             The Company shall use its reasonable best efforts to maintain eligibility for use of Form S-3 (or any successor form thereto) for the registration of the resale of Registrable Securities.

(m)           The Company may require each selling Holder to furnish to the Company a certified statement as to the number of shares of Common Stock beneficially owned by such Holder and, if required by the Commission, the natural persons thereof that have voting and dispositive control over the shares. During any periods that the Company is unable to meet its obligations hereunder with respect to the registration of the Registrable Securities solely because any Holder fails to furnish such information within three Trading Days of the Company’s request, any liquidated damages that are accruing at such time as to such Holder only shall be tolled and any Event that may otherwise occur solely because of such delay shall be suspended as to such Holder only, until such information is delivered to the Company.

(n)            In connection with an underwritten offering, the Company shall enter into such customary agreements (including underwriting and lock-up agreements in customary form) and take all such other customary actions as the holders of such Registrable Securities or the managing underwriter of such offering reasonably request in order to expedite or facilitate the disposition of such Registrable Securities (including, without limitation, making appropriate officers of the Company available to participate in “road show” and other customary marketing activities (including one-on-one meetings with prospective purchasers of the Registrable Securities).

4.                  Registration Expenses. All fees and expenses incident to the performance of or compliance with, this Agreement by the Company shall be borne by the Company whether or not any Registrable Securities are sold pursuant to a Registration Statement. The fees and expenses referred to in the foregoing sentence shall include, without limitation, (i) all registration and filing fees (including, without limitation, fees and expenses of the Company’s counsel and independent registered public accountants) (A) with respect to filings made with the Commission, (B) with respect to filings required to be made with any Trading Market on which the Common Stock is then listed for trading, and (C) in compliance with applicable state securities or Blue Sky laws reasonably agreed to by the Company in writing (including, without limitation, fees and disbursements of counsel for the Company in connection with Blue Sky qualifications or exemptions of the Registrable Securities), (ii) printing expenses (including, without limitation, expenses of printing certificates for Registrable Securities), (iii) messenger, telephone and delivery expenses, (iv) fees and disbursements of counsel for the Company, (v) Securities Act liability insurance, if the Company so desires such insurance, and (vi) fees and expenses of all other Persons retained by the Company in connection with the consummation of the transactions contemplated by this Agreement. In addition, the Company shall be responsible for all of its internal expenses incurred in connection with the consummation of the transactions contemplated by this Agreement (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit and the fees and expenses incurred in connection with the listing of the Registrable Securities on any securities exchange as required hereunder. In no event shall the Company be responsible for any broker or similar commissions of any Holder or, except to the extent provided for in the Transaction Documents, any legal fees or other costs of the Holders.

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5.                  Indemnification.

(a)            Indemnification by the Company. The Company shall, notwithstanding any termination of this Agreement, indemnify and hold harmless each Holder, the officers, directors, members, partners, agents, brokers (including brokers who offer and sell Registrable Securities as principal as a result of a pledge or any failure to perform under a margin call of Common Stock), investment advisors and employees (and any other Persons with a functionally equivalent role of a Person holding such titles, notwithstanding a lack of such title or any other title) of each of them, each Person who controls any such Holder (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and the officers, directors, members, stockholders, partners, agents and employees (and any other Persons with a functionally equivalent role of a Person holding such titles, notwithstanding a lack of such title or any other title) of each such controlling Person, to the fullest extent permitted by applicable law, from and against any and all losses, claims, damages, liabilities, costs (including, without limitation, reasonable attorneys’ fees) and expenses (collectively, “Losses”), as incurred, arising out of or relating to (1) any untrue or alleged untrue statement of a material fact contained in a Registration Statement, any Prospectus or any form of prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading or (2) any violation or alleged violation by the Company of the Securities Act, the Exchange Act or any state securities law, or any rule or regulation thereunder, in connection with the performance of its obligations under this Agreement, except to the extent, but only to the extent, that (i) such untrue statements or omissions are based solely upon information regarding such Holder furnished in writing to the Company by such Holder expressly for use therein, or to the extent that such information relates to such Holder or such Holder’s proposed method of distribution of Registrable Securities and was reviewed and expressly approved in writing by such Holder expressly for use in a Registration Statement, such Prospectus or in any amendment or supplement thereto (it being understood that the Holder has approved Annex A hereto for this purpose) or (ii) in the case of an occurrence of an event of the type specified in Section 3(d)(iii)-(vi), the use by such Holder of an outdated, defective or otherwise unavailable Prospectus after the Company has notified such Holder in writing that the Prospectus is outdated, defective or otherwise unavailable for use by such Holder and prior to the receipt by such Holder of the Advice contemplated in Section 6(c). The Company shall notify the Holders promptly of the institution, threat or assertion of any Proceeding arising from or in connection with the transactions contemplated by this Agreement of which the Company is aware. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such indemnified person and shall survive the transfer of any Registrable Securities by any of the Holders in accordance with Section 6(g).

(b)            Indemnification by Holders. Each Holder shall, severally and not jointly, indemnify and hold harmless the Company, its directors, officers, agents and employees, each Person who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, agents or employees of such controlling Persons, to the fullest extent permitted by applicable law, from and against all Losses, as incurred, to the extent arising out of or based solely upon: any untrue or alleged untrue statement of a material fact contained in any Registration Statement, any Prospectus, or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading (i) to the extent, but only to the extent, that such untrue statement or omission is contained in any information so furnished in writing by such Holder to the Company expressly for inclusion in such Registration Statement or such Prospectus or (ii) to the extent, but only to the extent, that such information relates to such Holder’s information provided in the Selling Stockholder Questionnaire or the proposed method of distribution of Registrable Securities and was reviewed and expressly approved in writing by such Holder expressly for use in a Registration Statement (it being understood that the Holder has approved Annex A hereto for this purpose), such Prospectus or in any amendment or supplement thereto. In no event shall the liability of a selling Holder be greater in amount than the dollar amount of the proceeds (net of all expenses paid by such Holder in connection with any claim relating to this Section 5 and the amount of any damages such Holder has otherwise been required to pay by reason of such untrue statement or omission) received by such Holder upon the sale of the Registrable Securities included in the Registration Statement giving rise to such indemnification obligation.

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(c)            Conduct of Indemnification Proceedings. If any Proceeding shall be brought or asserted against any Person entitled to indemnity hereunder (an “Indemnified Party”), such Indemnified Party shall promptly notify the Person from whom indemnity is sought (the “Indemnifying Party”) in writing, and the Indemnifying Party shall have the right to assume the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of all fees and expenses incurred in connection with defense thereof, provided that the failure of any Indemnified Party to give such notice shall not relieve the Indemnifying Party of its obligations or liabilities pursuant to this Agreement, except (and only) to the extent that it shall be finally determined by a court of competent jurisdiction (which determination is not subject to appeal or further review) that such failure shall have materially and adversely prejudiced the Indemnifying Party.

An Indemnified Party shall have the right to employ separate counsel in any such Proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party or Parties unless: (1) the Indemnifying Party has agreed in writing to pay such fees and expenses, (2) the Indemnifying Party shall have failed promptly to assume the defense of such Proceeding and to employ counsel reasonably satisfactory to such Indemnified Party in any such Proceeding, or (3) the named parties to any such Proceeding (including any impleaded parties) include both such Indemnified Party and the Indemnifying Party, and counsel to the Indemnified Party shall reasonably believe that a material conflict of interest is likely to exist if the same counsel were to represent such Indemnified Party and the Indemnifying Party (in which case, if such Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense thereof and the reasonable fees and expenses of no more than one separate counsel shall be at the expense of the Indemnifying Party). The Indemnifying Party shall not be liable for any settlement of any such Proceeding effected without its written consent, which consent shall not be unreasonably withheld or delayed. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending Proceeding in respect of which any Indemnified Party is a party, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such Proceeding.

Subject to the terms of this Agreement, all reasonable fees and expenses of the Indemnified Party (including reasonable fees and expenses to the extent incurred in connection with investigating or preparing to defend such Proceeding in a manner not inconsistent with this Section) shall be paid to the Indemnified Party, as incurred, within thirty (30) days of written notice thereof to the Indemnifying Party, provided that the Indemnified Party shall promptly reimburse the Indemnifying Party for that portion of such fees and expenses applicable to such actions for which such Indemnified Party is finally determined by a court of competent jurisdiction (which determination is not subject to appeal or further review) not to be entitled to indemnification hereunder.

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(d)            Contribution. If the indemnification under Section 5(a) or 5(b) is unavailable to an Indemnified Party or insufficient to hold an Indemnified Party harmless for any Losses, then each Indemnifying Party shall contribute to the amount paid or payable by such Indemnified Party, in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Party in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission of a material fact, has been taken or made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action, statement or omission. The amount paid or payable by a party as a result of any Losses shall be deemed to include, subject to the limitations set forth in this Agreement, any reasonable attorneys’ or other fees or expenses incurred by such party in connection with any Proceeding to the extent such party would have been indemnified for such fees or expenses if the indemnification provided for in this Section was available to such party in accordance with its terms.

The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 5(d) were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding paragraph. In no event shall the contribution obligation of a Holder of Registrable Securities be greater in amount than the dollar amount of the proceeds (net of all expenses paid by such Holder in connection with any claim relating to this Section 5 and the amount of any damages such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission) received by it upon the sale of the Registrable Securities giving rise to such contribution obligation.

The indemnity and contribution agreements contained in this Section are in addition to any liability that the Indemnifying Parties may have to the Indemnified Parties.

6.                  Miscellaneous.

(a)         Remedies. In the event of a breach by the Company or by a Holder of any of their respective obligations under this Agreement, each Holder or the Company, as the case may be, in addition to being entitled to exercise all rights granted by law and under this Agreement, including recovery of damages, shall be entitled to specific performance of its rights under this Agreement. Each of the Company and each Holder agrees that monetary damages would not provide adequate compensation for any losses incurred by reason of a breach by it of any of the provisions of this Agreement and hereby further agrees that, in the event of any action for specific performance in respect of such breach, it shall not assert or shall waive the defense that a remedy at law would be adequate.

(b)        No Piggyback on Registrations; Prohibition on Filing Other Registration Statements. Neither the Company nor any of its security holders (other than the Holders in such capacity pursuant hereto) may include securities of the Company in any Registration Statements other than the Registrable Securities. The Company shall not file any other registration statements until all Registrable Securities are registered pursuant to a Registration Statement that is declared effective by the Commission, provided that this Section 6(b) shall not prohibit the Company from filing amendments to registration statements filed prior to the date of this Agreement so long as no new securities are registered on any such existing registration statements.

(c)        Discontinued Disposition. By its acquisition of Registrable Securities, each Holder agrees that, upon receipt of a notice from the Company of the occurrence of any event of the kind described in Section 3(d)(iii) through (vi), such Holder will forthwith discontinue disposition of such Registrable Securities under a Registration Statement until it is advised in writing (the “Advice”) by the Company that the use of the applicable Prospectus (as it may have been supplemented or amended) may be resumed. The Company will use its reasonable best efforts to ensure that the use of the Prospectus may be resumed as promptly as is practicable. The Company agrees and acknowledges that any periods during which the Holder is required to discontinue the disposition of the Registrable Securities hereunder shall be subject to the provisions of Section 2(d).

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(d)        Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the same shall be in writing and signed by the Company and the Holders of 50.1% or more of the then outstanding Registrable Securities (for purposes of clarification, this includes any Registrable Securities issuable upon exercise or conversion of any Security), provided that, if any amendment, modification or waiver disproportionately and adversely impacts a Holder (or group of Holders), the consent of such disproportionately impacted Holder (or group of Holders) shall be required. If a Registration Statement does not register all of the Registrable Securities pursuant to a waiver or amendment done in compliance with the previous sentence, then the number of Registrable Securities to be registered for each Holder shall be reduced pro rata among all Holders and each Holder shall have the right to designate which of its Registrable Securities shall be omitted from such Registration Statement. Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of a Holder or some Holders and that does not directly or indirectly affect the rights of other Holders may be given only by such Holder or Holders of all of the Registrable Securities to which such waiver or consent relates; provided, however, that the provisions of this sentence may not be amended, modified, or supplemented except in accordance with the provisions of the first sentence of this Section 6(d). No consideration shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of this Agreement unless the same consideration also is offered to all of the parties to this Agreement.

(e)        Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be delivered as set forth in the Purchase Agreement.

(f)        Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of each of the parties and shall inure to the benefit of each Holder. The Company may not assign (except by merger) its rights or obligations hereunder without the prior written consent of all of the Holders of the then outstanding Registrable Securities. Each Holder may assign their respective rights hereunder in the manner and to the Persons as permitted under Section 9.g of the Purchase Agreement.

(g)        No Inconsistent Agreements. Neither the Company nor any of its Subsidiaries has entered, as of the date hereof, nor shall the Company or any of its Subsidiaries, on or after the date of this Agreement, enter into any agreement with respect to its securities, that would have the effect of impairing the rights granted to the Holders in this Agreement or otherwise conflicts with the provisions hereof. Except as disclosed in the SEC Documents, neither the Company nor any of its Subsidiaries has previously entered into any agreement granting any registration rights with respect to any of its securities to any Person that have not been satisfied in full.

(h)        Execution and Counterparts. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such “.pdf” signature page were an original thereof.

(i)        Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be determined in accordance with the provisions of the Purchase Agreement.

(j)        Cumulative Remedies. The remedies provided herein are cumulative and not exclusive of any other remedies provided by law.

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(k)        Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

(l)         Headings. The headings in this Agreement are for convenience only, do not constitute a part of the Agreement and shall not be deemed to limit or affect any of the provisions hereof.

(m)       Independent Nature of Holders’ Obligations and Rights. The obligations of each Holder hereunder are several and not joint with the obligations of any other Holder hereunder, and no Holder shall be responsible in any way for the performance of the obligations of any other Holder hereunder. Nothing contained herein or in any other agreement or document delivered at any closing, and no action taken by any Holder pursuant hereto or thereto, shall be deemed to constitute the Holders as a partnership, an association, a joint venture or any other kind of group or entity, or create a presumption that the Holders are in any way acting in concert or as a group or entity with respect to such obligations or the transactions contemplated by this Agreement or any other matters, and the Company acknowledges that the Holders are not acting in concert or as a group, and the Company shall not assert any such claim, with respect to such obligations or transactions. Each Holder shall be entitled to protect and enforce its rights, including without limitation the rights arising out of this Agreement, and it shall not be necessary for any other Holder to be joined as an additional party in any proceeding for such purpose. The use of a single agreement with respect to the obligations of the Company contained was solely in the control of the Company, not the action or decision of any Holder, and was done solely for the convenience of the Company and not because it was required or requested to do so by any Holder. It is expressly understood and agreed that each provision contained in this Agreement is between the Company and a Holder, solely, and not between the Company and the Holders collectively and not between and among Holders.

********************

(Signature Pages Follow)

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IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement as of the date first written above.

GUERRILLA RF, INC.

By:
Name:
Title:

[SIGNATURE PAGE OF HOLDERS FOLLOWS]

[SIGNATURE PAGE OF HOLDERS TO GUER RRA]

Name of Holder: __________________________

Signature of Authorized Signatory of Holder: __________________________

Name of Authorized Signatory: _________________________

Title of Authorized Signatory: __________________________

[SIGNATURE PAGES CONTINUE]

Annex A

Plan of Distribution

Each Selling Stockholder of the securities and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their securities covered hereby on OTCQX or any other stock exchange, market or trading facility on which the securities are traded or in private transactions. These sales may be at fixed or negotiated prices. A Selling Stockholder may use any one or more of the following methods when selling securities:

●	ordinary brokerage transactions and transactions in which the broker‑dealer solicits purchasers;

●	block trades in which the broker‑dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker‑dealer as principal and resale by the broker‑dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	settlement of short sales;

●	in transactions through broker‑dealers that agree with the Selling Stockholders to sell a specified number of such securities at a stipulated price per security;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	a combination of any such methods of sale; or

●	any other method permitted pursuant to applicable law.

The Selling Stockholders may also sell securities under Rule 144 or any other exemption from registration under the Securities Act of 1933, as amended (the “Securities Act”), if available, rather than under this prospectus.

Broker‑dealers engaged by the Selling Stockholders may arrange for other brokers‑dealers to participate in sales. Broker‑dealers may receive commissions or discounts from the Selling Stockholders (or, if any broker‑dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this Prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2121; and in the case of a principal transaction a markup or markdown in compliance with FINRA Rule 2121.

In connection with the sale of the securities or interests therein, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The Selling Stockholders may also sell securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The Selling Stockholders and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each Selling Stockholder has informed the Company that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities.

We are required to pay certain fees and expenses incurred by us incident to the registration of the securities. We have agreed to indemnify the Selling Stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

We agreed to keep this prospectus effective until the earlier of (i) the date on which the securities may be resold by the Selling Stockholders without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, without the requirement for the Company to be in compliance with the current public information under Rule 144 under the Securities Act or any other rule of similar effect or (ii) the date on which all of the securities have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the common stock by the Selling Stockholders or any other person. We will make copies of this prospectus available to the Selling Stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

Annex B

SELLING STOCKHOLDERS

Subject to the terms of the Purchase Agreement, the Selling Stockholders may from time to time offer and sell any or all of the shares of our Common Stock set forth below pursuant to this prospectus and any accompanying prospectus supplement. The Selling Stockholders will pay any underwriting discounts and commissions and expenses incurred by the Selling Stockholders for brokerage, accounting, tax or legal services or any other expenses incurred by such Selling Stockholders in disposing of the securities. We will bear the costs, fees and expenses incurred in effecting the registration of the securities covered by this prospectus, including all registration and filing fees, listing fees and fees and expenses of our counsel and our independent registered public accounting firm.

The following table sets forth, as of [●], 2024, the names of the Selling Stockholders, the aggregate number of shares of our Common Stock beneficially owned by each Selling Stockholder, the number of shares of our Common Stock that may be sold by each Selling Stockholder under this prospectus and the number of shares of our Common Stock that each Selling Stockholder will beneficially own after this offering. For purposes of the table below, we have assumed that after this offering, none of the shares of Common Stock covered by this prospectus will be beneficially owned by the Selling Stockholders. In addition, we assume that none of the Selling Stockholders has sold, transferred or otherwise disposed of, our securities in transactions exempt from the registration requirements of the Securities Act.

We have determined beneficial ownership in accordance with the rules of the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. Unless otherwise indicated below, to our knowledge, the entity named in the table has sole voting and sole investment power with respect to all securities that it beneficially owns.

The Selling Stockholders may sell or otherwise transfer all, some or none of such shares in this offering. See “Plan of Distribution.”

	Number of Shares Beneficially Owned Before Sale of All Shares of Common Stock Offered Hereby			Number of Shares of Common Stock to be Sold in the Offering	Number of Shares Beneficially Owned After Sale of All Shares of Common Stock Offered Hereby
	Number	%(1)		Number(2)	Number	%
[●]	[●]	[●]	%	[●]	—	—

(1)	The percentage of beneficial ownership before this offering is calculated based on [●] shares of our Common Stock outstanding as of [●], 2024.
(2)

Shares beneficially owned consists of (i) [●] Preferred Shares convertible into shares of our Common Stock within 60 days of [●], 2024, and (ii) [●] Warrant Shares exercisable within 60 days of [●], 2024.

(3)	[[●] and [●], members of our board of directors, are [principals and sole members] of [●], as well as of [●], which as of [●], 2024 owned [●] shares of our Common Stock.]

Information for any additional Selling Stockholder, if any, will be set forth by prospectus supplement to the extent required prior to the time of any offer or sale of such Selling Stockholder’s shares pursuant to this prospectus. To the extent permitted by law, a prospectus supplement may add, update, substitute or change the information contained in this prospectus, including the identity of each Selling Stockholder and the number of shares of Common Stock registered on its behalf. A Selling Stockholder may sell or otherwise transfer all, some or none of such shares of Common Stock in this offering. See “Plan of Distribution.”

Participation of Directors and Officers

[●] and [●] currently serve as members of our Board of Directors. Each of [●] and [●] were appointed to our Board of Directors at the request of North Run pursuant to the terms of the Securities Purchase Agreement. [[●] is the [●] of North Run, and as such [●] may be deemed to beneficially own shares held by North Run.]

Annex C

GUERRILLA RF, INC.

Selling Stockholder Notice and Questionnaire

The undersigned beneficial owners of shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”) and warrants to purchase shares of Common Stock (each, a “Warrant”) of Guerrilla RF, Inc. (the “Company”), understand that the Company has filed or intends to file with the Securities and Exchange Commission (the “Commission”) a registration statement (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”) for the registration of the resale of the shares of Common Stock and the shares of Common Stock issuable upon exercise of the Warrants held by the undersigned (the “Registrable Securities”). This Questionnaire is being furnished to you and other stockholders whose Registrable Securities will be included in the Registration Statement. This Questionnaire seeks information necessary to complete the registration of these shares with the Commission.

To sell or otherwise dispose of any Registrable Securities in the offering, a holder or beneficial owner of Registrable Securities will be required to agree to be named as a selling stockholder in the related prospectus and execute and return this Selling Stockholder Notice and Questionnaire.

Please respond to every question unless otherwise directed. If the answer is “none” or “not applicable,” please so state. Please include all information sought by the related question. Unless stated otherwise, answers should be given as of the date you complete this Questionnaire. If there is any response or underlying factual matter about which you are uncertain, please discuss the matter fully and include any additional explanation or information which you believe is helpful.

Certain legal consequences arise from being named as a selling stockholder in the Registration Statement and the related prospectus. Accordingly, holders and beneficial owners of Registrable Securities are advised to consult their own securities law counsel regarding the consequences of being named or not being named as a selling stockholder in the Registration Statement and the related prospectus.

Please complete, sign, date and email this Questionnaire as soon as possible to Sam Funchess at Guerrilla RF, Inc., email: sfunchess@guerrilla-rf.com. Please call (336) 579-5320 with any questions regarding this Questionnaire.

NOTICE

The undersigned beneficial owner (the “Selling Stockholder”) of Registrable Securities hereby elects to register for resale the Registrable Securities owned by it and listed below in Question 5 (unless otherwise specified under such Question 5) in the Registration Statement.

The undersigned hereby provides the following information to the Company and represents and warrants that such information is accurate:

QUESTIONNAIRE

1.	Name. Full Legal Name of Selling Stockholder:

2.	Address for Notices to Selling Stockholder.

Telephone:

Fax:

Email address:

Contact Person:

3.	Relationship with the Company.

Describe the nature of any position, office or other material relationship the Selling Stockholder or its affiliates, officers, directors or principal equity holders (owners of 5% of more of the equity securities of the Seller Stockholder) has had with the Company during the past three years:

4.	Organizational Structure. Please indicate or (if applicable) describe how the Selling Stockholder is organized.

(a)	Is the Selling Stockholder a natural person? (If so, please mark the box and skip to Question 5.)

Yes ☐	No ☐

(b)	Is the Selling Stockholder a reporting company under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)? (If so, please mark the box and skip to Question 5.)

Yes ☐	No ☐

(c)	Is the Selling Stockholder a majority-owned subsidiary of a reporting company under the Exchange Act? (If so, please mark the box and skip to Question 5.)

Yes ☐	No ☐

(d)	Is the Selling Stockholder a registered investment company under the Investment Company Act of 1940? (If so, please mark the box and skip to Question 5.)

Yes ☐	No ☐

If the answer to all of the foregoing questions is “no,” please complete the following:

(e)	Legal Description of Selling Stockholder:

Please describe the type of legal entity that the Selling Stockholder is (e.g., corporation, partnership, limited liability company, etc.);

(f)	Please indicate whether the Selling Stockholder is controlled by another entity (such as a parent company, a corporate member, corporate stockholder, etc.) or is controlled by a natural person.

Controlled by:                     Natural Person(s)   ☐            Entity   ☐

If you checked “Natural Person(s)”:

Please indicate the name of the natural person(s) who has voting or investment control over the shares held by the Selling Stockholder and the position of control that person(s) holds in or over the Selling Stockholder, then move to Question 5.

Name of natural person(s):_____________________________________

Controlling position in Selling Stockholder (e.g., sole member, controlling stockholder, sole stockholder, trustee, etc.): _____________

__________________________________________________________

If you checked “Entity”:

Please indicate the name and type of entity that controls the Selling Stockholder.

Name of controlling entity: ____________________________________

Type of legal entity (e.g., corporation, partnership, limited liability company,

etc.): ______________________________________________

Is this entity controlled by another entity (such as a parent company, a corporate member, corporate stockholder, etc.) or is it controlled by a natural person?

Controlled by:                   Natural Person(s)   ☐          Entity*   ☐

If you checked “Natural Person(s)”:

Name of natural person(s) who controls this entity and has voting or investment control over the shares held by the Selling Stockholder:

Natural person’s position in this entity (e.g., sole member, controlling stockholder, sole stockholder, trustee, etc.):

*If you answered “Entity” here, please repeat step (f) for each controlling entity moving up the corporate chain of control until you reach the level at which there is only a natural person or persons in control (e.g., Acme LLC is controlled by ABC Corp., its member, which is controlled by X stockholder, its controlling stockholder). List the name of the entities along that chain of control, the types of entity each is, the natural person(s) in control of the ultimately controlling entity, and his or her control position over that entity in the lines below:

(Continued on next page…)

5.	Beneficial Ownership of Registrable Securities:

This question covers beneficial ownership of the Company's securities.

(a)

Please state the number of shares of the Company’s Common Stock (excluding the registrable securities but including any shares issuable upon exercise of warrants or other convertible securities) including any vesting schedules, as applicable that the Selling Stockholder beneficially owns as of the date of this Questionnaire:

(b)	Please state the number of shares of the Registrable Securities that the Selling Stockholder wishes to have registered for resale in the Registration Statement.

Common Stock: ______________________

Warrants: ______________________ (exercisable for _________________ shares of Common Stock).

6.	Broker-Dealer Status:

(a)	Is the Selling Stockholder a broker-dealer?

Yes ☐	No ☐

(b)	If “yes” to Question 6(a), did the Selling Stockholder receive the Registrable Securities as compensation for investment banking services to the Company?

Yes ☐	No ☐

Note:	If the answer to Question 6(b) is no, the Commission’s staff has indicated that you should be identified as an underwriter in the Registration Statement.

(c)	Is the Selling Stockholder an affiliate of a broker-dealer?

Yes ☐	No ☐

(d)

If the Selling Stockholder is an affiliate of a broker-dealer, does the Selling Stockholder certify that it purchased the Registrable Securities in the ordinary course of business, and at the time of the purchase of the Registrable Securities to be resold, the Selling Stockholder had no agreements or understandings, directly or indirectly, with any person to distribute the Registrable Securities?

Yes ☐	No ☐

Note:	If the answer to Question 6(d) is no, the Commission’s staff has indicated that you should be identified as an underwriter in the Registration Statement.

7.	Legal Proceedings with the Company. Is the Company a party to any pending legal proceeding in which the Selling Stockholder is named as an adverse party?

Yes ☐	No ☐

State any exceptions here:

8.

Arrangements with respect to Registrable Securities. Except as set forth below in this Item 8, the undersigned has not entered into any written or oral agreements, understandings or arrangements with any underwriter or broker-dealer regarding the sale of the Registrable Securities.

State any exceptions here:

9.

Reliance on Responses. The undersigned acknowledges and agrees that the Company and its legal counsel shall be entitled to rely on its responses in this Questionnaire in all matters pertaining to the Registration Statement and the sale of any Registrable Securities pursuant to the Registration Statement.

[SIGNATURE PAGE FOLLOWS]

The undersigned agrees to promptly notify the Company of any inaccuracies or changes in the information provided herein that may occur subsequent to the date hereof at any time while the Registration Statement remains effective.

By signing below, the undersigned consents to the disclosure of the information contained herein in its answers to Questions 1 through 9 and the inclusion of such information in the Registration Statement and the related prospectus and any amendments or supplements thereto.

IN WITNESS WHEREOF the undersigned, by authority duly given, has caused this Selling Stockholder Notice and Questionnaire to be executed and delivered either in person or by its duly authorized agent.

BENEFICIAL OWNER (individual)	BENEFICIAL OWNER (entity)

Print Name(s)	Name of Entity

Signature	Signature

Print Name:
Signature (if Joint Tenants or Tenants in Common)
Title:

PLEASE PDF A COPY OF THE COMPLETED AND EXECUTED NOTICE AND QUESTIONNAIRE, AND RETURN THE ORIGINAL TO:

Sam Funchess

Guerrilla RF, Inc.

Email: sfunchess@guerrilla-rf.com

Ph: 336-579-5320

Exhibit D

IRREVOCABLE TRANSFER AGENT INSTRUCTIONS

GUERRILLA RF, INC.

August 2, 2024

VStock Transfer, LLC

18 Lafayette Place

Woodmere, NY 11598

Attention: Young D. Kim, Esq.

Ladies and Gentlemen:

Reference is made to that certain Securities Purchase Agreement, dated as of August 2, 2024 (the “Securities Purchase Agreement”), by and among Guerrilla RF, Inc., a Delaware corporation (the “Company”), and the investors listed on the Schedule of Buyers attached thereto (individually, a “Buyer” and collectively, the “Buyers” and, together with the successors and any assigns of the Warrants or the Preferred Shares (as defined below), the “Holders”). Pursuant to the Securities Purchase Agreement, the Company issued (i) an aggregate of 22,000 shares (the “Preferred Shares”) of Series A Convertible Preferred Stock of the Company (the “Preferred Stock”), which Preferred Stock is convertible into shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”; the shares of Common Stock issuable upon conversion of the Preferred Shares being referred to as the “Conversion Shares”), and (ii) Warrants to purchase an aggregate of 2,885,246 shares of Common Stock (the “Warrants; the shares of Common Stock issuable upon exercise of the Warrants being referred to as the “Warrant Shares”).

This letter shall serve as our irrevocable (unless otherwise agreed to by all of the Holders) authorization and direction to you (provided that you are the transfer agent of the Company at such time) to issue shares of Common Stock upon conversion of Preferred Shares or exercise of a Warrant to, or upon the order of, the Holder thereof from time to time upon delivery to you of a properly completed and duly executed Conversion Notice or Exercise Notice in the forms attached hereto as Appendix A or B (as applicable), which has been acknowledged by the Company as indicated by the signature of an authorized officer of the Company thereon.

You acknowledge and agree that so long as (A) you have previously received legal opinion (a “Certification”) from outside legal counsel of the Company that either (i) a registration statement covering resales of the Conversion Shares or Warrant Shares (as applicable) has been declared effective by the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “1933 Act”), together with a copy of such registration statement, or (ii) sales of the Conversion Shares or the Warrant Shares (as applicable) may be made without registration in accordance with Rule 144 under the 1933 Act without compliance with Rule 144(e) or Rule 144(f), or (B) the Warrant is being exercised pursuant to a “Cashless Exercise,” as specified in the Exercise Notice, is held by a Person who is not then an Affiliate of the Company and has not been an Affiliate of the Company during the preceding three (3) months, and the date of such exercise is six (6) months or more after the date of this letter, you shall, at the direction of the Holder of the applicable Preferred Shares being converted in accordance with the Conversion Notice or the Holder of the applicable Warrant being exercised in accordance with the Exercise Notice, issue such Conversion Shares or the Warrant Shares, as applicable, in the manner specified in such Conversion Notice or Exercise Notice, as applicable, without bearing or otherwise being subject to any legend restricting transfer thereof; provided, however, that if you do not receive a Certification with respect to such Conversion Shares or Warrant Shares or such Conversion Shares or Warrant Shares are not registered for resale under the 1933 Act, then such Conversion Shares or Warrant Shares, as the case may be, shall bear the following legend:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OR APPLICABLE STATE SECURITIES LAWS OR (B) AN OPINION OF COUNSEL, IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR APPLICABLE STATE SECURITIES LAWS OR (II) UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES, IN EACH CASE WITH A PLEDGEE THAT IS AN “ACCREDITED INVESTOR” AS DEFINED IN RULE 501(A) UNDER THE SECURITIES ACT.

If you resign as the transfer agent of the Company during the term of this agreement, the Company shall: (i) provide notice of such resignation to the Holders at least ten (10) business days prior to the effective date of such resignation, and (ii) within five (5) business days of such notice to the Holders obtain a suitable replacement transfer agent that will agree to be bound by the terms and conditions of these Irrevocable Transfer Agent Instructions.

Please be advised that the Buyers are relying upon this letter as an inducement to enter into the Securities Purchase Agreement and, accordingly, each Holder is a third-party beneficiary to these instructions.

Please execute this letter in the space indicated to acknowledge your agreement to act in accordance with these instructions. Should you have any questions concerning this matter, please contact me at rpratt@guerrilla-rf.com.

Very truly yours,

GUERRILLA RF, INC.

By:
Name:
Title:

THE FOREGOING INSTRUCTIONS ARE ACKNOWLEDGED AND
AGREED TO this day of August, 2024

VSTOCK TRANSFER, LLC

By:
Name:
Title:

Appendix A

Form of Conversion Notice

GUERRILLA RF, INC.

CONVERSION NOTICE

Reference is made to the Certificate of Designations, Preferences and Rights of Series A Convertible Preferred Stock (the “Certificate of Designations”). In accordance with and pursuant to the Certificate of Designations, the undersigned hereby elects to convert the number of shares of Series A Convertible Preferred Stock, with a stated value of $1,000 per share (the “Preferred Shares”), of Guerrilla RF, Inc., a Delaware corporation (the “Company”), indicated below into shares of common stock, par value $0.0001 per share (the “Common Stock”), of the Company, by tendering the stock certificate(s) representing the Preferred Shares specified below as of the date specified below.

Date of Conversion:

Number of Preferred Shares to be converted:

Stock certificate no(s). of Preferred Shares to be converted:

Please confirm the following information:

Conversion Price:

Number of shares of Common Stock

to be issued:

Please issue the shares of Common Stock in accordance with the terms of the Certificate of Designations as follows:

☐ Deposit/Withdrawal At Custodian (DWAC) system; or

☐ Physical Certificate; or

☐ Direct Registration System (DRS)

Issue to:

Address (for delivery of physical certificate or DRS statement,

as applicable):

Email Address:

DTC Participant Number and Name (if through

DWAC):

Account Number (if through DWAC):

Appendix B

Form of Exercise Notice

NOTICE OF EXERCISE

TO:         GUERRILLA RF, INC.

1.    The undersigned hereby elects to purchase ________ Warrant Shares of the Company pursuant to the terms of the attached Warrant (only if exercised in full), and tenders herewith payment of the exercise price in full, together with all applicable transfer taxes, if any.

2.            Payment shall take the form of (check applicable box):

[ ] in lawful money of the United States; or

[ ] if permitted the cancellation of such number of Warrant Shares as is necessary, in accordance with the formula set forth in subsection 2(c), to exercise this Warrant with respect to the maximum number of Warrant Shares purchasable pursuant to the cashless exercise procedure set forth in subsection 2(c).

3.            Please issue said Warrant Shares in the name of the undersigned or in such other name as is specified below:

_______________________________

The Warrant Shares shall be delivered to the following DWAC Account Number:

_______________________________

_______________________________

_______________________________

4.            Accredited Investor. The undersigned is an “accredited investor” as defined in Regulation D promulgated under the Securities Act of 1933, as amended.

[SIGNATURE OF HOLDER]

Name of Investing Entity: ________________________________________________________________________

Signature of Authorized Signatory of Investing Entity: _________________________________________________

Name of Authorized Signatory: ___________________________________________________________________

Title of Authorized Signatory: ____________________________________________________________________

Date: ________________________________________________________________________________________

Exhibit E

Guerrilla RF, Inc.

Form of Company Opinion

Securities Purchase Agreement

(see attached)

_________, 2024

Buyers

Non-Public Offering

By Guerrilla RF, Inc.

Ladies and Gentlemen:

We have served as counsel to Guerrilla RF, Inc., a Delaware corporation (the “Company”), in connection with its non-public offering and issuance of Securities pursuant to the Securities Purchase Agreement (the “Agreement”), between the Company and each of the investors listed on the Schedule of Buyers attached thereto (each, a “Buyer”). Capitalized terms not otherwise defined in this letter shall have the same meanings ascribed to them in the Agreement. Our opinions herein are furnished to each Buyer pursuant to the provisions of Section 7(d) of the Agreement.

We have examined originals or copies of the Transaction Documents (including the exhibits and schedules thereto); the Certificate of Designations; those agreements and other documents listed as Exhibits 4.1 through 4.4 and 10.1 through 10.22 in the Company’s Annual Report on Form 10-K filed with the SEC on March 29, 2024 and Exhibits 4.1 through 4.4 and 10.1 through 10.3 in the Company’s Quarterly Report on Form 10-Q filed with the SEC on May 14, 2024 (collectively, the “Reviewed Documents”); the Company’s amended and restated certificate of incorporation, as amended (the “Certificate of Incorporation”); the Company’s amended and restated bylaws (the “Bylaws”); resolutions of the Company Board; certificates and written statements of officers and agents of the Company; certificates of governmental authorities; and such other documents and records of the Company as we have deemed necessary for the purpose of giving our opinions herein.

Although we have made such inquiries with respect to various documents and other matters not specifically enumerated herein as we have deemed necessary for purposes of providing the opinions contained herein, except for the items specifically referred to in this letter, we have not made any independent review or investigation of agreements, instruments, corporate records, other documents, orders, judgments, rules, regulations or decrees by which the Company may be affected or bound, nor have we made any independent investigation as to the existence of actions, suits, investigations or proceedings, if any, pending or threatened against the Company.

Buyers

Non-Public Offering

By Guerrilla RF, Inc.

__________, 2024

As to all matters of fact set forth below, and all matters of fact which form the basis for any opinion set forth below, we have relied solely upon (i) certificates of officers, employees or agents of the Company, (ii) information contained in certificates, confirmations or other communications obtained from government authorities, (iii) factual information provided to us by the Company, (iv) the representations and warranties of the Company set forth in the Transaction Documents (and the confirmation by the Company of such representations and warranties as of the date of this letter), and (v) such other documents, certificates, and corporate and other records as we have deemed necessary and appropriate as a basis for the opinions set forth herein.

In addition, in giving our opinions set forth below, we have assumed, without independent verification or investigation, that the following are true with respect to the Transaction Documents:

a.

Other than the Company, if a party to a Transaction Document (each a “Party,” and collectively the “Parties”) is a non-natural person, it is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and all other applicable laws to which it is subject. Each Party has the full power and authority to consummate the transactions described in the Transaction Document to which such Party is a party. The Transaction Documents and all documents and instruments executed and/or delivered by each Party in connection therewith have been duly authorized (if applicable) and have been duly executed and delivered on behalf of, and are enforceable in accordance with their terms against, such Party.

b.

The signatures of all natural persons signing the Transaction Documents or any document or instrument executed and/or delivered in connection with the transactions described in the Transaction Documents are genuine and, other than natural persons executing documents on behalf of the Company, all such natural persons executing such documents or instruments have been duly authorized to execute and/or deliver such documents or instruments.

c.

All natural persons executing the Transaction Documents or any document or instrument executed and/or delivered in connection with the transactions described in the Transaction Documents have legal competency to do so.

d.

All documents and instruments submitted to us as originals are authentic and all documents and instruments submitted to us as certified, scanned or photostatic copies conform to the original documents or instruments, which are themselves authentic.

Buyers

Non-Public Offering

By Guerrilla RF, Inc.

__________, 2024

e.

The corporate minute books and related records of the Company presented to us for examination are accurate and complete, unchanged and still effective, and the actions taken thereby were validly taken at a duly convened meeting (or by substitute written action) after compliance with all necessary notice, attendance and consent requirements and such actions have not been rescinded, amended or modified in any way that would affect the opinions given below.

f.

No event will take place subsequent to the date hereof that would cause any action taken in connection with the Transaction Documents or the transactions described therein to fail to comply with any law, order or permit, which failure would permit any party to the Transaction Documents or any document or any Person executing an instrument to cancel, rescind or otherwise avoid any act.

g.	Each Party will enforce such Party’s rights under the Transaction Documents under circumstances and in a manner which is commercially reasonable.

h.	All certificates and confirmations of governmental authorities have been properly given, were accurate and complete when given and remain accurate and complete on the date of this letter.

i.

There has been no mutual mistake of fact, fraud, duress or undue influence in connection with the Transaction Documents or any document or instrument executed and/or delivered in connection therewith, and the conduct of the parties with respect to the Transaction Documents and the transactions described therein has complied with all requirements of good faith, fair dealing and conscionability. The Company and each of the Parties has acted without notice of any defense against the enforcement of any rights created thereby; and there are no agreements or understandings, or any usage of trade or course of dealing, between the Company and any of the Parties that, in either case, would define, supplement or qualify the terms of the Transaction Documents or any document or instrument executed and/or delivered in connection therewith.

Subject to the assumptions, qualifications, exclusions and limitations set forth herein, we are of the opinion that:

1.            Based solely on a Certificate of Good Standing, dated July 31, 2024, the Company is a corporation validly existing and in good standing under the laws of the State of Delaware. Based solely on a Certificate of Existence, dated July 31, 2024, the Company is qualified to conduct business as a foreign corporation and is in good standing under the laws of the State of North Carolina.

Buyers

Non-Public Offering

By Guerrilla RF, Inc.

__________, 2024

2.            The Company has the corporate power and authority to own its properties and to conduct its business as described in the SEC Documents, subject to any exceptions or qualifications disclosed therein or in the Transaction Documents. The Company has the requisite corporate power and authority to enter into and perform its obligations under the Transaction Documents and the Certificate of Designations. The Company has the requisite corporate power and authority to issue the Securities in accordance with the terms of the Agreement and of the other Transaction Documents and the Certificate of Designations. The filing of the Certificate of Designations by the Company and the execution and delivery of the Certificate of Designations and the Transaction Documents to which the Company is a party and the consummation by the Company of the transactions contemplated thereby, including the issuance of the Preferred Shares and the Warrants and the reservation for issuance and the issuance of the Conversion Shares and Warrant Shares issuable upon conversion or exercise thereof, as applicable, have been duly authorized by the Company Board and no further consent or authorization is required by the Company Board or the Company’s stockholders, except as contemplated in the Transaction Documents. The Transaction Documents have been duly executed and delivered by the Company and the Certificate of Designations has been duly executed and properly filed by the Company with the Secretary of State of the State of Delaware in accordance with the Delaware General Corporation Law (the “DGCL”) and has become effective under the DGCL. Each of the Transaction Documents to which the Company is a party constitutes a valid and binding obligation of the Company, enforceable by the parties thereto other than the Company in accordance with their respective terms.

3.            The authorized capital stock of the Company consists of 50 million shares of common stock, par value $0.0001 per share (“Common Stock”), and 10 million shares of preferred stock, par value $0.0001 per share (“Preferred Stock”), including 22,000 shares of Preferred Stock designated Series A Convertible Preferred Stock (the “Preferred Shares”). An aggregate of 10,098,361 shares of Common Stock have been duly authorized for issuance upon conversion of the Preferred Shares and upon exercise of the Warrants.

4.            The execution and delivery by the Company of, and the performance by the Company of its obligations under, the Transaction Documents and the Certificate of Designations, will not result in (a) a violation of any provision of United States federal law or the DGCL applicable to the Company, (b) a violation of any provision of the Certificate of Incorporation or the Bylaws, (c) a conflict with, or result in a material breach, violation, or default of any provision of, the Reviewed Documents or (d) any judgment, writ, injunction, decree, order or ruling of any court or governmental authority binding on the Company of which we have Actual Knowledge, except in the case of clause (a), as would not reasonably be expected to have a Material Adverse Effect. No consent, approval, authorization, order or registration of, or qualification with, any governmental body or agency or any self-regulatory organization applicable to the Company and the transactions contemplated by the Transaction Documents and the Certificate of Designations is required for the issuance and sale of the Securities or the performance by the Company of its obligations under the Transaction Documents or the Certificate of Designations, except such as may be required under the Securities Act or the Exchange Act, and except such as may be required by the securities or “blue sky” laws of the various states in connection with the offer and sale of the Securities or the bylaws, rules and regulations of FINRA.

Buyers

Non-Public Offering

By Guerrilla RF, Inc.

__________, 2024

5.            The Preferred Shares to be sold by the Company under the Agreement, and the Conversion Shares issuable upon conversion of the Preferred Shares, have been duly authorized by all necessary corporate action, and when issued, paid for and delivered in accordance with the terms of the Agreement, will be validly issued, fully paid and nonassessable, and are not subject to any preemptive rights pursuant to the Certificate of Incorporation, the Bylaws, or any Reviewed Document that have not otherwise been waived or satisfied. The holders of the Preferred Shares, when issued, paid for and delivered in accordance with the terms of the Agreement, will be entitled to the rights set forth in the Certificate of Designations.

6.            The Warrants to be sold by the Company under the Agreement and the Warrant Shares have been duly authorized by all necessary corporate action, and the Warrant Shares, when issued and sold by the Company and paid for in accordance with the terms of the Warrants, will be validly issued, fully paid and nonassessable, and will not be subject to any preemptive rights pursuant to the Certificate of Incorporation, the Bylaws, or any Reviewed Documents that have not otherwise been waived or satisfied. The Warrants, when executed and delivered against payment therefor as provided in the Agreement, will be valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

7.            Based in part upon, and assuming the accuracy of, all the representations and warranties made by the Company and the Buyer(s) in the Transaction Documents, and subject to the filings of such securities law notices as may be required to be filed subsequent to the Closing, the offer, sale and issuance of the Securities issuable to the Buyer(s) (a) does not require registration under the Securities Act, and (b) constitute transactions exempt from the registration requirements of Section 5 of the Securities Act.

8.            Except as disclosed in the SEC Documents, to our Actual Knowledge, there is no action, suit, claim, proceeding, inquiry or investigation before or by any court, public board or body or any governmental authority or self-regulatory organization pending or threatened against or affecting the Company or any of the properties of the Company that restricts the ability of the Company to execute, deliver or perform any of its obligations under, or otherwise consummate any of the transactions contemplated by, the Transaction Documents or the Certificate of Designations in accordance with the terms thereof.

Buyers

Non-Public Offering

By Guerrilla RF, Inc.

__________, 2024

9.            The Company is not an “investment company,” or a company controlled by an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended.

All opinions and statements set forth in this letter are expressly limited and qualified as follows:

a.

We are members of the Bar of the State of North Carolina and are not licensed to practice in Delaware. To the extent that our opinions address matters governed by Delaware law, those opinions are limited to the DGCL as in effect on the date of this letter. We express no opinion with respect to any case law (Delaware state courts or federal courts) with respect to the DGCL. We express no opinion with respect to (and confirm to you that we have not investigated for purpose of rendering our opinions) any case law (Delaware state courts or federal courts), administrative law decisions or decisions, releases or rulings of any Delaware governmental authority, or any legislative history with respect to the DGCL.

b.

The opinions expressed herein are limited to matters of the DGCL and the federal laws of the United States of America. No opinion is expressed as to any matter that is governed by the laws of any other jurisdiction.

c.

Our opinions are based upon our review only of those laws, statutes, rules, ordinances, regulations and judicial decisions which a lawyer as a member of the Bar of the State of North Carolina exercising customary professional diligence in connection with the representation of the Company would reasonably recognize as being applicable on the date of this letter to the execution and delivery of the Transaction Documents.

d.

Subject to the foregoing qualifications, our opinions herein are based upon currently existing laws, statutes, rules, ordinances and regulations and judicial decisions as stated herein. We disclaim any obligation to advise you of any changes of any of these sources of law or subsequent developments in law or changes in facts or circumstances which might affect any matters or opinions set forth in this letter. We express no opinion concerning the effect of pending or other legislation, temporary or final rules or regulations, or other authoritative guidance which is hereafter enacted, adopted or issued. Such legislation, rules, regulations, or guidance could alter the conclusions stated herein.

e.	Our opinions are limited to the matters expressly stated herein, and no opinion may be inferred or implied beyond the matters expressly stated.

Buyers

Non-Public Offering

By Guerrilla RF, Inc.

__________, 2024

f.

The enforceability of all or various provisions of each Transaction Document and related documents and instruments may be limited by (i) the effect of applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium, arrangement, liquidation and other similar laws now or hereafter in effect relating to, affecting or limiting the enforcement of creditors’ rights generally and general principles of equity governing and limiting the availability of specific performance, injunctive relief and other equitable remedies (regardless of whether such enforceability is considered in a proceeding in equity or at law), (ii) limitations on indemnification rights imposed under various securities laws, or (iii) application of principles of public policy.

g.	We express no opinion as to the enforceability of any provision of a Transaction Document or any related document that:

(i)	purports to authorize a party to act in its sole discretion or that provides that a determination by a party is conclusive;
(ii)	requires waivers or amendments to be made only in writing;
(iii)	purports to effect waivers of constitutional, statutory, procedural or equitable rights or the effect of applicable laws;
(iv)	imposes liquidated damages, penalties or forfeiture or that limits or alters laws requiring mitigation of damages;
(v)	provides for severability in cases where a provision or parts of a provision may be unenforceable or invalid; or
(vi)	purports to establish an exclusive forum or venue, to constitute consent to the personal jurisdiction of any court, or to choose the application of the laws of a selected jurisdiction.

h.

Certain rights, remedies, waivers and other provisions contained in the Transaction Documents may be limited or rendered ineffective by applicable laws or judicial decisions governing the same, but the inclusion of such rights, remedies, waivers or other provisions does not render the Transaction Documents invalid as a whole, and does not, subject to the other qualifications, limitations, and exceptions set forth in this letter, interfere with the practical realization of the principal benefits or remedial provisions intended to be provided by any of the Transaction Documents, except for the economic consequences of any procedural delay which may result from such laws or judicial decisions.

Buyers

Non-Public Offering

By Guerrilla RF, Inc.

__________, 2024

i.

This letter and our opinions herein are solely for the benefit of each Buyer in connection with the transactions contemplated by the Agreement to which such Buyer is a party. No other Person is entitled to rely on our opinions herein, and no Buyer is entitled to rely on such opinions in any other context. No copy of this letter or any portion hereof may be delivered to any other Person without our prior written consent.

j.

We do not express any opinion as to the enforceability of any provisions contained in a Transaction Document purporting to require a party thereto to pay or reimburse attorneys’ fees incurred by another party, or to indemnify another party therefor, which may be limited by applicable statutes and decisions relating to the collection and award of attorneys’ fees.

k.

As used in this letter, the phrase “Actual Knowledge” means the conscious awareness of facts or other information by those attorneys in our firm who have active and substantive involvement with our representation of the Company in connection with the Transaction Documents and the transactions described therein.

l.

The opinions set forth in this letter represent our professional judgment as to the matters described herein; they are not binding upon any Person, including any governmental authority; and they do not represent a guarantee of a particular result or circumstance.

Very truly yours,

BROOKS, PIERCE, McLENDON, HUMPHREY & LEONARD, L.L.P.

By: